As filed with the Securities and Exchange Commission on September 23, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cedar Fair, L.P.

(Exact name of registrant as specified in its charter)

Delaware	7990	34-1560655
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Canada’s Wonderland Company

(Exact name of registrant as specified in its charter)

Canada	7990	98-0524175
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Magnum Management Corporation

(Exact name of registrant as specified in its charter)

Ohio	7990	34-6525545
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANTS

One Cedar Point Drive

Sandusky, Ohio 44870-5259

(419) 626-0830

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Duffield Milkie

Vice President and General Counsel

Cedar Fair, L.P.

One Cedar Point Drive

Sandusky, Ohio 44870-5259

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Risë B. Norman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Telephone: (212) 455-2000

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Note	Proposed maximum aggregate offering price(1)	Amount of registration fee
5.25 % Senior Notes due 2021	$500,000,000	100%	$500,000,000	$68,200
Guarantees of 5.25% Senior Notes due 2021(2)	N/A		N/A	N/A(3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for table of registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code of Registrant Guarantor’s Principal Executive Offices
Boeckling, L.P.	Ohio	52-2071215	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Cedar Fair	Ohio	52-2068285	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Cedar Fair Southwest Inc.	Delaware	06-1346301	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Cedar Point, Inc.	Ohio	34-1237537	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Cedar Point of Michigan, Inc.	Michigan	34-1150887	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Kings Island Company	Delaware	31-1088699	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Knott’s Berry Farm	California	95-0907155	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Michigan’s Adventure, Inc.	Michigan	38-2173895	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Western Row Properties, Inc.	Ohio	31-1358762	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Wonderland Company Inc.	Delaware	13-3929556	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 2013

PRELIMINARY PROSPECTUS

Cedar Fair, L.P. (“Cedar Fair”), Canada’s Wonderland Company (“Cedar Canada”), and Magnum Management Corporation (“Magnum” and, collectively with Cedar Fair and Cedar Canada, the “Issuers”) offer to exchange all outstanding $500,000,000 aggregate principal amount of their 5 .25% Senior Notes due 2021 (the “outstanding notes”) for an equal amount of 5.25% Senior Notes due 2021 (the “exchange notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (such transaction, the “exchange offer”).

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered notes for freely tradable notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the close of business, New York City time, on the last business day on which the exchange offer remains open.

•	The exchange offer expires at 11:59 p.m., New York City time, on , 2013, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

The Exchange Notes

•	The exchange notes are being offered in order to satisfy certain of our obligations under the registration rights agreement entered into in connection with the placement of the outstanding notes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

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Each of Cedar Fair’s wholly owned subsidiaries (other than Cedar Canada and Magnum) jointly and severally, irrevocably and fully and unconditionally guarantee, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under the outstanding notes, exchange notes and the indenture governing the notes.

Resales of Exchange Notes

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The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national securities exchange.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

See “Risk factors” beginning on page 19 of this prospectus for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2013.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with different information from that contained in, or incorporated by reference into, this prospectus. The prospectus may be used only for the purposes for which it has been published, and no person has been authorized to give any information not contained or incorporated by reference herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

ENFORCEMENT OF CIVIL LIABILITIES

Cedar Canada is organized under the laws of the Province of Nova Scotia, Canada. Certain assets of Cedar Canada are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon Cedar Canada or to enforce against Cedar Canada judgments obtained in the U.S. courts predicated upon civil liability provisions of the federal securities laws of the United States.

THERE IS DOUBT WHETHER PROCEEDINGS CAN SUCCESSFULLY BE PURSUED IN CANADIAN COURTS BASED UPON VIOLATIONS OF UNITED STATES FEDERAL SECURITIES LAWS FOR WHICH NO EQUIVALENT OR SIMILAR CLAIMS ARE AVAILABLE IN CANADIAN LAW. MOREOVER, DEPENDING ON THE CIRCUMSTANCES AND NATURE OF RELIEF OBTAINED, THERE MAY ALSO BE DOUBT AS TO THE ENFORCEABILITY IN CANADIAN COURTS OF JUDGMENTS OF UNITED STATES COURTS OBTAINED IN ACTIONS BASED UPON THE CIVIL LIABILITY PROVISIONS OF THE UNITED STATES FEDERAL SECURITIES LAWS OR OTHER LAWS OF THE UNITED STATES OR ANY STATE THEREOF OR THE EQUIVALENT LAWS OF OTHER JURISDICTIONS. THEREFORE, IT MAY NOT BE POSSIBLE SUCCESSFULLY TO ASSERT CERTAIN CLAIMS, OR ENFORCE JUDGMENTS OBTAINED IN CERTAIN UNITED STATES PROCEEDINGS, AGAINST CEDAR CANADA, ITS DIRECTORS AND OFFICERS NAMED IN THE PROSPECTUS.

MARKET AND INDUSTRY DATA

The market, industry and other similar data contained in, or incorporated by reference into, this prospectus are generally estimates and are based on management’s knowledge of our business and markets and independent industry publications or other published independent sources, including Amusement Today, an international publication that covers amusement and water park news, and A.C. Nielsen Media Research. While we believe that these estimates are reasonable, such data are subject to change and cannot always be verified due to the limits on the availability and reliability of raw data and uncertainties inherent in any statistical survey. We have not independently verified any of the data from third party sources nor have we ascertained the underlying economic assumptions relied on therein. As a result, you should be aware that any such market, industry and other similar data may not be reliable. While we are not aware of any misstatements regarding any industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section entitled “Risk factors” below. “PEANUTS” and “Snoopy” are registered trademarks of Peanuts Worldwide LLC. Other trademarks, service marks and trade names appearing in, or incorporated by reference into, this prospectus and not mentioned as owned by us are the property of their respective owners.

SUMMARY

This summary highlights information appearing elsewhere in this prospectus or incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before participating in the exchange offer. You should carefully read the entire prospectus and the documents incorporated by reference herein, including the information presented under the heading “Risk factors” and the more detailed information in the historical financial statements and related notes included or incorporated by reference into this prospectus, before making an investment decision. Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” and “the Company” refer to Cedar Fair and each of its consolidated subsidiaries and references to “the Issuers” refer to Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation and not any of their subsidiaries.

Our company

We are one of the largest regional amusement park operators in the world, headquartered in Sandusky, Ohio. We own and operate 11 amusement parks, including four of the 16 largest amusement parks in the United States based on 2011 attendance, three separately gated outdoor water parks, one indoor water park and five hotels. Our amusement and water parks serve 16 of the 25 largest Designated Market Areas (as defined and measured by A.C. Nielsen Media Research) and more than 120 million people in their combined markets.

Our four largest parks by attendance are as follows:

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Cedar Point. Cedar Point, located on Lake Erie between Cleveland and Toledo in Sandusky, Ohio, is believed by us to be the largest seasonal amusement park in the United States, measured by total annual attendance. Cedar Point has been voted the “Best Amusement Park in the World” for 16 consecutive years by Amusement Today’s international survey, and offers six of the top 30 steel roller coasters in the world, according to Amusement Today’s 2013 survey. In addition to world-class thrill rides and family attractions, Cedar Point features four hotels, two marinas and an upscale campground.

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Knott’s Berry Farm. Knott’s Berry Farm, located near Los Angeles in Buena Park, California, is a year-round park that is renowned for its seasonal events, including a special Christmas promotion, Knott’s Merry Farm, and one of the top rated Halloween events in the country, Knott’s Scary Farm. The park also features an adjacent 320-room, full-service hotel.

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Canada’s Wonderland. Canada’s Wonderland is a combination amusement and water park located near Toronto, Canada, and is one of the most attended regional amusement parks in North America. Canada’s Wonderland contains more than 200 attractions, including 16 roller coasters, and hosts several cultural festivals per year.

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Kings Island. Kings Island is a combination amusement and water park located near Cincinnati, Ohio, and is one of the largest seasonal amusement parks in the United States, measured by total annual attendance. Kings Island features a children’s area that has been named the “Best Kids’ Area in the World” for 13 consecutive years, according to Amusement Today.

Our other seven amusement parks are California’s Great America, located in Santa Clara, California; Carowinds, located in Charlotte, North Carolina; Dorney Park, located near Allentown in South Whitehall Township, Pennsylvania; Kings Dominion, located near Richmond, Virginia; Michigan’s Adventure, located near Muskegon, Michigan; Valleyfair, located near Minneapolis/St. Paul in Shakopee, Minnesota; and Worlds of Fun, located in Kansas City, Missouri. Additionally, we have a management contract for Gilroy Gardens Family Theme Park in Gilroy, California.

We also own and operate the Castaway Bay Indoor Waterpark Resort in Sandusky, Ohio, and three separately gated outdoor water parks. Two of the outdoor water parks are located adjacent to Cedar Point and Knott’s Berry Farm and the third is Wildwater Kingdom located near Cleveland in Aurora, Ohio.

Our parks are family-oriented, with recreational facilities for guests of all ages, and provide clean and attractive environments with exciting rides and entertainment. Our amusement parks generally offer a broad selection of state-of-the-art and traditional thrill rides, themed areas, concerts and shows, restaurants, game venues and merchandise outlets. Our water parks feature a wide variety of attractions, including water slides, wave pools, raft rides and children’s play areas. We hold a long-term license for theme park usage of the PEANUTS characters, including Snoopy, which we use to provide an enhanced family entertainment experience at the majority of our parks. All rides and attractions at the amusement and water parks are owned and operated by us.

We believe families are attracted by a combination of rides and live entertainment and the clean, wholesome atmosphere we provide in our parks. We believe young people are attracted to our parks by our many action-packed thrill rides. During their operating seasons, our parks conduct active television, radio, newspaper and internet advertising campaigns geared toward these two demographic groups in nearby major markets. Each of our parks has strong regional name recognition and a leading market position in its geographical area based on attendance.

Our seasonal amusement parks are generally open during weekends beginning in April or May, and then daily from Memorial Day until Labor Day, after which they are open during weekends in September and, in most cases, October. The three outdoor water parks also operate seasonally, generally from Memorial Day to Labor Day, plus some additional weekends before and after this period. As a result, virtually all of the operating revenues of these parks are generated during an approximate 130- to 140-day operating season. Knott’s Berry Farm is open daily on a year-round basis, and Castaway Bay’s indoor water park is open daily generally from Memorial Day to Labor Day, with a limited daily schedule for the balance of the year. Each park charges a basic daily admission price, which allows unlimited use of most rides and attractions.

In 2012, more than 23 million people visited our amusement parks and outdoor water parks and in-park guest per capita spending averaged $41.95. During the six months ended June 30, 2013, approximately 8.7 million people visited our parks and in-park guest per capita spending averaged $42.17. For the year ended December 31, 2012, we had net revenues of $1,068.5 million, operating income of $233.7 million, net income of $101.9 million and Adjusted EBITDA of $391.0 million. For the six months ended June 30, 2013, we had net revenues of $403.4 million, operating income of $31.2 million, a net loss of $61.7 million and Adjusted EBITDA of $86.8 million. Adjusted EBITDA is not a measurement of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income, net income or cash flows from operating activities computed in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures of other companies. For a reconciliation of net income to Adjusted EBITDA, see “Summary—Historical consolidated financial and other operating data” included elsewhere in this prospectus.

Competitive strengths

We believe we have the following competitive strengths:

High quality, well-maintained parks. We believe that we are a leading operator of regional amusement parks because we have historically made substantial investments in our park and resort facilities. This has enabled us to provide a wholesome, exciting, quality experience with broad family appeal and, as a result, increase attendance levels and generate higher average in-park guest per capita spending and higher revenue from guest accommodations.

Marketable capital investments for new rides and attractions in our parks average approximately 9% of net revenues per annum, excluding annual maintenance expenses that are included in operating expenses on our income statement. Capital expenditures and maintenance expenses together represented approximately 18% of revenue in each of the last three fiscal years. We expect this percentage to increase to approximately 20% of net revenues over the next three years as we plan to make incremental investments in our resort hotels, employee dormitories and other infrastructure improvements.

We allocate capital to parks based on strict return parameters and aim to achieve cash-on-cash returns of more than 15% on investments in new rides and attractions. To accomplish that goal, we invest in marketable attractions—including an industry-leading portfolio of award-winning rollercoasters—that help drive attendance and have long operating lives and evergreen themes that incur minimal royalty payments and do not require costly re-theming or other reinvestment to keep pace with changing third party intellectual property. As a result of these capital investments, our parks have a variety of award winning thrill rides, including eleven of the world’s top 30 steel roller coasters and six of the world’s top 30 wooden roller coasters according to international surveys conducted by Amusement Today. Those surveys have also voted Cedar Point the “Best Amusement Park in the World” for 16 consecutive years.

Each of our parks has also maintained broad family appeal, with designated areas for young children. According to Amusement Today’s survey, Kings Island has had the #1 ranked “Best Kids’ Area” for 13 consecutive years and Cedar Point and Kings Dominion tied for fifth this past year. We continue to pursue additional opportunities for growth at our parks with attractions that have a broad family appeal. For example, in March 2013, we introduced Planet Snoopy, the world’s largest PEANUTS themed area, at Kings Dominion, and, in May 2013, we enhanced our boardwalk area at Knott’s Berry Farm with several new family-oriented attractions. We believe making our parks appealing to the whole family results in repeat visitation, higher attendance and greater per capita spending.

Favorable industry dynamics. Regional amusement parks provide an attractive and affordable alternative to large destination parks, particularly in a challenging economic environment. We believe that a leading position in the regional amusement park industry provides a distinct competitive advantage due to a price / value proposition that compares favorably to other local, out-of-home entertainment options.

Additionally, our regional amusement and water parks are primarily located near major cities with little or no direct competition from other theme parks within their core market area and draw approximately 75% of attendance from within a 150-mile radius.

Significant barriers to entry. We believe there are significant barriers to entry in the amusement park industry that help our parks maintain their strong regional market positions:

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Capital Costs. Construction of a quality regional theme park requires a substantial initial capital investment, and there is generally limited visibility on a newly-constructed park’s return on capital at inception.

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Real Estate Requirements. Building a new theme park requires a significant plot of developable land, plus additional land for roads and local businesses, including lodging and restaurants, that will be complementary to the park.

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Zoning Restrictions. Local governments often believe the negative impact of increased traffic and environmental effects will outweigh the promise of increased tax revenue and job creation, and as a result generally show reluctance to approve zoning for a new theme park.

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Development Time. We estimate that it takes approximately three years to construct a regional amusement park, with the planning process taking approximately one year (including a feasibility analysis, public approval processes, design development and financing) and construction taking up to two years (including procurement and installation of rides, show facilities and other equipment).

Significant real estate holdings and other assets. We own more than 5,000 acres of land, with only one park utilizing leased property under a long-term ground lease that renews at our option through 2074. Our theme parks comprise more than 4,500 acres of our owned land, including more than 1,800 acres of developable land, and we also own approximately 670 acres of land near Cleveland, Ohio and 450 acres of land in southern Michigan. The land in southern Michigan is currently under contract to be sold. All of the rides and attractions at the amusement and water parks are owned and operated by us. We also own and operate a number of other complementary assets adjacent to some of our parks:

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We own and operate four hotel facilities at Cedar Point, including: Castaway Bay, which has a tropical Caribbean theme with 237 hotel rooms centered around a 38,000-square-foot indoor water park and is the park’s only year-round hotel; Hotel Breakers, which is the park’s largest hotel with more than 600 guest rooms plus dining and lounge facilities, a private beach, lake swimming, a conference/meeting center, one indoor pool and two outdoor pools; Breakers Express, a 350-room, limited-service hotel located near the Causeway entrance to the park; and Sandcastle Suites Hotel, which features 187 suites, a courtyard pool, tennis courts and a waterfront restaurant.

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We own and operate several other assets at Cedar Point that are complementary to the park’s operations, including: Cedar Point Marina, which is one of the largest full-service marinas on the Great Lakes and provides dockage facilities (including floating docks and full guest amenities) for more than 740 boats; Castaway Bay Marina, which is a full-service marina featuring 180 slips and full guest amenities; Camper Village, which has campsites for more than 100 recreational vehicles; and Lighthouse Point, which offers lakefront cottages, cabins and full-service recreation vehicle campsites.

•	We own the Cedar Point Causeway across Sandusky Bay, which is a major access route to Cedar Point.

•	We own and operate the Knott’s Berry Farm Resort Hotel, a 320-room, full-service hotel that features a pool, tennis courts and meeting/banquet facilities and is located adjacent to Knott’s Berry Farm.

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We own Worlds of Fun Village, an upscale camping area that offers overnight guest accommodations next to our Worlds of Fun park in 20 wood-side cottages, 22 log cabins and 80 deluxe RV sites, as well as owning campgrounds at both Kings Dominion and Carowinds.

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We own dormitory facilities that house seasonal and part-time employees near or adjacent to several of our parks, including: Cedar Point, where we own dormitories that house up to 3,500 employees; Kings Dominion, where we own a dormitory that houses up to 440 employees; and Valleyfair, where we own a dormitory that houses up to 420 employees.

Stable and diversified cash flows. We have historically generated stable cash flow as a result of consistent attendance and long-term revenue trends. In addition to favorable industry dynamics historically driving organic attendance growth, we have opportunistically made acquisitions to further our diversity of revenue and market share. As a result, our park portfolio is broadly distributed across North America, establishing a geographic footprint that mitigates regional economic and weather risk, and our revenues and Adjusted EBITDA are diversified across our parks, so we are not dependent on any one park or region.

We have also used our highly successful holiday events to extend the operating season and generate additional revenue at our parks. In the last decade, Halloween events have been added to most of the Company’s parks and have become meaningful financial contributors. These Halloween events follow in the tradition of Knott’s Scary Farm, the original theme park Halloween event dating back to 1973 at Knott’s Berry Farm. Knott’s

Scary Farm has consistently been named one of the “Best Halloween Events in the World” according to Amusement Today, and its immense popularity also paved the way for a Christmas Event, Knott’s Merry Farm.

We believe our stable and diversified cash flow will continue to give us the opportunity to grow, reinvest in our business and service our indebtedness.

Industry-leading operating metrics. We believe we have some of the highest EBITDA margins and cash conversion profiles in the theme park industry. We protect these margins by maintaining our pricing policies and abiding by strict cost controls. On the pricing side, we limit the use of complimentary and heavily-discounted tickets and focus on single-day ticket price integrity with a reasonable season-pass / single-day ratio. On the cost side, we carefully manage seasonal staffing levels, minimize corporate overhead and require senior management approval for pricing decisions, permanent hiring and corporate travel. Additionally, our management has consistently demonstrated the ability to enhance the performance of acquired assets by enforcing strict cost controls, optimizing pricing policies for tickets and redirecting spending away from intellectual property and towards thrill rides and family attractions.

Our high operating margins are also aided by our lack of significant licensing fees, as compared to industry peers who incur licensing fees for certain entertainment-themed attractions. Our relatively low licensing fees allow us to redirect expenditures toward thrill rides that will increase attendance, such as Leviathan at Canada’s Wonderland and Gatekeeper at Cedar Point. We believe this is an important reason that we have consistently outperformed our peers in periods of economic uncertainty.

Experienced management team. The members of our senior management team have an average of 20 years of experience in the leisure and hospitality industries. The management team is led by Matt Ouimet (President and Chief Executive Officer), Richard Zimmerman (Chief Operating Officer) and Brian Witherow (Executive Vice President and Chief Financial Officer) who have 23, 26 and 18 years of experience in the leisure and hospitality industries, respectively. We believe our experienced management team is a key component of our success and will enable us to continue to produce attractive operating results.

Our strategy

Our objective is to maximize our cash flow and operating profitability while providing our guests with high-value, high-quality entertainment through a focus on our cornerstones of safety, service, cleanliness, courtesy and integrity. Key elements of our business strategy are:

Pursuing growth in our existing parks. We have an industry-leading portfolio of regional amusements parks that are well capitalized and in excellent condition, along with significant real estate holdings. We believe there are continuing opportunities for us to leverage this high-quality asset base to generate growth in and around our existing parks.

We are constantly looking for ways to increase our revenues by increasing attendance and guest per capita spending, including pursuing the following strategies:

•	We will continue to make prudent capital investments, adding marketable rides and attractions and improving the overall guest experience.

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We plan to implement improved consumer messaging, dynamic pricing strategies and advanced purchase commitments to maximize admissions revenue, in-park spending and out-of-park spending on hotels, campgrounds and extra-charge attractions.

•	We plan to add premium product offerings and enhance dining, merchandise and other revenue outlets.

•	We will focus on opportunities to enhance strategic alliance and promotional leverage and host new seasonal events and other special events.

Because a large portion of our expenses are relatively fixed, incremental attendance gains and increases in guest per capita spending have historically resulted in significant increases in our operating profits.

Maintaining disciplined expense controls. Our management team focuses on fostering a strong culture of accountability that allows us to control operating costs and expenses in all aspects of our business while maintaining a high-quality guest experience. Full-time staff and corporate overhead are kept to a minimum, and seasonal staffing levels are adjusted daily based on expected park attendance. All other costs and expenses are carefully budgeted and controlled to the maximum extent practicable. As a result, we are able to maintain industry leading Adjusted EBITDA margins, even in the face of a challenging economic environment.

We believe that our disciplined approach to costs and expenses will continue to contribute to our industry leading margins and provide us with flexibility during downturns in the economy and in our business.

Extending the traditional operating season. A majority of our amusement parks are seasonal, with virtually all of the operating revenues of these parks generated during an approximate 130- to 140-day operating season that lasts from Memorial Day to Labor Day. We have marketed a number of initiatives to generate business and extend the operating season. Our parks host several successful and popular holiday events which extend the operating season, including award winning Halloween events. Knott’s Scary Farm at Knott’s Berry Farm, for example, has consistently been named one of the “Best Halloween Events in the World” according to Amusement Today. Halloween and other special events at our parks have also become meaningful financial contributors.

We continuously consider and implement new concepts and initiatives that allow us to maximize the value of our assets through higher utilization.

Adding complementary facilities. Our industry-leading portfolio of regional amusements parks includes significant real estate holdings that we may develop in the future to maximize ancillary revenue at our parks. In the past, we have expanded several of our parks by adding complementary facilities such as campgrounds, lodging, marinas and water parks. Because a portion of visitors to our amusement parks include an overnight stay in their visits, particularly at Cedar Point, we continuously upgrade our resort facilities and other lodging options. We also add branded and non-branded restaurant offerings adjacent to our parks to better serve the desires of our guests and to drive incremental revenue.

We believe that adding and maintaining complementary facilities allows us to leverage the attendance base of our parks, which in turn will allow us to continue to benefit from increased revenues and operating profits.

Corporate structure

The following diagram illustrates our corporate structure:

Corporate information

Our principal executive offices are located at One Cedar Point Drive, Sandusky, Ohio 44870-5259. Our telephone number is (419) 626-0830. The address of our internet site is www.cedarfair.com. This internet address is provided for informational purposes only and is not intended to be a hyperlink. Accordingly, no information in this internet address is included or incorporated by reference into this prospectus and such information should not be relied upon in connection with making any investment decision with respect to the exchange offer.

The exchange offer

On March 6, 2013, we completed the private offering of $500,000,000 aggregate principal amount of 5.25% Senior Notes due 2021 (the “outstanding notes”). In this prospectus, the term “exchange notes” refers to the 5.25% Senior Notes due 2021, as registered under the Securities Act. The term “notes” refers to both the outstanding notes and the exchange notes.

General	In connection with the private offering of the outstanding notes, the Issuers and the guarantors of the outstanding notes entered into a registration rights agreement with the initial purchasers, in which the Issuers and the guarantors agreed, among other things, to use their commercially reasonable efforts to complete the exchange offer for the outstanding notes within 360 days after the date of issuance of the outstanding notes.

You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement; and

•	certain additional interest rate provisions are not applicable to the exchange notes.

The Exchange Offer	We are offering to exchange up to $500,000,000 aggregate principal amount of 5.25% senior notes due 2021. You may only exchange outstanding notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Resale:	Based on interpretations by the staff of the Securities and Exchange Commission, set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver this prospectus, as required by law, in connection with any resale or other transfer of the exchange notes that you receive in the exchange offer. See “Plan of distribution.”

Any holder of outstanding notes who:

•	is our affiliate;

•	does not acquire exchange notes in the ordinary course of its business; or

•	tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offer will expire at 11:59 p.m., New York City time, on , 2013, unless extended by the Issuers. The Issuers currently do not intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the close of business, New York City time, on , 2013. The Issuers will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which the Issuers may waive. See “The exchange offer—Conditions to the exchange offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company, or “DTC”, and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among things:

•	you are not our “affiliate” or an “affiliate” of any guarantor within the meaning of Rule 405 under the Securities Act;

•

you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal and any other required documents, or you cannot comply with the DTC Automated Tender Offer Program for transfer of book-entry interests prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The exchange offer—Guaranteed delivery procedures.”

Effect on Holders of Outstanding Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, the Issuers and the guarantors of the notes will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the applicable interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture governing the notes, except the Issuers and the guarantors of the notes will not have any further obligation to you to provide for the registration of untendered outstanding notes under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes that are not so tendered and accepted could be adversely affected.

Consequence of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, the Issuers and the guarantors of the notes do not currently anticipate that they will register the outstanding notes under the Securities Act.

Certain United States Federal Income Tax Consequences	The exchange of outstanding notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “Certain United States federal tax consequences.”

Regulatory Approvals	Other than compliance with the Securities Act and qualification of the indenture governing the notes under the Trust Indenture Act, there are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the exchange offer.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. See “Use of proceeds.”

Exchange Agent	The Bank of New York Mellon is the exchange agent for the exchange offer. The contact information for the exchange agent is set forth in the section captioned “The exchange offer—exchange agent.”

The exchange notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the outstanding notes and exchange notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement.

Issuers	Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation.

Securities Offered	$500,000,000 aggregate principal amount of 5.25% senior notes due 2021.

Maturity Date	March 15, 2021.

Interest Rate	Interest on the exchange notes will be payable in cash and will accrue from March 6, 2013 at a rate of 5.250% per annum.

Interest Payment Dates	March 15 and September 15 of each year, beginning on March 15, 2014.

Guarantees	The exchange notes will be jointly and severally, irrevocably and fully and unconditionally guaranteed by each wholly owned subsidiary of the Issuers that guarantees our senior secured credit facilities. Going forward, each of the Issuers’ new wholly owned domestic subsidiaries and each of the Issuers’ new wholly owned Canadian subsidiaries will be required to guarantee the exchange notes to the extent each such entity guarantees our senior secured credit facilities, provided that the guarantee would not result in adverse tax consequences to the Issuers.

Ranking	The exchange notes will be the joint and several senior unsecured obligations of the Issuers and will:

•	rank senior in right of payment to all existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the exchange notes;

•

rank equally in right of payment to all of our existing and future senior debt and other obligations that are not, by their terms expressly subordinated in right of payment to the notes, including the Issuers’ 9.125% Senior Notes due 2018 (the “2018 Senior Notes”);

•

be effectively subordinated to all of our existing and future secured debt (including obligations under our senior secured credit facilities), to the extent of the value of the assets securing such debt; and

•	be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the exchange notes.

The guarantees will be the senior unsecured obligations of the guarantors and will:

•	rank senior in right of payment to all of the applicable guarantor’s existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes;

•

rank equally in right of payment to all of the applicable guarantor’s other existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes (including obligations in respect of the 2018 Senior Notes);

•

be effectively subordinated to all of the applicable guarantor’s existing and future secured debt (including indebtedness secured by such guarantor’s assets, such as our senior secured credit facilities), to the extent of the value of the assets securing such debt; and

•	be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the notes.

As of June 30, 2013, the notes and related guarantees ranked effectively junior to $686.4 million (book value) of senior secured indebtedness under our senior secured credit facilities. Further, we have an additional $180.6 million of available borrowing capacity under our senior secured revolving credit facility, all of which, if drawn, would be effectively senior to the notes. As of June 30, 2013, $16.4 million of our senior secured revolving credit facility was subject to our outstanding letters of credit.

In the event any subsidiary guarantor (other than Cedar Canada or Magnum, which are co-issuers of the exchange notes offered hereby) is released from its obligations under our senior secured credit facilities, such subsidiary guarantor (other than Cedar Canada or Magnum, which are co-issuers of the exchange notes offered hereby) will also be released from its obligations under the exchange notes. In the event Cedar Canada or Magnum is released from its obligations as a borrower and/or guarantor under our senior secured credit facilities, such entity will also be released from its obligations as a co-issuer of the exchange notes.

Optional Redemption	We may redeem the exchange notes, in whole or part, at any time prior to March 15, 2016 at a price equal to 100% of the principal amount of the exchange notes redeemed plus a “make-whole” premium, together with accrued and unpaid interest and additional interest, if any, to the redemption date as described in “Description of notes—Optional redemption.”

We may redeem the exchange notes, in whole or in part, on or after March 15, 2016, at the redemption prices set forth under “Description of notes—Optional redemption” together with accrued and unpaid interest and additional interest, if any, to the redemption date.

Optional Redemption After Certain Equity Offerings	At any time (which may be more than once) before March 15, 2016, we may choose to redeem up to 35% of the aggregate principal amount of the exchange notes at a redemption price equal to 105.250% of the face amount thereof, plus accrued and unpaid interest and additional interest, if any, to the redemption date, with the net proceeds of one or more equity offerings to the extent such net cash proceeds are received by or contributed to us. We may make the redemption only if, after the redemption, at least 65% of the aggregate principal amount of the notes remains outstanding. See “Description of notes—Optional redemption.”

Change of Control	If we experience a change of control (as defined in the indenture governing the notes), we will be required to make an offer to repurchase the exchange notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase. See “Description of notes—Change of control.”

Certain Covenants	The indenture governing the notes contains covenants limiting our ability and the ability of certain of our restricted subsidiaries to:

•	incur additional debt or issue certain preferred equity;

•	pay distributions on or make distributions in respect of capital stock or units or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create restrictions on distributions from restricted subsidiaries;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

The covenants are subject to a number of important limitations and exceptions. See “Description of notes.” Certain covenants will cease to apply to the notes in the event that and for so long as the notes have investment grade ratings from both Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Financial Services LLC (“Standard & Poor’s”).

No Prior Market	The exchange notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any such market that may develop. The initial purchasers in the private offering of the outstanding notes have informed us that they currently intend to make a market in the exchange notes; however, they are not obligated to do so, and they may discontinue any such market-making activities at any time without notice.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. See “Use of proceeds.”

Risk Factors	Investing in the exchange notes involves substantial risks. See “Risk factors” for a brief description of some of the risks you should consider before participating in the exchange offer.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OTHER OPERATING DATA

Set forth below is our summary historical consolidated financial data as of and for the periods presented.

The following table sets forth summary historical financial data for each of the years in the three-year period ended December 31, 2012, the six months ended June 30, 2013 and the six months ended July 1, 2012. We derived the selected financial data from our audited consolidated financial statements for the three years ended December 31, 2012 and our unaudited financial statements for the six months ended June 30, 2013, which are incorporated by reference into this prospectus.

The selected financial data should be read in conjunction with our audited consolidated financial statements and the related notes incorporated by reference into this prospectus. Due to the highly seasonal nature of our amusement and water park operations, the results for any interim period are not indicative of the results to be expected for the full fiscal year.

	For the six months ended June 30,	For the six months ended July 1,	For the years ended December 31,
	2013	2012	2012	2011	2010
	(In millions, except per unit and per capita amounts)
Statement of Operations Data
Net revenues:
Admissions	$222.6	$213.5	$612.1	$596.0	$568.8
Food, merchandise, and games	136.5	133.9	342.2	349.4	337.4
Accommodations and other	44.3	38.4	114.2	83.0	71.5

Total net revenues	$403.4	$385.8	$1,068.5	$1,028.4	$977.7

Cost and operating expenses:
Cost of food, merchandise and games revenue	36.1	36.6	95.1	92.1	86.6
Operating expenses	217.9	217.5	451.4	430.9	411.4
Selling, general and administrative	66.8	62.5	138.3	140.4	134.0
Loss on impairment of goodwill and other intangibles	—	—	—	—	2.3
Loss (gain) on impairment/retirement of fixed assets, net	0.6	(0.8)	30.3	11.3	62.8
Gain on sale of other assets	—	—	(6.6)	—	—
Depreciation and amortization	50.8	52.0	126.3	125.8	128.9

Total costs and operating expenses	372.2	367.8	834.8	800.5	826.0

Operating income	31.2	18.0	233.7	227.9	151.7
Interest expense	51.6	57.0	110.6	157.1	150.3
Net effect of swaps	6.9	(1.1)	(1.5)	(13.1)	18.2
Loss on early debt extinguishment	34.5	—	—	—	35.3
Unrealized/realized foreign currency loss (gain)	23.9	1.1	(9.0)	9.9	(20.6)
Other (income) expense	—	—	—	0.8	(1.1)

Income (loss) before taxes	(85.7)	(39.0)	133.6	73.2	(30.4)
Provision (benefit) for taxes	(24.0)	(10.2)	31.7	7.9	2.7

Net income (loss)	$(61.7)	$(28.8)	$101.9	$65.3	$(33.1)

Balance Sheet Data
Cash and cash equivalents	$43.6	$35.9	$78.8	$35.5	$9.8
Property and equipment, net	1,550.9	1,621.4	1,544.3	1,610.7	1,660.1
Total assets	2,080.9	2,133.5	2,019.9	2,047.2	2,065.9
Working capital (deficit)(1)	(51.8)	(67.0)	2.9	(104.9)	(98.5)
Long-term debt	1,587.9	1,651.7	1,532.2	1,556.4	1,579.7
Partners’ equity	39.2	62.3	154.5	136.4	121.6
Distributions
Declared per limited partner unit	$1.25	$0.80	$1.60	$1.00	$0.25
Paid per limited partner unit	1.25	0.80	1.60	1.00	0.25

	For the six months ended June 30,	For the six months ended July 1,	For the years ended December 31,
	2013	2012	2012	2011	2010
	(In millions, except per unit and per capita amounts)
Other Data
EBITDA	$16.6	$70.0	$370.4	$356.1	$247.6
Adjusted EBITDA(2)	86.8	73.2	391.0	374.6	359.2
Cash interest expense (including revolver)	40.7	52.6	101.9	153.3	129.8
Capital expenditures	79.2	64.9	96.2	90.2	71.7
Combined attendance(3)	8.7	8.7	23.3	23.4	22.8
Combined in-park guest per capita spending(4)	$42.17	$40.24	$41.95	$40.03	$39.21
Total debt (excluding revolver) to Adjusted EBITDA	17.63x	21.05x	3.92x	4.15x	4.33x
Adjusted EBITDA to cash interest expense	2.13x	1.39x	3.84x	2.44x	2.77x
Net cash from operating activities	$82.6	$64.6	$285.9	$218.2	$182.1
Net cash for investing activities	(79.2)	(63.7)	(80.2)	(90.2)	(71.7)
Net cash for financing activities	(37.2)	(0.2)	(163.0)	(100.7)	(112.7)
Ratio of earnings to fixed charges(5)	—	—	2.1x	1.4x	—

(1)	Working capital is defined as current assets less current liabilities.
(2)	Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, other non-cash items, and adjustments as defined in the credit agreement governing our senior secured credit facilities. Adjusted EBITDA is not a measurement of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income, net income or cash flows from operating activities computed in accordance with GAAP. We believe that Adjusted EBITDA is a meaningful measure of park-level operating profitability and we use it for measuring returns on capital investments, evaluating potential acquisitions, determining awards under incentive compensation plans, and calculating compliance with certain loan covenants. Adjusted EBITDA may not be comparable to similarly titled measures of other companies. A reconciliation of net income (loss) to Adjusted EBITDA is provided below.
(3)	Combined attendance includes attendance figures from the eleven amusement parks and all separately gated outdoor water parks.
(4)	Combined in-park guest per capita spending (“per capita spending”) includes all amusement park, outdoor water park, causeway tolls and parking revenues for the amusement park and water park operating seasons. Revenues from indoor water park, hotel, campground, marina and other out-of-park operations are excluded from per capita statistics.
(5)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest expense plus capitalized interest, amortization of capitalized debt costs and the interest component of rental costs. The ratio of earnings to fixed charges was 1.4x and 1.0x for the years ended December 31, 2009 and 2008, respectively. Our earnings were insufficient to cover our fixed charges for 2010 by approximately $31.1 million due to a non-cash fourth quarter charge for the impairment of long-lived assets. Our earnings were insufficient to cover our fixed charges for the six month periods ended June 30, 2013 and July 1, 2012 by approximately $86.4 million and $40.5 million, respectively, primarily due to the seasonal nature of the business.

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	For the six months ended June 30,	For the six months ended July 1,	For the years ended December 31,
	2013	2012	2012	2011	2010
	(In millions)
Net income (loss)	$(61.7)	$(28.8)	$101.9	$65.3	$(33.1)
Interest expense	51.6	57.0	110.6	157.1	150.3
Interest income	(0.1)	—	(0.1)	—	(1.2)
Provision (benefit) for taxes	(24.0)	(10.2)	31.7	7.9	2.7
Depreciation and amortization	50.8	52.0	126.3	125.8	128.9

EBITDA	16.6	70.0	370.4	356.1	247.6
Loss on early extinguishment of debt	34.5	—	—	—	35.3
Net effect of swaps	6.9	(1.1)	(1.5)	(13.1)	18.2
Unrealized foreign currency loss (gain)	23.9	0.6	(9.1)	9.8	(17.4)
Equity-based compensation	3.8	2.3	3.3	—	—
Loss on impairment of goodwill and other intangibles	—	—	—	—	2.3
Loss (gain) on impairment/retirement of fixed assets, net	0.6	(0.8)	30.3	11.3	62.8
Gain on sale of other assets	—	—	(6.6)	—	—
Terminated merger costs	—	—	—	—	10.4
Refinancing costs	—	—	—	1.0	—
Other non-recurring costs(1)	0.5	2.2	4.2	9.5	—

Adjusted EBITDA	$86.8	$73.2	$391.0	$374.6	$359.2

(1)	Other non-recurring costs as defined in our senior secured credit facilities, include litigation expenses and costs for SEC compliance matters related to Special Meeting requests, costs associated with the relocation of a future ride, and costs associated with the transition to a new advertising agency.

RISK FACTORS

You should carefully consider the risk factors set forth below, as well as the other information contained or incorporated by reference in this prospectus before deciding to tender your outstanding notes in the exchange offer. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or a part of your original investment.

Risks related to the exchange offer

There may be adverse consequences to you if you do not exchange your outstanding notes.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on the transfer of your outstanding notes as set forth in the offering memorandum dated February 28, 2013 distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Summary—The exchange offer” and “The exchange offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the outstanding amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in liquidity.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

We are offering the exchange notes to the holders of the outstanding notes. The outstanding notes were offered and sold in March 2013 to qualified institutional investors.

We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the exchange notes, and we cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market with respect to the exchange notes. However, these initial purchasers are not obligated to do so, and any market making with respect to the exchange notes may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the exchange offer or the effectiveness of a shelf registration statement in lieu thereof. Therefore, we cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the exchange notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (available April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (available June 5, 1991) and

Shearman & Sterling, SEC no-action letter (available July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of distribution,” certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks related to our indebtedness

Our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from making debt service payments on the notes.

We are a highly leveraged company. We had $1,587.9 million of indebtedness as of June 30, 2013, including $686.4 million (book value) of senior secured indebtedness under our senior secured credit facilities. After letters of credit, which totaled $16.4 million at June 30, 2013, we had $180.6 million of available borrowings under our revolving credit facility.

Our substantial indebtedness could have important consequences for you as a holder of the notes. For example, it could:

•	limit our ability to borrow money for our working capital, capital expenditures, debt service requirements, strategic initiatives or other purposes;

•	limit our flexibility in planning or reacting to changes in business and future business operations;

•

make it more difficult for us to satisfy our obligations with respect to our indebtedness, including the notes, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the indenture governing the notes and the agreements governing other indebtedness;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	make us more highly leveraged than some of our competitors, which may place us at a competitive disadvantage; and

•

require us to dedicate a substantial portion of our cash flow from operations to the repayment of our indebtedness thereby reducing funds available to us for other purposes, such as making strategic acquisitions, introducing new rides and attractions and exploiting business opportunities.

Furthermore, our interest expense could increase if interest rates increase because all of the debt under our senior secured credit facilities is variable-rate debt.

Despite our substantial indebtedness, we may still be able to incur significantly more debt. This could intensify the risks described above.

We and our subsidiaries may be able to incur substantial indebtedness in the future. Although the terms of the indenture governing the notes, the indenture governing the 2018 Senior Notes and our senior secured credit facilities contain restrictions on the Issuers’ and our subsidiaries’ ability to incur additional indebtedness, including secured indebtedness that will be effectively senior to the notes, these restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. As of June 30, 2013, we had $1,587.9 million (book value) of total debt outstanding, including $686.4 million (book value) of senior secured indebtedness. Further, we have an additional $180.6 of available borrowing under our senior secured credit facility, all of which, if drawn, would be effectively senior to the notes. As of June 30, 2013, $16.4 million of our revolving credit facility was subject to our outstanding letters of credit. In addition to the notes, the 2018 Senior Notes and our borrowings under our senior secured credit facilities, the covenants under any future debt instruments could allow us to incur a significant amount of additional indebtedness. In addition to the $180.6 million which is available to us for borrowing under our senior secured revolving credit facility, subject to certain conditions, we have the option to add one or more incremental term loan facilities to the senior secured credit facilities in an aggregate amount of up to $400.0 million (subject to the conditions thereof, including compliance with a maximum senior secured leverage ratio of 3.25:1.00), plus the amount of any additional indebtedness that can be incurred pursuant to the terms of our senior secured credit facilities as in effect on the closing date. The more leveraged we become, the more we, and in turn our noteholders, will be exposed to certain risks described above under “—Our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from making debt service payments on the notes.”

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

Our ability to pay principal and interest on the notes and to satisfy our other debt obligations will depend upon, among other things:

•	our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control; and

•	our future ability to borrow under our senior secured revolving credit facility, the availability of which depends on, among other things, our compliance with the covenants in such credit facility.

We cannot assure you that our business will generate sufficient cash flow from operations, or that we will be able to draw under our senior secured revolving credit facility or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on the notes.

If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of our existing or future debt agreements, including our senior secured credit facilities and the indentures governing the notes and the 2018 Senior Notes, may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due.

Your right to receive payments on the notes is effectively junior to those lenders who have a security interest in our assets.

The Issuers’ obligations under the notes and the guarantors’ obligations under their guarantees of the notes will be unsecured. As a result, the notes and the related guarantees are effectively subordinated to all of our and the guarantors’ secured indebtedness to the extent of the value of the assets securing such indebtedness. Our obligations under our senior secured credit facilities are secured by a pledge of substantially all of our and our guarantors’ tangible and intangible assets. In the event that we or a guarantor are declared bankrupt, become insolvent or are liquidated or reorganized, our obligations under our senior secured credit facilities and any other secured obligations will be entitled to be paid in full from our assets or the assets of such guarantor, as the case may be, pledged as security for such obligation before any payment may be made with respect to the notes. Holders of the notes would participate ratably in our remaining assets or the remaining assets of the guarantor, as the case may be, with all holders of unsecured indebtedness that are deemed to rank equally with the notes, based upon the respective amount owed to each creditor. In addition, if we default under our senior secured credit facilities, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture under which the notes will be issued at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor (other than Cedar Canada and Magnum which are co-issuers of the notes and 2018 Senior Notes) under the notes, then that subsidiary guarantor (other than Cedar Canada and Magnum which are co-issuers of the notes and 2018 Senior Notes) will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes are not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See “Description of other Indebtedness.”

As of June 30, 2013, we had $1,587.9 million (book value) of total debt outstanding, including $686.4 million (book value) of senior secured indebtedness. The indentures governing the notes and the 2018 Senior Notes permit the incurrence of substantial additional indebtedness by Cedar Fair and its restricted subsidiaries in the future, including secured indebtedness. Any secured indebtedness incurred would rank senior to the notes to the extent of the value of the assets securing such indebtedness.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our senior secured credit facilities that is not waived by the required lenders or defaults under either the indenture governing the notes and/or the indenture governing the 2018 Senior Notes that is not waived by the holders of such notes, and the remedies sought by the holders of such indebtedness could leave us unable to pay principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and/or operating covenants, in the instruments governing our indebtedness (including our senior secured credit facilities, our 2018 Senior Notes and our notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed or issued thereunder to be due and payable, together with accrued and unpaid interest, and institute foreclosure proceedings against our assets; the lenders under our senior secured revolving credit facility could elect to terminate their commitments and cease making further loans; and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future breach our covenants and need to seek waivers from the required lenders under our senior secured credit facilities to avoid being in default. If we are unable to obtain such a waiver, we would be in default and the lenders could exercise their rights as described above. If any of our indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full, and we could be forced into bankruptcy or liquidation. See “Description of other indebtedness” and “Description of notes.”

Our debt agreements contain restrictions that will limit our flexibility in operating our business.

Our senior secured credit facilities and the indentures governing the notes and the 2018 Senior Notes contain, and any future indebtedness of ours will likely contain, a number of covenants that will impose significant operating and financial restrictions on us, including restrictions on our and our subsidiaries ability to, among other things:

•	incur additional debt or issue certain preferred equity;

•	pay distributions on or make distributions in respect of our capital stock or units or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create restrictions on distributions from restricted subsidiaries;

•	create liens on certain assets to secure debt;

•	consolidate, merge, amalgamate, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

In addition, our senior secured credit facilities require us to comply with a maximum leverage test and a minimum fixed charge coverage ratio test, and the failure to do so may constitute an event of default under our senior secured credit facilities. As a result of these covenants, we will be limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs.

Variable rate indebtedness subjects us to the risk of higher interest rates, which could cause our future debt service obligations to increase significantly.

As of June 30, 2013, after giving consideration to current outstanding interest-rate swap arrangements, we had no indebtedness under our senior secured term loan facility that accrues interest at a variable rate that is not swapped to a fixed rate. After the expiration of outstanding interest-rate swap arrangements, certain of our borrowings may be at variable rates of interest and may expose us to interest rate risk. If interest rates increase, our annual debt service obligations on any variable-rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of certain change of control events, we will be required to offer to repurchase all of the outstanding notes and all of the outstanding 2018 Senior Notes at 101% of the outstanding principal amount thereof plus, without duplication, accrued and unpaid interest and additional interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the outstanding notes or that restrictions in our senior secured credit facilities will not allow such repurchases. Our failure to repay holders tendering the notes or the 2018 Senior Notes upon a change of control would result in an event of default under the notes or the 2018 Senior Notes. A change of control, or an event of default under the notes or the 2018 Senior Notes, may also result in an event of default under our senior secured credit facilities, which may result in the acceleration of the indebtedness under those facilities requiring us to repay that indebtedness immediately. If a change of control were to occur, we cannot assure you that we would have sufficient funds to repay debt outstanding under our senior secured credit facilities or any other securities which we would be required to offer to purchase or that would become immediately due and payable as a result. We may require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “change of control” under the indenture governing the notes or the indenture governing the 2018 Senior Notes. See “Description of notes—Change of control.”

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indenture that governs the notes and in the indenture governing the 2018 Senior Notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all of our assets to another person may be uncertain.

Relevant local insolvency laws may not be as favorable to you as U.S. bankruptcy laws and may preclude holders of notes from recovering payments due.

Cedar Canada is organized under the laws of the Province of Nova Scotia, Canada and certain future guarantors may be incorporated or organized under the laws of Canada or any province thereof. Any insolvency proceedings by or against any such entity or any entity with assets or offices in Canada may be governed by the laws of Canada. The procedural and substantive provisions of Canadian insolvency laws may not be as favorable to creditors as comparable provisions of U.S. law.

In the event that any one or more of the Issuers, the guarantors, or any future guarantors experience financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings.

You may not be able to effectively enforce your rights in multiple bankruptcy, insolvency and other similar proceedings. Multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights.

It may be difficult to assert claims or enforce U.S. judgments against Cedar Canada, its directors and officers or any future guarantors incorporated or organized under the laws of Canada or any province thereof, or their respective directors and officers.

We can give no assurance that proceedings can successfully be pursued in Canadian courts based upon violations of United States federal securities laws for which no equivalent or similar claims are available in Canadian law. Moreover, depending on the circumstances and nature of relief obtained, there may also be doubt as to the enforceability in Canadian courts of judgments of United States courts obtained in actions based upon the civil liability provisions of the United States federal securities laws or other laws of the United States or any state thereof or the equivalent laws of other jurisdictions. Therefore, it may not be possible successfully to assert certain claims, or enforce judgments obtained in certain United States proceedings, against Cedar Canada, its directors and officers or any future guarantors incorporated or organized under the laws of Canada or any province thereof, or their respective directors and officers.

Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

You have the benefit of the guarantees of the guarantors. However, the guarantees of the notes by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending on the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully below, a court under applicable fraudulent conveyance and fraudulent transfer statutes could void the obligations of a guarantor under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of notes—Guarantees and obligations of each guarantor.”

As a result, a guarantor’s liability under its guarantee could be materially reduced or eliminated depending upon the amounts of its other obligations and upon applicable laws. In particular, in certain jurisdictions, a guarantee issued by a company that is not in the company’s corporate interests, the burden of which exceeds the benefit to the company, or which is entered into within a certain period prior to insolvency or bankruptcy, may not be valid and enforceable. It is possible that a guarantor, a creditor of a guarantor, or the insolvency administrator in the case of an insolvency of a guarantor, may contest the validity and enforceability of the guarantee and that the applicable court may determine the guarantee should be limited or voided. In the event that any guarantees are deemed invalid or unenforceable, in whole or in part, or to the extent that agreed limitations on the guarantee obligation apply, the notes would be effectively subordinated to all liabilities of the applicable guarantor, including trade payables of such guarantor.

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under the guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

A guarantee may also be voided, without regard to these factors, if a court finds that the guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the guarantee. If a court were to void a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Each subsidiary guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. However, this provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market may not develop for the exchange notes.

Prior to the offering of the notes, there was no public market for the outstanding notes and we cannot assure you that an active trading market will develop for the exchange notes. We do not intend to have the notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. The initial purchasers have advised us that they intend to make a market in the exchange notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	the number of holders of exchange notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the exchange notes; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the exchange notes may face similar disruptions that may adversely affect the prices at which you may sell your exchange notes. Therefore, you may not be able to sell your exchange notes at a particular time and the price that you receive when you sell may not be favorable.

If the notes are rated investment grade at any time by both Standard & Poor’s and Moody’s, most of the restrictive covenants contained in the indenture governing the notes will be suspended.

If, at any time, the credit rating on the notes, as determined by both Standard & Poor’s and Moody’s, equals or exceeds BBB- and Baa3, respectively, or any equivalent replacement ratings, we will not be subject to most of the restrictive covenants and certain events of default contained in the indenture governing the notes. As a result, you may have less contractual protection in the future under the indenture governing the notes than you had at the time the notes were initially issued. In the event that one or both of the ratings later drops below investment grade, we will thereafter again be subject to such restrictive covenants and events of default but actions that we have taken during a suspension period will not be the basis for a default or event of default under the indenture governing the notes if such actions were permitted at the time they were taken.

Changes in our credit rating could adversely affect the market price or liquidity of the notes.

Credit rating agencies continually revise their ratings for the companies that they follow, including us. Credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their ratings on the notes. A negative change in our ratings could have an adverse effect on the future trading prices of the notes.

Risks related to our business

We compete for discretionary spending and discretionary free-time with many other entertainment alternatives and are subject to factors that generally affect the recreation and leisure industry, including general economic conditions.

Our parks compete for discretionary spending and discretionary free time with other amusement, water and theme parks and with other types of recreational activities and forms of entertainment, including movies, sporting events, restaurants and vacation travel. Our business is also subject to factors that generally affect the recreation and leisure industries and are not within our control. Such factors include, but are not limited to, general economic conditions, including relative fuel prices, and changes in consumer tastes and spending habits. The continued uncertainty regarding regional economic conditions and any deterioration in the economy generally may adversely impact attendance figures and guest spending patterns at our parks, and disproportionately affect different demographics of our target customers within our core markets. For example, group sales and season-pass sales, which represent a significant portion of our revenues, are disproportionately affected by general economic conditions. Both attendance and guest per capita spending at our parks are key drivers of our revenues and profitability, and reductions in either can directly and negatively affect revenues and profitability.

The uncertain economic conditions, such as high unemployment rates, have affected our guests’ levels of discretionary spending. A continued decrease in discretionary spending due to decreases in consumer confidence in the economy, a continued economic slowdown or further deterioration in the economy could adversely affect the frequency with which our guests choose to attend our amusement parks and the amount that our guests spend on our products when they visit. The continued materialization of these risks could lead to a decrease in our revenues, operating income and cash flows.

Bad or extreme weather conditions can adversely impact attendance at our parks, which in turn would reduce our revenues.

Because most of the attractions at our parks are outdoors, attendance at our parks can be adversely affected by continuous bad or extreme weather and by forecasts of bad or mixed weather conditions, which would negatively affect our revenues. We believe that our ownership of many parks in different geographic locations reduces, but does not completely eliminate, the effect that adverse weather can have on our consolidated results.

The operating season at most of our parks is of limited duration, which can magnify the impact of adverse conditions or events occurring within that operating season.

Ten of our amusement parks are seasonal, generally operating during a portion of April or May, then daily from Memorial Day through Labor Day, and during weekends in September and, in most cases, October. Our outdoor water parks also operate seasonally, generally from Memorial Day through Labor Day and during some additional weekends before and after that period. Most of our revenues are generated during this 130- to 140-day annual operating season. As a result, when conditions or events described as risk factors occur during the operating season, particularly during the peak vacation months of July and August or the important fall season, there is only a limited period of time during which the impact of those conditions or events can be mitigated. Accordingly, the timing of such conditions or events may have a disproportionately adverse effect upon our revenues.

Our growth strategy may not achieve the anticipated results.

Our future success will depend on our ability to grow our business, including through capital investments to improve our parks through new rides and attractions, as well as in-park product offerings and product offerings outside of our parks. Our growth and innovation strategies require significant commitments of management resources and capital investments and may not grow our revenues at the rate we expect or at all. As a result, we may not be able to recover the costs incurred in developing our new projects and initiatives or to realize their intended or projected benefits, which could have a material adverse effect on our business, financial condition or results of operations.

Cyber-security risks and the failure to maintain the integrity of internal or customer data could result in damages to our reputation and/or subject us to costs, fines or lawsuits.

In the normal course of business, we collect and retain large volumes of internal and customer data, including credit card numbers and other personally identifiable information, which is used for target marketing and promotional purposes, and our various information technology systems enter, process, summarize and report such data. We also maintain personally identifiable information about our employees. The integrity and protection of such data is critical to our business, and our guests and employees have a high expectation that we will adequately protect their personal information. The regulatory environment, as well as the requirements imposed on us by the credit card industry, governing information, security and privacy laws is increasingly demanding and continues to evolve. Maintaining compliance with applicable security and privacy regulations may increase our operating costs and/or adversely impact our ability to market our parks, products and services to our guests. Furthermore, if a person is able to circumvent our security measures, he or she could destroy or steal valuable information or disrupt our operations. Although we have not had any cyber-security incidents resulting in a breach, any security breach could expose us to risks of data loss, which could harm our reputation and result in remedial and other costs, fines or lawsuits. Although we carry liability insurance to cover this risk, there can be no assurance that our coverage will be adequate to cover liabilities, or that we will be able to obtain adequate coverage should a catastrophic incident occur.

Our business depends on our ability to meet our workforce needs.

Our success depends on our ability to attract, motivate and retain qualified employees to keep pace with our needs. If we are unable to do so, our results of operations and cash flows may be adversely affected. In addition, we employ a significant seasonal workforce. We recruit year-round to fill thousands of seasonal staffing positions each season and work to manage seasonal wages and the timing of the hiring process to ensure the appropriate workforce is in place. There is no assurance that we will be able to recruit and hire adequate seasonal personnel as the business requires or that we will not experience material increases in the cost of securing our seasonal workforce in the future.

Increased costs of labor and employee health and welfare benefits may impact our results of operations.

Labor is a primary component in the cost of operating our business. We devote significant resources to recruiting and training our managers and employees. Increased labor costs, due to competition, increased minimum wage or employee benefit costs, including health care costs, or otherwise, could adversely impact our operating expenses. The Patient Protection and Affordable Care Act of 2010 and proposed amendments thereto contain provisions which could materially impact our future health-care costs. While the legislation’s ultimate impact is not yet known, it is possible that these changes could significantly increase our labor costs, which would adversely affect our operating results and cash flows.

If we lose key personnel, our business may be adversely affected.

Our success depends in part upon a number of key employees, including our senior management team, whose members have been involved in the leisure and hospitality industries for an average of more than 20 years. The loss of the services of our key employees could have a materially adverse effect on our business.

The high fixed cost structure of amusement park operations can result in significantly lower margins if revenues decline.

A large portion of our expenses is relatively fixed because the costs for full-time employees, maintenance, utilities, advertising and insurance do not vary significantly with attendance. These fixed costs may increase at a greater rate than our revenues and may not be able to be reduced at the same rate as declining revenues. If cost-cutting efforts are insufficient to offset declines in revenues or are impracticable, we could experience a material decline in margins, revenues, profitability and cash flows. Such effects can be especially pronounced during periods of economic contraction or slow economic growth.

There is a risk of accidents occurring at amusement parks, which may reduce attendance and negatively impact our revenues.

The safety of our guests and employees is one of our top priorities. All of our amusement parks feature thrill rides. There are inherent risks involved with these attractions, and an accident or a serious injury at any of our amusement parks may result in negative publicity and could reduce attendance and result in decreased revenues. In addition, accidents or injuries at parks operated by our competitors could influence the general attitudes of amusement park patrons and adversely affect attendance at our amusement parks.

Unanticipated construction delays in completing capital improvement projects in our parks and resort facilities, or significant ride downtime, can adversely affect our revenues.

A principal competitive factor for an amusement park is the uniqueness and perceived quality of its rides and attractions in a particular market area. Accordingly, the regular addition of new rides and attractions is important, and a key element of our revenue growth is strategic capital spending on new rides and attractions. Any construction delays or ride down-time can adversely affect our attendance and our ability to realize revenue growth.

Instability in general economic conditions throughout the world could impact our profitability and liquidity while increasing our exposure to counterparty risk.

Unfavorable general economic conditions, such as high unemployment rates, a constrained credit market and higher prices for consumer goods may hinder the ability of those with which we do business, including vendors, concessionaires and customers, to satisfy their obligations to us. Our exposure to credit losses will depend on the financial condition of our vendors, concessionaires and customers and other factors beyond our control, such as deteriorating conditions in the world economy or in the theme/amusement park industry. Market turmoil, coupled with a reduction of business activity, generally increases our risks related to our status as an unsecured creditor of most of our vendors, concessionaires and customers. Credit losses, if significant, would have a material adverse effect on our business, financial condition and results of operations. Moreover, these issues could also increase the counterparty risk inherent in our business, including with our suppliers, vendors and financial institutions with which we enter into hedging agreements and long-term debt agreements, such as our credit facilities. The soundness of these counter-parties could adversely affect us. In this difficult economic environment, our credit evaluations may be inaccurate and we cannot assure you that credit performance will not be materially worse than anticipated, and, as a result, materially and adversely affect our business, financial position and results of operations.

Turmoil in the credit and capital markets could impede our future ability to refinance our long term debt or prevent us from obtaining additional funds required to effectively operate our business, including funds from our senior secured revolving credit facility.

From 2008 through 2010, U.S. and global credit markets experienced significant disruption, making it difficult for many businesses to obtain financing on acceptable or previously customary terms. Additionally, the volatility in equity markets due to rapid and wide fluctuations in value resulted in a reduction in the number of public offerings of equity securities. If these conditions return, our borrowing costs may increase, and it may be more difficult to secure funding for our operations, including capital expenditures for theme park attractions. These risks could also impact our long-term debt ratings which would likely increase our cost of borrowing and/or make it more difficult for us to obtain funding. These factors are particularly important given our substantial long-term debt as of June 30, 2013 of $1,587.9 million.

Our operations and our ownership of property subject us to environmental regulation, which creates uncertainty regarding future environmental expenditures and liabilities.

We may be required to incur costs to comply with environmental requirements, such as those relating to water resources, discharges to air, water and land; the handling and disposal of solid and hazardous waste; and the cleanup of properties affected by regulated materials. Under these and other environmental requirements we may be required to investigate and clean up hazardous or toxic substances or chemical releases from current or formerly owned or operated facilities. Environmental laws typically impose cleanup responsibility and liability without regard to whether the relevant entity knew of or caused the presence of the contaminants. The costs of investigation, remediation or removal of regulated materials may be substantial, and the presence of those substances, or the failure to remediate a property properly, may impair our ability to use, transfer or obtain financing regarding our property. We may be required to incur costs to remediate potential environmental hazards, mitigate environmental risks in the future, or comply with other environmental requirements.

Our insurance coverage may not be adequate to cover all possible losses that we could suffer, and our insurance costs may increase.

Companies engaged in the amusement park business may be sued for substantial damages in the event of an actual or alleged accident. An accident occurring at our parks or at competing parks could reduce attendance, increase insurance premiums, and negatively impact our operating results. Although we carry liability insurance to cover this risk, there can be no assurance that our coverage will be adequate to cover liabilities, or that we will be able to obtain adequate coverage should a catastrophic incident occur.

Other factors, including local events, natural disasters and terrorist activities, can adversely impact park attendance and our revenues.

Lower attendance may result from various local events, natural disasters or terrorist activities, all of which are outside of our control.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties including in “Summary—Competitive strengths,” “Summary—Our strategy,” “Summary—Recent developments” and “Business” incorporated by reference from our Annual Report on Form 10-K, as amended, for the year ended December 31, 2012, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 and our Annual Report on Form 10-K, as amended, for the year ended December 31, 2012. You can identify forward-looking statements because they contain words such as “believes,” “project,” “might,” “expects,” “could,” “propose,” “would,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. These forward-looking statements are subject to risks and uncertainties that may change at any time and, therefore, our actual results may differ materially from those that we expected. While we believe that the expectations reflected in such forward-looking statements are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.

Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Risk factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included and incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	factors affecting the recreation and leisure industries;

•	changes in consumer spending patterns;

•	adverse weather conditions;

•	seasonality of our business;

•	our ability to recoup costs of capital investments through higher revenues;

•	cyber-security threats or the failure to maintain the integrity of internal or customer data;

•	recruitment and hiring of qualified employees;

•	changes in the cost of labor and employee benefits;

•	retention of key employees;

•	fixed cost structure of our operations;

•	accidents occurring at our parks or other theme parks;

•	unanticipated construction delays in completing capital improvement projects or significant ride downtime;

•	the effects of local and national economic, credit and capital market conditions on the economy in general;

•	covenants in our debt agreements;

•	changes in prevailing interest rates;

•	our substantial indebtedness;

•	our access to available and reasonable financing on a timely basis;

•	environmental laws and regulations;

•	our insurance coverage;

•	factors impacting attendance, such as local conditions, events, disturbances and terrorist activities;

•	the effects of competition with other theme parks and other entertainment alternatives;

•	changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies;

•	pending, threatened or future legal proceedings;

•	acts of war or terrorist incidents or natural disasters; and

•	the other factors described under “Risk factors.”

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements included and incorporated by reference in this prospectus may not in fact occur. The information and statements included in this prospectus speak only as of the date of this prospectus, and we undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2013.

You should read this table in conjunction with our consolidated financial statements and the related notes which are incorporated by reference into this prospectus, as well as the section entitled “Summary—Summary historical consolidated financial and other operating data.”

(in millions)	As of June 30, 2013
Available cash and cash equivalents	$43.6

Outstanding indebtedness:
Senior secured revolving credit facility(1)(2)	$58.0
Senior secured term loan facility(3)	628.4
Senior Notes due 2018(4)	401.5
Senior Notes due 2021	500.0

Total debt	$1,587.9

Total equity	39.2

Total capitalization	$1,627.1

(1)	Does not include $16.4 million of standby letters of credit outstanding under our revolving credit facility as of June 30, 2013.
(2)	On March 6, 2013, we entered into a senior secured revolving credit facility in an aggregate principal amount of $255.0 million maturing in March 2018. As of June 30, 2013, we had $58.0 million in borrowings outstanding under our revolving credit facility and standby letters of credit totaled $16.4 million. However, our business is seasonal, and the amount of borrowings and letters of credit that we will have outstanding under our senior secured revolving credit facility at closing will depend on our working capital needs at that time. The Issuers and all of Cedar Fair’s wholly owned domestic subsidiaries that guarantee our senior secured credit facilities and that are not co-issuers of the notes guarantee the notes. See “Description of other indebtedness” for a summary of the terms of our senior secured revolving credit facility.
(3)	On March 6, 2013, we entered into a $630.0 million term loan facility that matures in March 2020. The Issuers and all of Cedar Fair’s wholly owned domestic subsidiaries guarantee our senior secured credit facilities and that are not co-issuers of the notes guarantee the notes. See “Description of other indebtedness” for a summary of the terms of our senior secured term loan facility.
(4)	Reflects $3.5 million of unaccreted original issue discount on $405 million aggregate principal amount of our 2018 Senior Notes.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

General

On March 6, 2013 we entered into senior secured credit facilities among Cedar Fair, Magnum, Cedar Canada, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the lenders, issuing lender(s), swing line lender(s) and other agents party thereto. Our senior secured credit facilities provide for senior secured financing of up to $885 million, consisting of:

•	a senior secured term loan facility in an aggregate principal amount of up to $630 million maturing in March 2020; and

•

senior secured revolving credit facilities in an aggregate principal amount of $255 million maturing in March 2018, $15 million of which is available through a revolving credit subfacility for borrowings by Cedar Canada, and including letter of credit subfacilities and, a swingline loan subfacility.

In addition, we may request one or more incremental revolving or term loans in an aggregate amount of up to (i) $400 million plus (ii) any other amount that may be incurred for any purpose if such incurrence would not cause our senior secured leverage ratio to exceed 3.25 to 1.00, on a pro forma basis, subject to certain conditions and receipt of commitments by existing or additional lenders.

All borrowings under our senior secured revolving credit facilities are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties.

Interest rates and fees

Borrowings under the senior secured credit facilities bear interest at a rate equal to, at our option, Adjusted LIBOR plus a margin or alternate base rate plus a margin, each of which is subject to a floor.

In addition, on a quarterly basis, we are required to pay each lender (i) a commitment fee of 0.50% per annum in respect of any unused commitments under the revolving credit facilities subject to reduction based upon our total leverage ratio and (ii) a letter of credit fee in respect of the aggregate face amount of outstanding letters of credit under the revolving credit facilities. We are also required to pay customary letter of credit fees to any letter of credit issuing bank.

Prepayments

Subject to exceptions, our senior secured credit facilities require mandatory prepayments of term loans in amounts equal to:

•

50% (as may be reduced to 0% based on our ratio of senior secured debt (excluding outstanding obligations under the revolving credit facilities) to Consolidated EBITDA) of our annual excess cash flow (as defined in the credit agreement governing our senior secured credit facilities);

•

100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property in excess of $20 million, subject to reinvestment rights and certain other exceptions, including no required prepayment if our senior secured leverage ratio is equal to or less than 2.00 to 1.00; and

•	100% of the net cash proceeds from the incurrence of certain debt.

We will be permitted to prepay any of the debt or reduce any of the commitments under our senior secured credit facilities at any time without penalty or premium (subject to LIBOR redeployment costs and a 1% premium in respect of the amount of term loans prepaid in connection with certain repricing transactions until March 6, 2014).

Amortization

Our senior secured term loan facility requires scheduled quarterly payments on the term loans in amounts equal to 0.25% per annum of the original principal amount of the term loans, with the balance paid at maturity.

Collateral and guarantors

Our senior secured credit facilities (as well as any interest rate protection or other hedging arrangements or any cash management arrangements with lenders under our senior secured credit facilities or their affiliates) are guaranteed by Cedar Canada and by our existing and future wholly-owned material domestic subsidiaries and Canadian subsidiaries (unless adverse tax consequences would result), in each case other than certain excluded subsidiaries. Our senior secured credit facilities (as well as any such interest rate protection or other hedging arrangements or cash management arrangements) are secured by substantially all of the existing and future property and assets held by us and our subsidiary guarantors, including a pledge of the capital stock of the domestic subsidiary guarantors and 65% of the capital stock of the first-tier foreign subsidiaries (or 100% in the case of first-tier Canadian subsidiaries (unless adverse tax consequences would result)), in each case subject to certain exceptions.

Restrictive covenants and other matters

Our senior secured credit facilities require that we comply on a quarterly basis with a maximum total leverage test and a minimum fixed charge coverage test. In addition, our senior secured credit facilities include negative covenants, subject to significant exceptions, restricting or limiting our ability and the ability of our subsidiaries to, among other things: (i) incur additional debt or issue certain preferred equity; (ii) pay dividends on or make distributions in respect of our capital stock or make other restricted payments; (iii) make certain investments; (iv) sell assets (including by way of sale-leaseback); (v) create or incur liens on assets; (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; (vii) enter into certain transactions with our affiliates; and (viii) prepay certain debt.

The senior secured credit facilities also contain certain customary affirmative covenants.

Events of default

Our senior secured credit facilities also contain certain events of default, including, among other things, the failure to perform or observe terms, covenants or agreements included in our senior secured credit facilities, nonpayment defaults on principal, interest or fees under our senior secured credit facilities, defaults on other indebtedness in an aggregate principal amount exceeding $25 million if the effect is to permit acceleration, entry of unsatisfied judgments in an aggregate amount in excess of $25 million against us or our subsidiaries, the occurrence of a change of control, failure of any collateral document to create or maintain a priority lien and certain events related to bankruptcy and insolvency or ERISA matters.

If an event of default occurs, the lenders under our senior secured credit facilities may, among other things, terminate their commitments, declare all outstanding borrowings to be immediately due and payable together with accrued interest and fees, and exercise remedies under the collateral documents relating to our senior secured credit facilities.

2018 Senior Notes

On July 29, 2010, we and our wholly-owned subsidiaries completed an offering of $405 million aggregate principal amount of 9.125% senior notes due 2018 in a private placement exempt from the registration requirements of the Securities Act. The 2018 Senior Notes were issued and are governed under the terms of an indenture.

The net proceeds of the issuance of the 2018 Senior Notes were used, together with borrowings under our existing credit facilities, to repay all outstanding borrowings under our previous credit facilities. The 2018 Senior Notes mature on August 1, 2018, and bear interest at 9.125%, payable in cash semi-annually in arrears on February 1 and August 1 of each year, to the noteholders of record at the close of business on January 15 or July 15, as the case may be, immediately preceding the related interest payment date. Interest on the 2018 Senior Notes accrues from and including the most recent date to which interest has been paid and interest on the 2018 Senior Notes is computed on the basis of a 360-day year of twelve 30-day months.

Prior to August 1, 2014, we may redeem the 2018 Senior Notes in whole or in part at their principal amount, plus a “make-whole” premium, together with accrued and unpaid interest to the redemption date. We may also redeem the 2018 Senior Notes in whole or in part at any time on or after August 1, 2014, and before August 1, 2015, at a redemption price of 104.563% and on or after August 1, 2015, and before August 1, 2016, at a redemption price of 102.281%, in each case, of their principal amount plus accrued and unpaid interest to the redemption date. At any time on or after August 1, 2016, the 2018 Senior Notes can be redeemed for their principal amount plus accrued and unpaid interest to the redemption date. Upon specified change of control events, each holder of a note will have the right to require us to buy all or a portion of its 2018 Senior Notes at a purchase price in cash equal to 101% of the principal amount, plus accrued and unpaid interest to the date of purchase.

The 2018 Senior Notes are our general unsecured obligations and rank senior in right of payment to all of our future obligations that are, by their terms, expressly subordinated in right of payment to the 2018 Senior Notes and equal in right of payment with all of our existing and future obligations that are not so subordinated, including the notes.

The indenture governing the 2018 Senior Notes contains various covenants limiting our ability and the ability of our restricted subsidiaries (as defined in such indenture) to:

•	incur additional debt or issue certain preferred equity;

•	pay distributions on or make distributions in respect of our capital stock or units or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create restrictions on distributions from restricted subsidiaries;

•	create liens on certain assets to secure debt;

•	consolidate, merge, amalgamate, sell or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with our affiliates.

The indenture governing the 2018 Senior Notes also contains certain customary events of default.

THE EXCHANGE OFFER

Purpose and effect of the exchange offer

The Issuers and the guarantors of the outstanding notes have entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, under certain circumstances, to use our commercially reasonable efforts to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes and to complete the exchange offer within 360 days after the date of original issuance of the outstanding notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes were issued on March 6, 2013.

Under the circumstances set forth below, the Issuers and the guarantors will use commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and to keep the registration statement effective until the earlier of (i) the second anniversary of the issue date of the notes and (ii) the date when all of the notes registered under such shelf registration statement have been resold pursuant to it or pursuant to Securities Act Rule 144. These circumstances include:

•	if any changes in law, SEC rules or regulations or applicable interpretations thereof by the SEC do not permit us to effect the exchange offer as contemplated by the registration rights agreement;

•	if the exchange offer for the notes is not consummated within 360 days after the date of issuance of the outstanding notes; or

•	upon the written request of any initial purchaser holding outstanding notes that are determined to be ineligible to be exchanged for the exchange notes.

Under the registration rights agreement, if (i) the exchange offer is not completed on or before the date that is 360 days after the issue date of the notes, (ii) a shelf registration statement is required and the shelf registration statement is not declared effective prior to the later of the 360th day after the issue date and the 90th date after our obligation to file the shelf registration statement arises or (iii) a shelf registration statement becomes effective but thereafter ceases to be effective for any reason (any such event, a “Registration Default”), the annual interest rate borne by the notes will be increased by (i) 0.25% per annum for the first 90-day period immediately following the occurrence of such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until such Registration Default is cured, up to a maximum of 1.00% per annum of additional interest (it being understood that the amount of additional interest shall not be increased solely as a result of the occurrence of more than one Registration Default at any time). A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are not our “affiliate” or an “affiliate” of any guarantor within the meaning of Rule 405 of the Securities Act;

•

you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act; and

•	you are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of distribution.”

Resale of exchange notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our “affiliate” or an “affiliate” of any guarantor within the meaning of Rule 405 under the Securities Act;

•

you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

If you are our affiliate or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•

you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of distribution” for more details regarding the transfer of exchange notes.

Terms of the exchange offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, the Issuers will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the close of business, New York City time, on                     , 2013. Outstanding notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Issuers will issue exchange notes in principal amount identical to outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the outstanding notes. For a description of the indenture governing the notes, see “Description of notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $500 million aggregate principal amount of the 5.25% Senior Notes due 2021 are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. The Issuers intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders’ outstanding notes and the registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

The Issuers will be deemed to have accepted for exchange properly tendered outstanding notes when they have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent of the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, the Issuers expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the exchange offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read”—Fees and expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date, Extensions and Amendments

As used in this prospectus, the term “expiration date” means 11:59 p.m., New York City time, on                     , 2013. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

The Issuers reserve the right, at their sole discretion:

•	to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offer);

•

to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the exchange offer” have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

•

subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in the offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding notes. If the Issuers amend the exchange offer in a manner that we determine to constitute a material change, they will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the exchange offer

Despite any other term of the exchange offer, the Issuers will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and they may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in their reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in their judgment, would reasonably be expected to impair their ability to proceed with the exchange offer.

In addition, the Issuers will not be obligated to accept for exchange the outstanding notes of any holder that has not made to them:

•	the representations described under “—Purpose and effect of the exchange offer,” “—Procedures for tendering outstanding notes” and “Plan of distribution”; or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to them an appropriate form for registration of the exchange notes under the Securities Act.

The Issuers expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, the Issuers may delay acceptance of any outstanding notes by giving written notice of such extension to their holders. The Issuers will return any outstanding notes that they do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

The Issuers expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. The Issuers will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and the Issuers may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in their sole discretion. If the Issuers fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that they may assert at any time or at various times prior to the expiration date.

In addition, the Issuers will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture governing the notes under the Trust Indenture Act of 1939.

Procedures for tendering outstanding notes

To tender your outstanding notes in the exchange offer, you must comply with any of the following:

•

complete, sign and date the letter of transmittal and have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail; or if the letter of transmittal does not require a signature guarantee, deliver the letter of transmittal by mail or facsimile transmission;

•	deliver such letter of transmittal to the exchange agent at the address set forth below under “—Exchange agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below and a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes, and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal, any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

DTC has confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender outstanding notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of exchange notes

In all cases, the Issuers will, promptly following the expiration date, issue exchange notes for outstanding notes that they have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our “affiliate” or an “affiliate” of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of distribution.”

The Issuers will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. The Issuers reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in their or their counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither the Issuers, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-entry delivery procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” and an agent’s message prior to the expiration date or the guaranteed delivery procedure described below must be complied with. Book-entry tenders will not be deemed made until the book-entry confirmation and agent’s message are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who wish to tender their outstanding notes and are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or agent’s message to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed delivery procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission (if the notice of guaranteed delivery does not require a signature guarantee), mail, or hand delivery or a properly transmitted agent’s message, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or copy thereof, together with the outstanding notes, and any other documents required by the letter of transmittal or a book-entry confirmation and agent’s message, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal and all other documents required by the letter of transmittal, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC and agent’s message within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to the close of business, New York City time, on                     , 2013.

For a withdrawal to be effective:

•

the exchange agent must receive a written notice of withdrawal at its address set forth below under “—Exchange agent”, such notice of withdrawal may be delivered by telegram, telex, or fascimile (if no medallion guarantee is required); or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and the signatures in the notice of withdrawal must be guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for tendering outstanding notes” above at any time on or prior to the expiration date.

Exchange agent

The Bank of New York Mellon has been appointed as the exchange agent for the exchange offer. You should direct all executed letters of transmittal and any notice of guaranteed delivery and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

BNY Mellon Corporate Trust 111 Sanders Creek Parkway East Syracuse, NY 13057 Attn: Adam DeCapio By Facsimile Transmission (eligible institutions only): 732-667-9408 Telephone Inquiries: 315-414-3360

If you deliver the letter of transmittal or the notice of guaranteed delivery to an address other than the one set forth above or transmit instructions via facsimile (if the letter of transmittal or the notice of guaranteed delivery does not require a signature guarantee) to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses as well as the fees and reasonable expenses of its counsel. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer taxes

We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of failure to exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•

as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take. We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through a subsequent exchange offer or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF NOTES

Cedar Fair, L.P. (“Cedar Fair”), Canada’s Wonderland Company (“Cedar Canada”) and Magnum Management Corporation (“Magnum and together with Cedar Fair and Cedar Canada, the “Issuers”) collectively expect to issue up to $500,000,000 aggregate principal amount of 5.25% Senior Notes due 2021 (the “Exchange Notes”) under an indenture, dated as of March 6, 2013, to which the Issuers, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”), are the parties (the “Indenture”), in exchange for up to $500,000,000 aggregate principal amount of the currently outstanding 5.25% Senior Notes due 2021 issued pursuant to the Indenture on March 6, 2013 (the “Outstanding Notes”). Both the Exchange Notes and the Outstanding Notes are generally referred to herein as the “Notes.” The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture and the Notes because they, and not this description, define your rights as a holder of the Notes. Copies of the forms of the Indenture and the Notes are available to you upon request.

You can find the definitions of some of the capitalized terms used in this section under the subheading “—Certain definitions.” In this section of the prospectus:

•	the terms the “Company,” “Cedar Fair,” “we,” “us,” “our” or similar terms refer only to Cedar Fair, L.P. and not to any of its subsidiaries;

•	the term the “Issuers” or similar terms refer only to Cedar Fair, Cedar Canada and Magnum and not to any of their respective subsidiaries; and

•

references to “Guarantors” shall mean Cedar Fair’s direct and indirect wholly-owned Restricted Subsidiaries (other than the Issuers) that are guarantors under the Credit Agreement and that guarantee the Notes.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and holders of Notes should refer to the Indenture and the Trust Indenture Act for a statement thereof.

Brief description of the notes and the guarantees

The notes

The Notes are:

•	joint and several obligations of the Issuers;

•	senior unsecured obligations of each Issuer;

•	ranked equally in right of payment with all of each Issuer’s existing and future senior unsecured debt, including the 2018 Senior Notes;

•	ranked senior in right of payment to each Issuer’s future Subordinated Indebtedness, if any;

•

ranked effectively junior to (i) all debt and other liabilities (including trade payables) of Cedar Fair’s Subsidiaries (if any) that are not Issuers or Guarantors of the Notes, (ii) all secured obligations to the extent of the value of the collateral securing such obligations, including the obligations of the Issuers under the Credit Agreement, and (iii) claims preferred by operation of law; and

•	fully and unconditionally guaranteed by the Guarantors.

The Notes are issued in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000.

The guarantees

The Notes are guaranteed by the Guarantors, which include all of Cedar Fair’s direct and indirect wholly owned Restricted Subsidiaries (other than Cedar Canada and Magnum) that are Domestic Subsidiaries and that guarantee obligations under the Credit Agreement.

The Guarantees are:

•	senior unsecured obligations of each Guarantor;

•	ranked equally in right of payment with all existing and future senior debt of such Guarantor, including such Guarantor’s guarantees in respect of the 2018 Senior Notes;

•	ranked senior in right of payment to all future Subordinated indebtedness of such Guarantor, if any; and

•

ranked effectively junior to (i) all debt and other liabilities (including trade payables) of such Guarantor, (ii) all secured obligations to the extent of the value of the collateral securing such obligations, including the secured obligations of such Guarantor under its guarantee of Cedar Fair’s obligations under the Credit Agreement, and (iii) claims preferred by operation of law.

Under certain circumstances, we are permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries are not subject to the restrictive covenants in the Indenture and do not guarantee the Notes.

Principal, maturity and interest

The Notes were issued in an aggregate principal amount of $500.0 million. Additional notes having identical terms and conditions to the Notes that were issued on the Issue Date (the “Additional Notes”) may be issued under the Indenture from time to time in an unlimited amount, subject to compliance with the restrictions set forth under “—Certain covenants—Limitation on incurrence of indebtedness.” Any Additional Notes will be part of the same series as the Notes offered hereby and will vote on all matters as a single series with these Notes. All references to the Notes include Additional Notes. The Notes mature on March 15, 2021.

Interest on the Notes accrues at the rate per annum set forth on the cover page of this prospectus, and is payable semiannually in cash on each March 15 and September 15, commencing March 15, 2014, to holders of record on the immediately preceding March 1 and September 1 respectively. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest on the Notes is computed on the basis of a 360-day year composed of twelve 30-day months.

The Notes are payable both as to principal and interest at our office or agency maintained for such purpose or, at our option, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes. Until otherwise designated by Cedar Fair, Cedar Fair’s office or agency maintained for such purpose is the office of the Trustee.

Guarantees and obligations of each guarantor

Each Guarantor, jointly and severally with each other Guarantor, guarantees the Issuers’ obligations under the Notes. The obligations of each Guarantor under its Guarantee is limited to the extent necessary to prevent such Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Guarantee worthless. If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk factors—Risks related to our indebtedness—Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.” Each Guarantor that makes a payment or distribution under a Guarantee is entitled to a pro rata contribution from each other Guarantor based on the respective net assets of the Guarantors.

Each Guarantor may consolidate or amalgamate with or merge into or sell its assets to the Issuers or another Restricted Subsidiary, or with or to other persons in a transaction that complies with the covenants described under “—Certain covenants—Limitation on asset sales” or “—Certain covenants—Merger, amalgamation, consolidation or sale of assets,” as applicable.

The Guarantee of a Guarantor and the obligations of an Issuer (other than Cedar Fair) is deemed automatically discharged and released in accordance with the terms of the Indenture:

(1) in connection with any direct or indirect sale, conveyance or other disposition of the capital stock of that Guarantor or Issuer (including by way of merger, amalgamation or consolidation) following which such Guarantor or Issuer ceases to be a direct or indirect Subsidiary of Cedar Fair if such sale or disposition is made in compliance with the applicable provisions of the Indenture (see “—Certain covenants—Limitation on asset sales”) or any sale or other disposition of all or substantially all of the assets of such Guarantor or Issuer;

(2) if such Guarantor or Issuer is dissolved or liquidated in accordance with the provisions of the Indenture;

(3) if we designate any such Guarantor or Issuer as an Unrestricted Subsidiary in compliance with the terms of the Indenture;

(4) upon the transfer of such Guarantor or Issuer in a transaction that (i) qualifies as a Permitted Investment or as a Restricted Payment that is not prohibited under “—Certain covenants—Limitation on restricted payments” if following such transfer such Guarantor or Issuer ceases to be a direct or indirect Restricted Subsidiary of Cedar Fair or (ii) following such transaction, such Guarantor or Issuer is a Restricted Subsidiary that is not a guarantor under any Credit Facility incurred under clause (2) of the second paragraph under “—Limitation on incurrence of indebtedness”; or

(5) in the case of the Guarantors, upon a discharge of the Indenture in accordance with “—Satisfaction and discharge” or upon any Legal Defeasance or Covenant Defeasance of the Indenture.

Optional redemption

General

Except as provided below, the Notes are not redeemable at the Issuers’ option prior to March 15, 2016. Thereafter, the Notes are subject to redemption at the Issuers’ option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date (subject to the rights of holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), if redeemed during the 12-month period beginning on March 15 of the years indicated below:

Year	Percentage
2016	103.938%
2017	102.625%
2018	101.313%
2019 and thereafter	100.000%

Equity sales

Notwithstanding the foregoing, at any time and from time to time prior to March 15, 2016, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes outstanding (which includes Additional Notes, if any) at a redemption price equal to 105.250% of the principal amount thereof on the redemption date, together with accrued and unpaid interest and additional interest, if any, to such redemption date (subject to the rights of holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), with the net cash proceeds of one or more public or private sales of Qualified Capital Stock, other than proceeds from a sale to Cedar Fair or any of its Subsidiaries or any employee benefit plan in which Cedar Fair or any of its Subsidiaries participates; provided that:

•

at least 65% in aggregate principal amount of the Notes originally issued (calculated after giving effect to any issuance of any Additional Notes) remains outstanding immediately after the occurrence of such redemption; and

•	such redemption occurs no later than the 180th day following such sale of Qualified Capital Stock.

Make whole

In addition, at any time and from time to time prior to March 15, 2016, the Issuers may redeem all or any portion of the Notes outstanding (which includes Additional Notes, if any) at a redemption price equal to:

•

100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest and any additional interest, if any, to such redemption date (subject to the rights of holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), plus

•	the Make Whole Amount.

“Make Whole Amount” means, with respect to any Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (A) an amount equal to the present value of (1) the redemption price of such Note at March 15, 2016 (such redemption price being set forth in the table appearing above) plus (2) the remaining scheduled interest payments on the Notes to be redeemed (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date) to March 15, 2016 (other than interest accrued but unpaid to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of the Notes to be redeemed.

“Treasury Rate” means, at the time of computation, the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to March 15, 2016; provided, however, that if the period from the redemption date to March 15, 2016 is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to March 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

Additional amounts

The Indenture provides that payments made by the Issuers under or with respect to the Notes or any of the Guarantors with respect to any Guarantee are made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, assessment or other governmental charge (“Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which an Issuer or any Guarantor is organized, engaged in business for tax purposes or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which payment is made by or on behalf of an Issuer or any Guarantor (including the jurisdiction of any paying agent) or any political subdivision thereof or therein (each, a “Tax Jurisdiction”) will at any time be required to be made from any payments made by the Issuers under or with respect to the Notes or any of the Guarantors with respect to any Guarantee, the relevant Issuer or the relevant Guarantor, as applicable, will pay to each holder of Notes such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by such holder after such withholding or deduction (including in respect of the Additional Amounts) will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment to a holder of the Notes (which holder shall be deemed, to the extent of any Taxes described below, an “Excluded holder”): (a) with respect to any Canadian Taxes resulting from the Issuers’ not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with the holder at the time of making such payment, (b) which is subject to such Taxes by reason of its having a current or former connection, with a relevant Tax Jurisdiction but excluding a connection resulting from acquiring, owning or disposing of the Notes, receiving payments in respect of such Note or a Guarantee or enforcing its rights thereunder, (c) which, despite being required by law, failed to comply with a timely request of the Issuers to provide information concerning such holder’s nationality, residence, entitlement to treaty benefits, identity or connection with a Tax Jurisdiction, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such holder but for this clause, (d) which is a fiduciary or a partnership or not the sole beneficial owner of the relevant Note, if and to the extent that any beneficial owner of such Note (as the case may be) would not have been entitled to receive Additional Amounts with respect to the payment in question had such beneficiary, settlor, partner or beneficial owner been the sole beneficial owner of such Note, (e) in respect of any estate, gift, inheritance, excise, property, transfer or similar tax, (f) if and to the extent that such payment could have been made without deduction or withholding of such Taxes had the relevant Note been presented for payment (where presentation is required for payment) within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof was duly provided for, whichever was later (except to the extent that such holder or beneficial owner would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period), (g) with respect to U.S. federal withholding Taxes, or (h) any combination of the above clauses in this proviso.

If any Taxes are required to be withheld or deducted as described above, the Issuers or the Guarantors, as applicable, will also: (a) make such withholding or deduction, and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuers or the Guarantors will furnish, within 30 days after the date the payment of any Taxes are due pursuant to applicable law, to the Trustee on behalf of the applicable holders of Notes, copies of tax receipts, if any (or other documentation), evidencing the payments of Taxes made by the Issuers, or a Guarantor, as the case may be, on behalf of the holders.

The Issuers and the Guarantors, jointly and severally, will indemnify and hold harmless each holder of Notes (other than an Excluded holder) and upon written request reimburse each such holder for the amount of: (a) any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Notes or any Guarantee, (b) any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and (c) any Taxes imposed with respect to any reimbursement under clause (a) or (b) above.

In addition to the foregoing, the Issuers and the Guarantors will also pay and indemnify each holder for any present or future stamp, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and any other liabilities related thereto) which are levied by any relevant Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, the Indenture, any Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes or any Guarantee.

At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuers or a Guarantor becomes obligated to pay Additional Amounts with respect to such payment, the Issuers or the relevant Guarantor, as applicable, will deliver to the Trustee an officers’ certificate stating that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the holders of the Notes on the payment date.

Whenever in the Indenture or in this Description of notes there is mentioned, in any context: (a) the payment of principal (and premium, if any), (b) purchase prices in connection with a repurchase of Notes, (c) interest and additional interest, if any, or (d) any other amount payable on or with respect to any of the Notes or any Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The above obligations will survive any termination, defeasance or discharge of the Indenture, any transfer by a holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor person to the Issuers or any Guarantor is incorporated, engaged in business for tax purposes or resident for tax purposes or any jurisdiction from or through which such person makes any payment on the Notes (or any Guarantee) and any department or political subdivision thereof or therein.

Redemption for tax reasons

The Issuers may at any time redeem, in whole but not in part, the outstanding Notes (upon giving notice in accordance with the Indenture, which notice shall be irrevocable) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, and all Additional Amounts (if any) then due and which will become due on the date of redemption as a result of the redemption or otherwise, if on the next date on which any amount would be payable in respect of the Notes, any of the Issuers have become or would become obligated to pay any Additional Amounts in respect of the Notes, and such Issuer cannot avoid any such payment obligation by taking reasonable measures available to it, as a result of: (a) any change in or amendment to the laws (or regulations promulgated thereunder) of a relevant Tax Jurisdiction, or (b) any change in or amendment to any official position of the relevant taxing authority regarding the application or interpretation of such laws or regulations, which change or amendment, in each case of (a) or (b), is announced and becomes effective after the Issue Date (or, if the applicable relevant Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date); provided that, prior to the giving of any notice of redemption described in this paragraph, the Issuers will deliver to the trustee: (i) an officer’s certificate stating that the obligation to pay the Additional Amounts or indemnification payments cannot be avoided by such Issuer taking reasonable measures available to it; and (ii) a written opinion of independent legal counsel to such Issuer of recognized standing to the effect that (subject to customary assumptions and exceptions) such Issuer has or will become obligated to pay such Additional Amounts or indemnification payments as a result of a change, amendment, official interpretation or application described above.

Selection and notice

If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate or as may be required by the applicable rules of the depository; provided that no Notes with a principal amount of $2,000 or less shall be redeemed in part. Notice of redemption will be given in accordance with the Indenture at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, so long as the Issuers do not default in the payment of the redemption price, interest will cease to accrue on Notes or portions thereof called for redemption. Any notice of redemption pursuant to “—Optional redemption—equity sales” may be given prior to the sale of Qualified Capital Stock giving rise to such redemption, and any such redemption or notice of redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an offering of Qualified Capital Stock.

Change of control

Upon the occurrence of a Change of Control, the Issuers are required to make an offer (a “Change of Control Offer”) to each holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (subject to the rights of holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date) (in either case, the “Change of Control Payment”), except to the extent the Issuers have previously or concurrently elected to redeem the Notes as described under “—Optional redemption”. Within 30 days following any Change of Control, the Issuers will be required to mail a notice to each holder and the Trustee stating:

(1) that the Change of Control Offer is being made pursuant to the covenant described under “—Change of control”;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and not later than 60 days after the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Notes not tendered will continue to accrue interest in accordance with the terms of the Indenture;

(4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that holders will be entitled to withdraw their election if the Trustee receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is unconditionally withdrawing its election to have such Notes purchased;

(6) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(7) any other information the Issuers determine is material to such holder’s decision to tender Notes.

The Issuers are required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes required in the event of a Change of Control and will not be deemed to have violated the “Change of Control” provisions of the Indenture as a result of such compliance. The Issuers are not required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to Change of Control Offer made by the Issuers. The Issuers’ obligations in respect of a Change of Control Offer can be modified with the consent of holders of a majority of the aggregate principal amount of Notes then outstanding at any time prior to the occurrence of a Change of Control. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Due to our leveraged structure and the terms of other Indebtedness to which we and our Subsidiaries are or may in the future be subject, we may not be able to repurchase all of the Notes tendered upon a Change of

Control. See “Risk factors—Risks related to our indebtedness and this offering—We may not be able to repurchase the notes upon a change of control.” If we fail to repurchase all of the Notes tendered for purchase upon a Change of Control, such failure will constitute an Event of Default. In addition, the occurrence of certain of the events which would constitute a Change of Control would constitute an event of default under the Credit Agreement and the 2018 Senior Notes Indenture may constitute an event of default under future Indebtedness. Moreover, the exercise by the holders of their right to require the Issuers to purchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of the repurchase on the Issuers. Finally, the Issuers’ ability to pay cash to the holders upon a Change of Control may be limited by their then existing financial resources.

The definition of Change of Control includes a phrase relating to the sale, assignment, conveyance, transfer, lease or other disposition of “all or substantially all” of Cedar Fair’s assets. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, if we dispose of less than all our assets by any of the means described above, the ability of a holder of Notes to require the Issuers to repurchase its Notes may be uncertain.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on the relevant interest payment date to the person in whose name a Note is registered at the close of business on such record date, and no Additional Interest will be payable to holders who tender pursuant to the Change of Control Offer.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Issuers and the initial purchasers. None of the Issuers has the present intention to engage in a transaction involving a Change of Control, although it is possible that we or they could decide to do so in the future. Subject to the limitations discussed below, we or they could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—Certain covenants—Limitation on incurrence of indebtedness” and “—Limitation on liens.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding.

Except as described above with respect to a Change of Control, the Indenture does not contain any provisions that permit the holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. The Transactions will not constitute a Change of Control.

Certain covenants

Limitation on restricted payments

The Indenture provides that neither Cedar Fair nor any of its Restricted Subsidiaries may, directly or indirectly:

(a) pay any dividend or make any distribution on account of any Equity Interests of Cedar Fair other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Cedar Fair;

(b) purchase, redeem or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any of Cedar Fair’s Equity Interests or any Subordinated Indebtedness, other than (i) Subordinated Indebtedness within one year of the stated maturity date thereof or in anticipation of satisfying a sinking fund obligation due within one year and (ii) any such Equity Interests or Subordinated Indebtedness owned by or owed to (x) Cedar Fair or (y) any Restricted Subsidiary;

(c) pay any dividend or make any distribution on account of any Equity Interests of any Restricted Subsidiary, other than:

(i) to Cedar Fair or any Restricted Subsidiary; or

(ii) to all holders of any class or series of Equity Interests of such Restricted Subsidiary on a pro rata basis; or

(d) make any Restricted Investment

(all such prohibited payments and other actions set forth in clauses (a) through (d) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii) the Total Indebtedness to Consolidated Cash Flow Ratio of Cedar Fair at the time of such Restricted Payment is less than or equal to 5.00 to 1.00 determined on a pro forma basis; and

(iii) such Restricted Payment, together with the aggregate of all other Restricted Payments made after the date of the Indenture, is less than the sum of:

(A) an amount equal to (x) Cedar Fair’s Consolidated Cash Flow for the period from the beginning of the first fiscal quarter commencing on or after March 29, 2010 to the end of Cedar Fair’s fiscal quarter ended December 31, 2012 less the product of 1.75 times Cedar Fair’s Consolidated Interest Expense for such period plus (y) Cedar Fair’s Consolidated Cash Flow for the period from January 1, 2013 to the end of most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (the “Basket Period”) less the product of 1.50 times Cedar Fair’s Consolidated Interest Expense for the Basket Period; plus

(B) an amount equal to the sum of (x) 100% of the aggregate net cash proceeds and the Fair Market Value (as determined in good faith by Cedar Fair) of any property or assets received by the Issuers from the issue or sale of Equity Interests (other than Disqualified Stock) of the Issuers (other than Equity Interests sold to any of their Subsidiaries), following the Issue Date and (y) the aggregate amount by which Indebtedness (other than any Indebtedness owed to Cedar Fair or a Subsidiary) incurred by the Issuers or any Restricted Subsidiary subsequent to the Issue Date is reduced on Cedar Fair’s balance sheet upon the conversion or exchange into Qualified Capital Stock (less the amount of any cash, or the Fair Market Value (as determined in good faith by Cedar Fair) of assets, distributed by Cedar Fair or any Restricted Subsidiary upon such conversion or exchange); plus

(C) if any Unrestricted Subsidiary is designated by Cedar Fair as a Restricted Subsidiary, an amount equal to the Fair Market Value (as determined in good faith by Cedar Fair) of the Investment by Cedar Fair or a Restricted Subsidiary in such Subsidiary at the time of such designation; provided, however, that the foregoing amount shall not exceed the amount of Restricted Investments made by Cedar Fair or any Restricted Subsidiary in any such Unrestricted Subsidiary following the Issue Date which reduced the amount available for Restricted Payments pursuant to this clause (iii) less amounts received by Cedar Fair or any Restricted Subsidiary from such Unrestricted Subsidiary that increased the amount available for Restricted Payments pursuant to clause (D) below; plus

(D) 100% of any cash dividends and other cash distributions and the Fair Market Value (as determined in good faith by Cedar Fair) of property or assets other than cash received by Cedar Fair and its Restricted Subsidiaries from an Unrestricted Subsidiary since the Issue Date to the extent not included in Consolidated Cash Flow and 100% of the net proceeds received by Cedar Fair or any of its Restricted Subsidiaries from the sale of any Unrestricted Subsidiary; provided, however, that the foregoing amount shall not exceed the amount of Restricted Investments made by Cedar Fair or any Restricted Subsidiary in any such Unrestricted Subsidiary following the Issue Date which reduced the amount available for Restricted Payments pursuant to this clause (iii); plus

(E) to the extent not included in clauses (A) through (D) above, an amount equal to the net reduction in Restricted Investments of Cedar Fair and its Restricted Subsidiaries following the Issue Date resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to Cedar Fair or to a Restricted Subsidiary or from the net cash proceeds from the sale, conveyance, liquidation or other disposition of any such Restricted Investment.

The foregoing provisions do not prohibit the following (provided that with respect to clauses (9) and (10) below, no Default or Event of Default shall have occurred and be continuing):

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) the redemption, repurchase, retirement or other acquisition of (x) any Equity Interests of Cedar Fair in exchange for, or out of the net proceeds of the issue or sale within 60 days of, Equity Interests (other than Disqualified Stock) of Cedar Fair (other than Equity Interests (other than Disqualified Stock) issued or sold to any Subsidiary) or (y) Subordinated Indebtedness of Cedar Fair or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the issuance and sale within 60 days of, Qualified Capital Stock, (b) in exchange for, or out of the proceeds of the incurrence within 60 days of, Refinancing Indebtedness permitted to be incurred under clause (10) of the covenant described below under “—Certain covenants—Limitation on incurrence of indebtedness” or other Indebtedness permitted to be incurred under such covenant or (c) with the Net Proceeds from an Asset Sale or upon a Change of Control, in each case, to the extent required by the agreement governing such Subordinated Indebtedness but only if the Issuers shall have previously applied such Net Proceeds to make an Excess Proceeds Offer or made a Change of Control Offer, as the case may be, in accordance with “—Certain covenants—Excess proceeds offer” or “—Change of control” and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming or repurchasing such Subordinated Indebtedness;

(3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of Cedar Fair or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of Cedar Fair or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be incurred pursuant to the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness” and constitutes Refinancing Indebtedness;

(4) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Cedar Fair or any of its Restricted Subsidiaries or shares of Preferred Equity Interests of any Restricted Subsidiary issued in accordance with the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness”;

(5) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants or upon the vesting of restricted stock units if such Equity Interests represent the exercise price of such options or warrants or represent withholding taxes due upon such exercise or vesting;

(6) the repurchase, retirement or other acquisition for value of Equity Interests of Cedar Fair or any Restricted Subsidiary of Cedar Fair held by any future, present or former employee, director or consultant of Cedar Fair or any Subsidiary of Cedar Fair (or any such person’s estates or heirs) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided that the aggregate amounts paid under this clause (6) do not exceed $5.0 million in any calendar year; provided further that Cedar Fair may carry forward and make in a subsequent calendar year the amount of such purchases, redemptions or other acquisitions permitted to have been made but not made in any preceding calendar year up to a maximum (without giving effect to the following proviso) of $5.0 million in any calendar year pursuant to this clause (6); provided further that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Issuers or any Restricted Subsidiary after the Issue Date;

(7) payments or distributions by Cedar Fair or any of its Restricted Subsidiaries to dissenting stockholders pursuant to applicable law in connection with any merger, amalgamation or acquisition consummated on or after the Issue Date and not prohibited by the Indenture;

(8) purchases, redemptions or acquisitions of fractional shares of Equity Interests arising out of stock dividends, splits or combinations or business combinations;

(9) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided, however, that (a) the Total Indebtedness to Consolidated Cash Flow Ratio of Cedar Fair, after giving effect to such issuance on a pro forma basis, would have been no greater than 5.50 to 1.0 and (b) the aggregate amount of dividends declared and paid pursuant to this clause (9) does not exceed the net cash proceeds actually received by Cedar Fair and its Restricted Subsidiaries from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; and

(10) Restricted Payments in an aggregate amount not to exceed $60.0 million in any fiscal year.

Restricted Payments made pursuant to the first paragraph of this covenant and clause (1) of the second paragraph of this covenant and, to the extent made with the proceeds of the issuance of Qualified Capital Stock, Investments made pursuant to clause (j) of the definition of “Permitted Investments” shall be included as Restricted Payments in any computation made pursuant to clause (iii) of the first paragraph of this covenant. Restricted Payments made pursuant to clauses (2) through (9) of the second paragraph of this covenant shall not be included as Restricted Payments in any computation made pursuant to clause (iii) of the first paragraph of this covenant.

If Cedar Fair or any Restricted Subsidiary makes a Restricted Investment and the person in which such Investment was made subsequently becomes a Restricted Subsidiary, to the extent such Investment resulted in a reduction in the amounts calculated under clause (iii) of the first paragraph of or under any other provision of this covenant (which was not subsequently reversed), then such amount shall be increased by the amount of such reduction.

As of June 30, 2013, the Issuers had approximately $207.5 of Restricted Payments capacity under clause (iii) of the first paragraph of this covenant.

Limitation on incurrence of indebtedness

The Indenture provides that Cedar Fair shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “ incur “) any Indebtedness (including Acquired Debt) or permit any of its Restricted Subsidiaries to issue any Preferred Equity Interests; provided , however , that, notwithstanding the foregoing, the Issuers and the Guarantors may incur Indebtedness (including Acquired Debt) and any Guarantor may issue Preferred Equity Interests, in each case, if the Total Indebtedness to Consolidated Cash Flow Ratio of Cedar Fair at the time of such incurrence or issuance, as the case may be, would have been less than or equal to 5.50 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom).

The foregoing limitation does not apply to any of the following incurrences of Indebtedness:

(1) Indebtedness represented by the Notes and the Guarantees in an aggregate principal amount not to exceed $500.0 million (including the exchange notes and related guarantees thereof issued in exchange therefor pursuant to the Registration Rights Agreement);

(2) Indebtedness of Cedar Fair or any Restricted Subsidiary under any Credit Facility in an aggregate principal amount at any time outstanding not to exceed $1,285.0 million;

(3)(x) Indebtedness among Cedar Fair and its Restricted Subsidiaries; provided that any such Indebtedness owed by an Issuer or a Guarantor to any Restricted Subsidiary that is not an Issuer or a Guarantor shall be subordinated to the prior payment in full when due of the Notes or the Guarantees, as applicable, and (y) Preferred Equity Interests of a Restricted Subsidiary held by Cedar Fair or a Restricted Subsidiary; provided that if such Preferred Equity Interests are issued by an Issuer or a Guarantor, such Preferred Equity Interests are held by an Issuer or a Guarantor;

(4) Acquired Debt of a person incurred prior to the date upon which such person was acquired by Cedar Fair or any Restricted Subsidiary (and not created in contemplation of such acquisition); provided that after giving effect to the incurrence of such Acquired Debt on a pro forma basis (including a pro forma application of the net proceeds therefrom), if more than $5.0 million of Indebtedness is at any time outstanding under this clause (4), either Cedar Fair could incur $1.00 of Indebtedness pursuant to the first paragraph of this covenant or the Total Indebtedness to Consolidated Cash Flow Ratio of Cedar Fair is less than or equal to the Total Indebtedness to Consolidated Cash Flow Ratio of Cedar Fair immediately prior to such acquisition;

(5) Existing Indebtedness (including the 2018 Senior Notes outstanding on the Issue Date);

(6) Indebtedness consisting of Purchase Money Indebtedness and Capitalized Lease Obligations arising from sale and leaseback transactions (when aggregated with the amount of Refinancing Indebtedness outstanding under clause (10) below in respect of Indebtedness incurred pursuant to this clause (6)) in an aggregate amount not to exceed $200.0 million outstanding at any time;

(7) Hedging Obligations of Cedar Fair or any of its Restricted Subsidiaries covering Indebtedness of Cedar Fair or such Restricted Subsidiary; provided, however, that such Hedging Obligations are entered into for purposes of managing interest rate exposure or commodity pricing risk of Cedar Fair and its Restricted Subsidiaries and not for speculative purposes;

(8) Foreign Currency Obligations of Cedar Fair or any of its Restricted Subsidiaries entered into for purposes of managing exposure of Cedar Fair and its Restricted Subsidiaries to fluctuations in currency values and not for speculative purposes;

(9) the incurrence by Cedar Fair or any of its Restricted Subsidiaries of Indebtedness in respect of letters of credit, bank guarantees, workers’ compensation claims, health, disability or other employee benefits, property, casualty or liability insurance, self-insurance obligations, bankers’ acceptances, guarantees, performance, surety, statutory, appeal, completion, export or import, indemnities, customs, revenue bonds or similar instruments in the ordinary course of business, including guarantees or obligations with respect thereto (in each case other than for an obligation for money borrowed);

(10) the incurrence by Cedar Fair or any Restricted Subsidiary of Indebtedness or Disqualified Stock or Preferred Equity Interests of a Restricted Subsidiary issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund in whole or in part, Indebtedness or Disqualified Stock or Preferred Equity Interests of a Restricted Subsidiary referred to in the first paragraph of this covenant or in clause (1), (4), (5) or (6) above or this clause (10) (“Refinancing Indebtedness”); provided, however, that:

(A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so exchanged, extended, refinanced, renewed, replaced, substituted or refunded and any premiums payable and reasonable fees, expenses, commissions and costs in connection therewith;

(B) the Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the earlier of (i) 91 days after the final maturity date of the Notes and (ii) the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being exchanged, extended, refinanced, renewed, replaced, substituted or refunded;

(C) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or the Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or such Guarantee on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being exchanged, extended, refinanced, renewed, replaced, substituted or refunded; and

(D) if the Indebtedness to be exchanged refinanced, renewed, replaced, substituted or refunded was the obligation of an Issuer or a Guarantor, such Indebtedness shall not be incurred by any of Cedar Fair’s Restricted Subsidiaries other than an Issuer, a Guarantor or any Restricted Subsidiary that was an obligor under the Indebtedness so refinanced;

(11) additional Indebtedness of Cedar Fair and any of its Restricted Subsidiaries in an aggregate principal amount not to exceed $100.0 million at any one time outstanding (which may, but need not, be incurred under the Credit Facilities);

(12) the guarantee by an Issuer or any Guarantor of Indebtedness of Cedar Fair or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant and the guarantee by any Restricted Subsidiary that is not an Issuer or a Guarantor of any Indebtedness of any Restricted Subsidiary that is not an Issuer or a Guarantor;

(13) the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock;

(14) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed 5% of Consolidated Total Assets that are attributable to Restricted Subsidiaries that are Foreign Subsidiaries;

(15) overdrafts paid within 10 Business Days;

(16) customary purchase price adjustments and indemnifications in connection with acquisition or disposition of stock or assets;

(17) guarantees to suppliers, licensors, artists or franchisees (other than guarantees of Indebtedness) in the ordinary course of business;

(18) Indebtedness arising in connection with endorsement of instruments for collection or deposit in the ordinary course of business;

(19) Indebtedness consisting of financing of insurance premiums incurred in the ordinary course of business;

(20) Indebtedness, the proceeds of which are applied to defease or discharge the Notes pursuant to the provisions of the Indenture described under “—Satisfaction and discharge” and “—Legal defeasance and covenant defeasance”; and

(21) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of Cedar Fair and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of Cedar Fair and its Restricted Subsidiaries.

For purposes of determining compliance with this covenant, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once, and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness incurred in compliance with this covenant shall be disregarded, and (b) if an item of Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (21) above or is permitted to be incurred pursuant to the first paragraph of this covenant and also meets the criteria of one or more of the categories described in clauses (1) through (21) above, Cedar Fair shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification; provided that Indebtedness outstanding under the Credit Agreement on the Issue Date (and any Indebtedness secured by a Lien that refinances such Indebtedness) shall be deemed to be outstanding under clause (2) above and may not be reclassified.

Accrual of interest or dividends on Preferred Equity Interests, the accretion of original issue discount and the payment of interest or dividends on Preferred Equity Interests in the form of additional Indebtedness or

Preferred Equity Interests of the same class will not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this covenant. Any increase in the amount of Indebtedness solely by reason of currency fluctuations will not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this covenant. A change in GAAP that results in an obligation that was existing at the time of such change and was not previously classified as Indebtedness, becoming classified as Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this covenant.

The amount of Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, (2) the principal amount thereof, in the case of any other Indebtedness, (3) in the case of the guarantee by the specified person of any Indebtedness of any other person, the maximum liability to which the specified person may be subject upon the occurrence of the contingency giving rise to the obligation and (4) in the case of Indebtedness of others guaranteed by means of a Lien on any asset of the specified person, the lesser of (A) the Fair Market Value of such asset on the date on which Indebtedness is required to be determined pursuant to the Indenture and (B) the amount of the Indebtedness so secured.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that we may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on asset sales

The Indenture provides that Cedar Fair will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) Cedar Fair or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (determined as of the time of contractually agreeing to such Asset Sale) of the assets included in such Asset Sale (such Fair Market Value to be determined by (i) an executive officer of Cedar Fair or such Subsidiary if the value is less than $50.0 million or (ii) in all other cases by a resolution of Cedar Fair’s Board of Directors (or of a committee appointed thereby for such purposes)); and

(2) at least 75% of the total consideration in such Asset Sale consists of cash or Cash Equivalents or Marketable Securities.

For purposes of clause (2), the following shall be deemed to be cash:

(a) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of Cedar Fair or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which Cedar Fair or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

(b) the amount of any obligations or securities received from such transferee that are within 180 days converted by Cedar Fair or such Restricted Subsidiary to cash (to the extent of the cash actually so received),

(c) the Fair Market Value of any assets (other than securities) received by Cedar Fair or any Restricted Subsidiary to be used by Cedar Fair or any Restricted Subsidiary in a Permitted Business, and

(d) any Designated Non-cash Consideration received by Cedar Fair or any Restricted Subsidiary in an Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (d) that is at that time outstanding, not to exceed the greater of 1% of Consolidated Total Assets and $25.0 million at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

If Cedar Fair or any Restricted Subsidiary engages in an Asset Sale, Cedar Fair or such Restricted Subsidiary shall apply all or any of the Net Proceeds therefrom to:

(1) repay Indebtedness under any Credit Facility, and in the case of any such repayment under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, or repay Indebtedness (other than Disqualified Stock) of a Restricted Subsidiary that is not an Issuer or a Guarantor (other than Indebtedness owed to the Issuers); or

(2)(A) invest all or any part of the Net Proceeds thereof in capital expenditures or the purchase of assets to be used by Cedar Fair or any Restricted Subsidiary in a Permitted Business, (B) acquire Equity Interests in a person that is a Restricted Subsidiary or in a person engaged primarily in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B).

Any Net Proceeds from any Asset Sale that are not applied or invested (or committed pursuant to a written agreement to be applied) as provided in the preceding paragraph within 365 days after the receipt thereof and, in the case of any amount committed to a reinvestment, which are not actually so applied within 180 days following such 365-day period shall constitute “Excess Proceeds” and shall be applied to an offer to purchase Notes and other senior Indebtedness of Cedar Fair if and when required under the covenant described under “—Certain covenants—Excess proceeds offer.” Pending the final application of any such Net Proceeds, Cedar Fair or such Restricted Subsidiary may temporarily reduce revolving indebtedness under a Credit Facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

Limitation on liens

The Indenture provides that Cedar Fair shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, without effectively providing that the Notes shall be secured equally or ratably with (or prior to in the case of Liens securing subordinated obligations) the obligations so secured for so long as the obligations are so secured.

Any Lien which is granted to secure the Notes or such Guarantee pursuant to this covenant shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or such Guarantee.

Additional subsidiary guarantees

The Indenture provides that if any of Cedar Fair’s wholly owned Domestic Subsidiaries that is not a Guarantor guarantees or becomes otherwise obligated under a Credit Facility incurred under clause (2) of the second paragraph under “—Limitation on incurrence of indebtedness” or Indebtedness incurred in reliance on the first paragraph under “—Limitation on incurrence of indebtedness,” then in each case such Guarantor or obligor shall execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture on the terms set forth in the Indenture. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

Each Guarantee is limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Guarantee shall be released in accordance with the provisions of the Indenture described under “—Guarantees and obligations of each guarantor.”

Limitation on dividend and other payment restrictions affecting Restricted Subsidiaries

The Indenture provides that Cedar Fair shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distribution to Cedar Fair or any of its Restricted Subsidiaries on its Capital Stock (it being understood that the priority of any Preferred Equity Interests in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common equity shall not be deemed a restriction on the ability to make distributions on Capital Stock) or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Cedar Fair or any of its Subsidiaries;

(b) make loans or advances to Cedar Fair or any of its Subsidiaries (it being understood that the subordination of loans or advances made to Cedar Fair or any Restricted Subsidiary to other Indebtedness incurred by Cedar Fair or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(c) transfer any of its properties or assets to Cedar Fair or any of its Restricted Subsidiaries;

except for such encumbrances or restrictions existing under or by reason of:

(i) Existing Indebtedness and existing agreements as in effect on the Issue Date (including, without limitation, the Credit Agreement, the Indenture, the Notes, the Guarantees and the Registration Rights Agreement);

(ii) applicable law, rule or regulation;

(iii) any instrument governing Acquired Debt and any other agreement or instrument of an acquired person or any of its Subsidiaries as in effect at the time of acquisition (except to the extent such Indebtedness or other agreement or instrument was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired or any of its Subsidiaries;

(iv) Refinancing Indebtedness (as defined in the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness”); provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

(v) the Indenture and the Notes or by Cedar Fair’s other Indebtedness ranking pari passu with the Notes; provided that except as set forth in clause (vii) below such restrictions are no more restrictive taken as a whole than those imposed by the Indenture and the Notes;

(vi) any Credit Facility; provided that the restrictions therein are not (i) materially more restrictive than the agreements governing such Indebtedness as in effect on Issue Date or (ii) will not affect the Issuers’ ability to make principal or interest payments on the Notes (as determined by Cedar Fair in good faith);

(vii) customary non-assignment provisions in contracts, leases, sub-leases and licenses entered into in the ordinary course of business;

(viii) any agreement for the sale or other disposition of a Restricted Subsidiary or any of its assets in compliance with the terms of the Indenture that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

(ix) provisions limiting the disposition or distribution of assets or property (including cash) in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), and customary provisions in joint venture agreements and other similar agreements applicable to the Equity Interests or Indebtedness of such joint venture, which limitation is applicable only to the assets that are the subject of such agreements;

(x) Permitted Liens;

(xi) any agreement for the sale of any Subsidiary or its assets that restricts distributions by that Subsidiary (or sale of such Subsidiary’s Equity Interests) pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of the Indenture;

(xii) secured Indebtedness otherwise permitted to be incurred by the Indenture that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(xiii) Purchase Money Indebtedness that imposes restrictions of the type described in clause (c) above on the property so acquired;

(xiv) provisions in agreements or instruments which prohibit the payment or making of dividends or other distributions other than on a pro rata basis;

(xv) restrictions in Investments in persons that are Restricted Subsidiaries;

(xvi) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xvi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in Cedar Fair’s good faith judgment, not materially more restrictive as a whole with respect to such encumbrances and restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(xvii) Indebtedness or other agreements including, without limitation, agreements described in clause (x) of this paragraph, of any Restricted Subsidiary that is not an Issuer or a Guarantor that impose restrictions solely on such Restricted Subsidiary and its Subsidiaries; or

(xviii) any restriction on cash or other deposits or net worth imposed by customers, licensors or lessors or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business.

Merger, amalgamation, consolidation or sale of assets

The Indenture provides that Cedar Fair shall not consolidate, amalgamate or merge with or into (whether or not Cedar Fair is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another person unless:

(a) Cedar Fair is the surviving person or the person formed by or surviving any such consolidation, amalgamation or merger (if other than Cedar Fair) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided, however, that if the surviving person is a limited liability company or limited partnership, there shall be a co-issuer of the Notes that is a corporation;

(b) the person formed by or surviving any such consolidation, amalgamation or merger (if other than Cedar Fair) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all Cedar Fair’s obligations pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes and the Indenture;

(c) immediately after such transaction, no Default or Event of Default exists;

(d) Cedar Fair or the person formed by or surviving any such consolidation, amalgamation or merger (if other than Cedar Fair) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made: (i) will have a Total Indebtedness to Consolidated Cash Flow Ratio of Cedar Fair immediately after the transaction equal to or less than Cedar Fair’s Total Indebtedness to Consolidated Cash Flow Ratio of Cedar Fair immediately preceding the transaction or (ii) would, at the time of such transaction after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph in the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness”; and

(e) Cedar Fair or the person formed by or surviving any such consolidation, amalgamation or merger (if other than Cedar Fair) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, amalgamation, merger, sale, assignment, transfer or other disposition complies with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

Notwithstanding the foregoing, any Restricted Subsidiary may consolidate amalgamate or merge with or into or transfer all or part of its properties and assets to Cedar Fair or another Restricted Subsidiary.

Notwithstanding the foregoing clauses (c), (d) and (e), Cedar Fair may merge with a Restricted Subsidiary solely for the purpose of reincorporating in a state of the United States or the District of Columbia so long as the amount of Indebtedness of Cedar Fair and the Restricted Subsidiaries is not increased thereby.

The Indenture provides that each Guarantor or Issuer (other than Cedar Fair) other than any Guarantor or Issuer whose Guarantee or obligation as an Issuer, as the case may be, is to be released in accordance with the terms of the Indenture will not consolidate, amalgamate or merge with or into (whether or not such Guarantor or Issuer is the surviving entity) any person other than an Issuer or a Guarantor (in each case, other than in accordance with the covenants described under “—Certain covenants—Limitation on asset sales”) unless:

(a) such Guarantor or Issuer is the surviving person or the person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor or such Issuer) is a corporation, limited partnership, limited liability company or other entity organized or existing under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province thereof;

(b) the person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor or such Issuer) assumes all the obligations of such Guarantor or such Issuer, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes, the Indenture and such Guarantor’s Guarantee, as applicable;

(c) immediately after such transaction, no Default or Event of Default exists; and

(d) such Guarantor or Issuer or the person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor or such Issuer), has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, amalgamation or merger complies with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

provided, however, that clause (d) will not be applicable to (i) any Issuer consolidating with, merging or amalgamating into or transferring all or part of its properties and assets to any other Issuer and (ii) any Guarantor consolidating with, merging or amalgamating into or transferring all or part of its properties and assets to any Issuer or any Guarantor.

This section includes a phrase relating to the sale, assignment, conveyance, transfer, lease or other disposition of “all or substantially all” of Cedar Fair’s properties or assets. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, if we dispose of less than all Cedar Fair’s properties or assets by any of the means described above, the application of the covenant described in this section may be uncertain.

Limitation on transactions with affiliates

The Indenture provides that Cedar Fair shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of Cedar Fair’s or their properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $5.0 million, unless:

(a) such Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to Cedar Fair or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by Cedar Fair or such Restricted Subsidiary with an unrelated person; provided that such transaction shall be deemed to be at least as favorable as the terms that could have been obtained in a comparable transaction with an unrelated person if such transaction is approved by the members of (x) Cedar Fair’s Board of Directors or (y) any duly constituted committee thereof, in each case including a majority of the disinterested members thereof who meet the independence requirements of the New York Stock Exchange or NASDAQ; and

(b) if such Affiliate Transaction involves aggregate payments in excess of $50.0 million, Cedar Fair or such Restricted Subsidiary has obtained the favorable opinion of an Independent Financial Advisor as to the fairness of such Affiliate Transaction to Cedar Fair or the relevant Restricted Subsidiary, as the case may be, from a financial point of view;

provided, however, that the following shall, in each case, not be deemed Affiliate Transactions:

(i) the entry into employment agreements and the adoption of compensation or benefit plans for the benefit of, or payment of compensation to, directors and management of Cedar Fair and its Restricted Subsidiaries (including, without limitation, salaries, fees, bonuses, equity and incentive arrangements and payments);

(ii) the payment of reasonable fees or expenses and the provision of indemnification or similar arrangements for current or former officers, directors, employees, agents or consultants of Cedar Fair or any of its Restricted Subsidiaries pursuant to charter, bylaw, statutory or contractual provisions;

(iii) transactions between or among Cedar Fair and its Restricted Subsidiaries or between Restricted Subsidiaries;

(iv) Restricted Payments not prohibited by the covenant described under “—Certain covenants—Limitation on restricted payments”;

(v) any transactions between Cedar Fair or any of its Restricted Subsidiaries and any Affiliate of Cedar Fair the Equity Interests of which Affiliate are owned solely by Cedar Fair or one of its Restricted Subsidiaries, on the one hand, and by persons who are not Affiliates of Cedar Fair or its Restricted Subsidiaries, on the other hand;

(vi) any agreements or arrangements in effect on the Issue Date and described or incorporated by reference in this prospectus and any modifications, extensions or renewals thereof that are no less favorable to Cedar Fair or the applicable Restricted Subsidiary in any material respect than such agreement as in effect on the Issue Date;

(vii) so long as they comply with clause (a) above, transactions with customers, clients, lessors, landlords, suppliers, contractors, or purchasers or sellers of good or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture;

(viii) the Transactions;

(ix) transactions with persons who are Affiliates of Cedar Fair solely as a result of Cedar Fair’s or a Restricted Subsidiary’s Investment in such person;

(x) sales of Equity Interests to Affiliates of Cedar Fair or its Restricted Subsidiaries not otherwise prohibited by the Indenture and the granting of registration and other customary rights in connection therewith;

(xi) transactions with an Affiliate where the only consideration paid is Equity Interests of Cedar Fair other than Disqualified Stock;

(xii) transactions in which Cedar Fair or any of its Restricted Subsidiaries, as the case may be, deliver to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Cedar Fair or such Restricted Subsidiary from a financial point of view or meets the requirements of this covenant;

(xiii) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(xiv) loans or advances to employees or consultants in the ordinary course of business of Cedar Fair or its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time; and

(xv) transactions between Cedar Fair or any of its Restricted Subsidiaries and any person, a director of which is also a director of Cedar Fair; provided, however, that such director abstains from voting as a director on any matter involving such other person.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Indenture provides that Cedar Fair will furnish to the holders of Notes all quarterly and annual financial information within 15 days after the times specified for the filing of the information, documents and reports for large accelerated filers, that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Cedar Fair was required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the independent registered public accounting firm of Cedar Fair; provided, however, that to the extent such reports are filed with the SEC and publicly available, no additional copies need be provided to holders of the Notes. The Trustee shall have no obligation to determine if and when any such reports have been filed with the SEC and are publicly available. Cedar Fair shall either (i) notify the Trustee at such time as Cedar Fair becomes, or ceases to be, a reporting company or (ii) provide the reports to the Trustee for distribution to the holders in accordance with this paragraph.

Cedar Fair will file such information with the SEC to the extent that the SEC is accepting such filings. In addition, Cedar Fair has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In addition, following the first full fiscal quarter after the date of the Indenture, so long as any Notes are outstanding the Issuer will use commercially reasonable efforts to (A) within 15 Business Days after furnishing the reports required by the first paragraph of this “Reports” covenant, hold a conference call to discuss such reports, and (B) issue a press release prior to the date of such conference call, announcing the time and date and either including information necessary to access the call or directing noteholders, prospective investors, broker-dealers and securities analysts to contact the appropriate person at the Issuer to obtain such information; provided that Cedar Fair may satisfy the requirements of this paragraph by issuing its regular quarterly earnings release and conducting its regular investor conference calls.

Excess proceeds offer

When the cumulative amount of Excess Proceeds exceeds $25.0 million, the Issuers will be obligated to make an offer to all holders of the Notes (an “Excess Proceeds Offer”) to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent Cedar Fair or a Restricted Subsidiary is required under the terms of Indebtedness of Cedar Fair or such Restricted Subsidiary (other than Subordinated Indebtedness), the Issuers shall also make a pro rata offer to the holders of such Indebtedness (including the Notes) with such proceeds. If the aggregate principal amount of Notes and other parity Indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis or otherwise in accordance with the applicable procedures of the depository. To the extent that the principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes in compliance with the provisions of the Indenture. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

The Excess Proceeds Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Excess Proceeds Offer Period”). No later than five Business Days after the termination of the Excess Proceeds Offer Period (the “Excess Proceeds Purchase Date”), the Issuers will, to the extent lawful, purchase the maximum principal amount of Notes and pari passu Indebtedness that may be purchased with such Excess Proceeds (which maximum principal amount of Notes and pari passu Indebtedness shall be the “Excess Proceeds Offer Amount”) or, if less than the Excess Proceeds Offer Amount has been tendered, all Notes tendered in response to the Excess Proceeds Offer. On or before the Excess Proceeds Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Excess Proceeds Offer Amount of Notes or portions thereof validly tendered and not properly withdrawn pursuant to such Excess Proceeds Offer, or if less than the Excess Proceeds Offer Amount has been validly tendered and not properly withdrawn, all Notes or portions thereof validly tendered and not properly withdrawn, in each case in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Issuers will deliver to the Trustee an officers’ certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this covenant. The Issuers or the paying agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Excess Proceeds Offer Period) mail or deliver to each tendering holder of Notes an amount equal to the purchase price of the Notes so validly tendered and not properly withdrawn by such holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon delivery of an officers’ certificate from the Issuers, will authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Issuers will take any and all other actions required by the agreements governing the other senior Indebtedness. Any Note not so accepted will be promptly mailed or delivered by the Issuers to the holder thereof.

The Issuers are required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes required in the event of an Excess Proceeds Offer and will not be deemed to have violated the “Excess Proceeds Offer” provisions of the Indenture as a result thereof.

Suspension of covenants

During any period of time after the Issue Date that (i) the Notes are rated Investment Grade by both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), Cedar Fair and its Restricted Subsidiaries will not be subject to the covenants in the Indenture specifically listed under the following captions in this “Description of notes” section of this prospectus (the “Suspended Covenants”):

(1) “—Certain covenants—Limitation on restricted payments”;

(2) “—Certain covenants—Limitation on incurrence of indebtedness”;

(3) “—Certain covenants—Limitation on asset sales”;

(4) clause (d) of the first paragraph under “—Certain covenants—Merger, amalgamation, consolidation or sale of assets”;

(5) “—Certain covenants—Limitation on transactions with affiliates”;

(6) “—Certain covenants—Limitation on dividend and other payment restrictions affecting restricted subsidiaries”; and

(7) “—Certain covenants—Excess proceeds offer.”

Additionally, at such time as the above referenced covenants are suspended (a “Suspension Period”), Cedar Fair will no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary.

In the event that Cedar Fair and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade rating, or downgrade the rating assigned to the Notes below Investment Grade, then Cedar Fair and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events unless and until the Notes subsequently attain an Investment Grade rating by both Rating Agencies and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain such Investment Grade rating and no Default or Event of Default is in existence).

On each Reversion Date, all Indebtedness incurred during the Suspension Period prior to such Reversion Date will be deemed to be Existing Indebtedness. For purposes of calculating the amount available to be made as Restricted Payments under clause (iii) of the first paragraph of the covenant described under “—Certain covenants—Limitation on restricted payments,” calculations under such covenant shall be made as though such covenant had been in effect during the entire period of time after the Issue Date (including the Suspension Period) Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (2) through (9) under the second paragraph under the covenant described under “—Certain covenants—Limitation on restricted payments” will reduce the amount available to be made as Restricted Payments under clause (iii) of the first paragraph of such covenant, provided that the amount available to be made as Restricted Payments on the Reversion Date shall not be reduced to below zero solely as a result of such Restricted Payments. For purposes of the covenant described under “—Certain covenants—Excess proceeds offer,” on the Reversion Date, the unutilized amount of Net Proceeds will be reset to zero. Notwithstanding the foregoing, neither (a) the continued existence, after the Reversion Date, of facts and circumstances or obligations that were incurred or otherwise came into existence during a Suspension Period nor (b) the performance of any such obligations, shall constitute a breach of any covenant set forth herein or cause a Default or Event of Default thereunder.

There can be no assurance that the Notes will ever achieve or maintain an Investment Grade rating.

Events of default

The Indenture provides that each of the following constitutes an “Event of Default”:

(a) default for 30 days in the payment when due of interest or additional interest, if any, on the Notes;

(b) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon repurchase, redemption or otherwise;

(c) failure to comply for 30 days after notice with any obligations under the provisions described under “—Certain covenants—Merger, amalgamation, consolidation or sale of assets,” “—Change of control,” “—Certain covenants—Limitation on asset sales” or “—Certain covenants—Excess proceeds offer”;

(d) subject to the penultimate paragraph of this “Events of default” section, default under any other provision of the Indenture or the Notes, which default remains uncured for 60 days after notice from the Trustee or the holders of at least 25% of the aggregate principal amount then outstanding of the Notes;

(e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Cedar Fair or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Cedar Fair or any of its Restricted Subsidiaries), which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $35.0 million or more;

(f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Cedar Fair and any of its Restricted Subsidiaries (or the payment of which is guaranteed by Cedar Fair or any of its Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated and remains undischarged after such 30-day period, aggregates $35.0 million or more;

(g) failure by Cedar Fair or any of its Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $35.0 million or more (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not stayed, discharged or waived within 60 days after their entry;

(h) certain events of bankruptcy or insolvency with respect to any Issuer or any Restricted Subsidiary that is a Significant Subsidiary (including the filing of a voluntary case, the consent to an order of relief in an involuntary case, the consent to the appointment of a custodian, a general assignment for the benefit of creditors or an order of a court for relief in an involuntary case, appointing a custodian or ordering liquidation, which order remains unstayed for 60 days); and

(i) any Guarantee of a Significant Subsidiary shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary, or any person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee in writing and such Default continues for 10 days.

If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% of the aggregate principal amount then outstanding of the Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to an Issuer described in clause (h) above, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such holders’ interest.

Subject to certain conditions, the holders of a majority in aggregate principal amount then outstanding of the Notes, by written notice to the Trustee, may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Notes.

Any failure to perform, or breach of, any covenant or agreement pursuant to “—Certain covenants—Reports” shall not be a Default or an Event of Default until the 121st day after we have received the notice referred to in clause (d) of the first paragraph above (at which point, unless cured or waived, such failure to perform or breach shall constitute an Event of Default). Prior to such 121st day, remedies against the Issuers for any such failure or breach will be limited to additional interest at a rate per year equal to 0.25% of the principal amount of such Notes from the 60th day following such notice to and including the 121st day following such notice.

The Issuers are required to deliver to the Trustee annually an officer’s certificate regarding compliance with the Indenture.

No personal liability of directors, owners, employees, incorporators and stockholders

No director, owner, officer, employee, incorporator, limited partner or stockholder of any Issuer or any of its Affiliates, as such, shall have any liability for any obligations of any Issuer or any of its Affiliates under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal defeasance and covenant defeasance

The Indenture provides that with respect to the Notes, the Issuers may, at their option and at any time, elect to have all obligations discharged with respect to the outstanding Notes (“Legal Defeasance”). Such Legal Defeasance means that the Issuers are deemed to have paid and discharged the entire Indebtedness, and satisfied all obligations and covenants, under the Indenture, except for:

(a) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, or on the redemption date, as the case may be;

(b) the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trust, immunities and indemnities of the Trustee, and the obligations of the Issuers and the Guarantors in connection therewith; and

(d) the Legal Defeasance provisions of the Indenture.

In addition, the Indenture provides that with respect to the Notes, the Issuers may, at their option and at any time, elect to have all obligations released with respect to substantially all of the restrictive covenants that are described in the Indenture, including, without limitation, under “—Change of control” (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. If Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events with respect to the Issuers) described under “—Events of default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance, the Indenture provides that with respect to the Notes:

(i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, noncallable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in a written opinion of a nationally recognized firm of independent public accountants selected by the Issuers and delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable optional redemption date, as the case may be;

(ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or

(B) since the Issue Date, there has been a change in the applicable federal income tax law,

in each case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance, and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel, subject to customary assumptions and exceptions, reasonably acceptable to such Trustee confirming that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (except any Default or Event of Default resulting from the failure to comply with “Certain Covenants—Limitation on incurrence of indebtedness” as a result of the borrowing of the funds required to effect such deposit and the granting of Liens in connection therewith);

(v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which Cedar Fair or any of its Subsidiaries is a party or by which Cedar Fair or any of its Subsidiaries is bound;

(vi) the Issuers shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by them with the intent of preferring the holders of the Notes over any of the Issuers’ other creditors or with the intent of defeating, hindering, delaying or defrauding any of their other creditors or others; and

(vii) the Issuers shall have delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance relating to the Notes have been complied with.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes and the rights, powers, trust, immunities and indemnities of the

Trustee and the obligations of the Issuers and the Guarantors in connection therewith, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1) either:

(a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or, within one year will become due and payable or subject to redemption as set forth above under the heading “—Optional redemption” and the Issuers have irrevocably deposited or caused to be deposited with the Trustee U.S. dollars in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes which have become due and payable) or the stated maturity or redemption date, as the case may be, together with irrevocable written instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Issuers have paid all other sums payable under the Indenture by the Issuers; and

(3) the Issuers have delivered to the Trustee an officers’ certificate and an opinion of counsel (subject to customary assumptions and exceptions) stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Issuers.

Amendment, supplement and waiver

Except as provided in the next paragraph, the Indenture, the Notes issued thereunder and the Guarantees may be amended or supplemented with the consent of the holders of at least a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).

Without the consent of each holder affected, however, an amendment or waiver may not (with respect to any Note held by a nonconsenting holder):

(a) reduce the aggregate principal amount of Notes the holders of which must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the Notes (other than to change any notice period);

(c) reduce the rate of or change the time for payment of interest on any Notes;

(d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(e) make any Note payable in money other than that stated in the Notes;

(f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or interest on the Notes;

(g) waive a redemption payment or mandatory redemption with respect to any Note (other than as provided in clause (h) below);

(h) amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control after such Change of Control has occurred;

(i) release all or substantially all of the Guarantees of the Guarantors other than in accordance with “—Guarantees and obligations of each guarantor” above; or

(j) make any change in the foregoing amendment and waiver provisions;

provided, however, that in the event that consent is obtained from some of the holders of the Notes but not from all of the holders thereof with respect to any amendments or waivers pursuant to clauses (a) through (j) of this paragraph, new Notes with such amendments or waivers will be issued to those consenting holders. Such new Notes shall have separate CUSIP numbers and ISINs from those Notes held by nonconsenting holders.

Notwithstanding the foregoing, without the consent of any holder of Notes, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes or the Guarantees to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the obligations of an Issuer or any Guarantor under the Indenture, the Notes or any Guarantee, as applicable, in the case of a merger, amalgamation, consolidation or sale of all or substantially all of such Issuer’s assets or such Guarantor’s assets, to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the rights under the Indenture of any such holder in any material respect, to provide for the issuance of Additional Notes in accordance with the provisions set forth in the Indenture, to provide for the issuance of exchange notes, to evidence and provide for the acceptance of an appointment of a successor trustee, to add Guarantees with respect to the Notes, to conform the Indenture or the Notes to this “Description of notes,” or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

The Issuers’ obligations in respect of Change of Control Offer can be modified with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding at any time prior to the occurrence of a Change of Control. The consent of the noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Concerning the trustee

The Indenture contains certain limitations on the rights of the Trustee, if the Trustee becomes a creditor of Cedar Fair or its Subsidiaries, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with Cedar Fair and its Subsidiaries; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

With respect to the Notes, the holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture will provide that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Except during the continuance of an Event of Default, the duties of the Trustee shall be determined solely by the express provisions of the Indenture and the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations shall be read into the Indenture against the Trustee; and in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture; provided, however, that in the case of certificates or opinions specifically required by any provision of the Indenture to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of the Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. The Trustee will not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this sentence shall not limit the preceding sentence of this paragraph;

(ii) the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the first sentence of this paragraph.

The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“2018 Senior Notes” means the Issuers’ 9.125% Senior Notes due 2018.

“2018 Senior Notes Indenture” means the indenture dated as of July 29, 2010 governing the 2018 Senior Notes.

“Acquired Debt” means, with respect to any specified person, Indebtedness, Disqualified Stock or Preferred Equity Interests of any other person existing at the time such other person merges or amalgamates with or into or becomes a Subsidiary of such specified person or is a Subsidiary of such other person at the time of such merger, amalgamation or acquisition, or Indebtedness incurred by such person in connection with the acquisition of assets.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

“Asset Acquisition” means (1) an Investment by Cedar Fair or any Restricted Subsidiary of Cedar Fair in any other person pursuant to which such person shall become a Restricted Subsidiary of Cedar Fair or any Restricted Subsidiary of Cedar Fair, or shall be merged or amalgamated with or into Cedar Fair or any Restricted Subsidiary of Cedar Fair, or (2) the acquisition by Cedar Fair or any Restricted Subsidiary of Cedar Fair of the assets of any person (other than a Restricted Subsidiary of Cedar Fair) which constitute all or substantially all of the assets of such person or comprise any division or line of business of such person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by Cedar Fair or any Restricted Subsidiary to any person other than to any Issuer or any Restricted Subsidiary (including by means of a merger, amalgamation or consolidation or through the issuance or sale of Equity Interests of Restricted Subsidiaries (other than Preferred Equity Interests of Restricted Subsidiaries issued in compliance with the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness” and other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or third parties to the extent required by applicable law) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of Cedar Fair or any of its Restricted Subsidiaries (other than sales of inventory and other transfers or operating leases in the ordinary course of business). For purposes of this definition, the term “Asset Sale” shall not include:

(a) transfers of cash or Cash Equivalents;

(b) transfers of assets of Cedar Fair (including Equity Interests) that are governed by, and made in accordance with, the first paragraph of the covenant described under “—Certain covenants—Merger, amalgamation, consolidation or sale of assets”;

(c) Permitted Investments and Restricted Payments not prohibited or permitted under the covenant described under “—Certain covenants—Limitation on restricted payments”;

(d) the creation of or realization on any Lien not prohibited under the Indenture;

(e) transfers of damaged, worn-out or obsolete equipment or assets that, in Cedar Fair’s reasonable judgment, are no longer used or useful in the business of Cedar Fair or its Restricted Subsidiaries;

(f) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, or abandonment thereof, and licenses, leases or subleases of other assets, of Cedar Fair or any Restricted Subsidiary to the extent not materially interfering with the business of Cedar Fair and the Restricted Subsidiaries;

(g) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if the aggregate Fair Market Value of the assets transferred in such transaction or series of related transactions does not exceed $20.0 million;

(h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) the sale, transfer or other disposition of Hedging Obligations incurred in accordance with the Indenture;

(j) sales of assets received by Cedar Fair or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

(k) the sale of any property in a sale-leaseback transaction within six months of the acquisition of such property;

(l)(i) any loss or destruction of or damage to any property or asset or receipt of insurance proceeds in connection therewith or (ii) any institution of a proceeding for, or actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset or settlement in lieu of the foregoing;

(m) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(n) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind; and

(o) any issuance of Capital Stock of Cedar Fair.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definition of “Change of Control,” a duly authorized committee thereof;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other person, the board or committee of such person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligations” means, as to any person, the obligations of such person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP; provided, for the avoidance of doubt, that any obligations of the Issuers and their Restricted Subsidiaries either existing on the Issue Date or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of the Company as capital lease obligations as of such date of determination and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment or otherwise, shall for all purposes of the Indenture not be treated as Capital Lease Obligations.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Cash Equivalents” means:

(a) United States dollars or Canadian dollars;

(b) Government Securities having maturities of not more than twelve (12) months from the date of acquisition;

(c) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $500 million;

(d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above or any affiliate thereof;

(e) commercial paper issued by any issuer bearing at least an “A1” rating for any short-term rating provided by S&P or “P1” by Moody’s and maturing within two hundred seventy (270) days of the date of acquisition or carrying an equivalent rating by a nationally recognized rating agency if both of the two named Rating Agencies cease publishing ratings of commercial paper issuers;

(f) variable or fixed rate notes issued by any issuer rated at least AA by S&P (or the equivalent thereof) or at least Aa2 by Moody’s (or the equivalent thereof) and maturing within one (1) year of the date of acquisition;

(g) money market funds or programs (x) offered by any commercial or investment bank or insurance or mutual fund company having capital and surplus in excess of $500 million or any affiliate thereof at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition, (y) offered by any other United States or Canadian nationally recognized financial institution (i) at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f), (ii) are rated AAA and (iii) the fund is at least $4 billion or (z) registered under the Investment Company Act of 1940, as amended, that are administered by reputable financial institutions having capital and surplus of at least $500.0 million or affiliates thereof and the portfolios of which are limited to investments of the character described in the foregoing subclauses hereof; and

(h) in addition, in the case of any Foreign Subsidiary, high quality short-term investments which are customarily used for cash management purposes in any country in which such Foreign Subsidiary operates.

“Change of Control” means the occurrence of one or more of the following events:

(a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date of the Indenture) of Equity Interests representing more than 50% (on a fully diluted basis) of the total voting power represented by the issued and outstanding Equity Interests of Cedar Fair or the general partner of Cedar Fair then entitled to vote in the election of the Board of Directors of Cedar Fair or the General Partner of Cedar Fair generally; or

(b) there shall be consummated any share exchange, consolidation or merger of Cedar Fair pursuant to which Cedar Fair’s Equity Interests entitled to vote in the election of the Board of Directors of Cedar Fair generally would be converted into cash, securities or other property, or Cedar Fair sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, in each case other than pursuant to a share exchange, consolidation or merger of Cedar Fair in which the holders of Cedar Fair’s Equity Interests entitled to vote in the election of the Board of Directors of Cedar Fair generally immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Equity Interests of the continuing or surviving entity entitled to vote in the election of the Board of Directors of such person generally immediately after the share exchange, consolidation or merger.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) Cedar Fair becomes a direct or indirect wholly-owned subsidiary (the “Sub Entity”) of a holding company and (2) holders of securities that represented 100% of the voting power of the Equity Interests of Cedar Fair immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction), other than holders receiving solely cash in lieu of fractional shares, own directly or indirectly at least a majority of the voting power of the Equity Interests of such holding company (and no person or group owns, directly or indirectly, a majority of the voting power of the Equity Interests of such holding company); provided that, upon the consummation of any such transaction, “Change of Control” shall thereafter include any Change of Control of any direct or indirect parent of the Sub Entity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Cash Flow” means, with respect to any person for any period, the Consolidated Net Income of such person for such period (i) plus, to the extent deducted in computing Consolidated Net Income:

(a) provision for taxes based on income, profits or capital;

(b) consolidated interest expense;

(c) Consolidated Non-Cash Charges;

(d) any extraordinary, non-recurring or unusual losses or expenses, including, without limitation, (i) salary, benefit and other direct savings resulting from workforce reductions by such person implemented during such period, (ii) severance or relocation costs or expenses and fees and restructuring costs of such person during such period, (iii) costs and expenses incurred after the date of the Indenture related to employment of terminated employees incurred by such person during such period, (iv) costs or charges (other than Consolidated Non-Cash Charges) incurred in connection with any equity offering, Permitted Investment, acquisition, disposition, recapitalization or incurrence or repayment of Indebtedness permitted under the Indenture, including a refinancing thereof, and including any such costs and charges incurred in connection with the Transactions (in each case whether or not successful), and any amendment or other modification of the Notes or other Indebtedness, and any additional interest in respect of the Notes, (v) fees, costs or other expenses incurred in connection with the negotiation of the proposed merger pursuant to the Agreement and Plan of Merger, dated as of December 6, 2009, among Siddur Holdings, Ltd., Cedar Fair and the other parties thereto and the termination of such agreement and (vi) losses realized in connection with any business disposition or any disposition of assets outside the ordinary course of business or the disposition of securities, in each case to the extent deducted in computing such Consolidated Net Income and without regard to any limitations of Item 10(e) of Regulation S-K;

(e) any losses in respect of post-retirement benefits of such person, as a result of the application of Financial Accounting Standards Board Statement No. 106, to the extent that such losses were deducted in computing such Consolidated Net Income; and

(f) any proceeds from business interruption insurance received by such person during such period, to the extent the associated losses arising out of the event that resulted in the payment of such business interruption insurance proceeds were included in computing Consolidated Net Income;

(ii) minus, to the extent not excluded from the calculation of Consolidated Net Income, (x) non-cash gain or income of such person for such period (except to the extent representing an accrual for future cash receipts or a reversal of a reserve that, when established, was not eligible to be a Consolidated Non-Cash Charge) and (y) any extraordinary, non-recurring or unusual gains or income and without regard to any limitations of Item 10(e) of Regulation S-K.

“Consolidated Interest Expense” means, with respect to any person for any period, consolidated interest expense of such person for such period, whether paid or accrued, including amortization of original issue discount, non-cash interest payments and the interest component of Capital Lease Obligations, on a consolidated basis determined in accordance with GAAP, but excluding additional interest in respect of the Notes, amortization or write-off of deferred financing fees and expensing of any other financing fees, and the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of outstanding Indebtedness; provided that, for purposes of calculating consolidated interest expense, no effect will be given to the discount and/or premium resulting from the bifurcation of derivatives in accordance with the Financial Accounting Standards Board Accounting Standards Codification as a result of the terms of the Indebtedness to which such consolidated interest expense applies; provided, further, that with respect to the calculation of the consolidated interest expense of Cedar Fair, the interest expense of Unrestricted Subsidiaries and any person that is not a Subsidiary shall be excluded.

“Consolidated Net Income” means, with respect to any person for any period, the aggregate of the Net Income of such person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, and without reduction for any dividends on Preferred Equity Interests; provided, however, that:

(a) the Net Income of any person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent person, in the case of a gain, or to the extent of any contributions or other payments by the referent person, in the case of a loss;

(b) the Net Income of any person that is a Subsidiary that is not a Restricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent person;

(c) solely for purposes of the covenant described under “—Certain covenants—Limitation on restricted payments,” the Net Income of any Subsidiary of such person that is not an Issuer or a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject; provided that the Consolidated Net Income of such person will be increased by the amount of dividends or distributions or other payments actually paid in cash (or converted to cash) by any such Subsidiary to such person in respect of such period, to the extent not already included therein;

(d) the cumulative effect of a change in accounting principles shall be excluded;

(e) any after-tax effect of income (loss) (x) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments, (y) from sales or dispositions of assets (other than in the ordinary course of business), or (z) that is extraordinary, non-recurring or unusual (without regard to any limitations of Item 10(e) of Regulation S-K), in each case, shall be excluded;

(f) any non-cash compensation expense recorded from grants and periodic remeasurements of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded;

(g) any non-cash impairment charge or asset write-off, including impairment charges or asset write-offs or write-downs relating to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(h) any fees, expenses and other charges in connection with the Transactions or any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of Equity Interests, refinancing transaction or amendment or other modification of any debt instrument shall be excluded;

(i) gains and losses resulting solely from fluctuations in foreign currencies (including hedge agreements for currency exchange risk) shall be excluded; and

(j) any net unrealized gain or loss (after any offset) resulting from Hedging Obligations shall be excluded.

“Consolidated Non-Cash Charges” means, with respect to any person for any period, the aggregate depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, compensation, rent, other non-cash expenses and write-offs and write-downs of assets (including non-cash charges, losses or expenses attributable to the movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133 or in connection with the early extinguishment of Hedging Obligations) of such person and its Restricted Subsidiaries reducing Consolidated Net Income of such person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding (i) any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period and (ii) the non-cash impact of recording the change in fair value of any embedded derivatives in accordance with the Financial Accounting Standards Board Accounting Standards Codification as a result of the terms of any agreement or instrument to which such Consolidated Non-Cash Charges relate.

“Consolidated Secured Indebtedness Leverage Ratio” means, as of any date of determination, the ratio of (1) the Total Secured Debt as of such date of determination to (2) Consolidated Cash Flow of Cedar Fair for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, with such pro forma and other adjustments to Consolidated Cash Flow as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of Total Indebtedness to Consolidated Cash Flow Ratio.

“Consolidated Total Assets” shall mean, as of any date of determination for any person, the total assets of such person and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of such person immediately preceding such date of determination.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Credit Agreement” means the credit agreement dated the Issue Date, by and among Cedar Fair and Cedar Fair Canada, as borrowers, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents) as such agreement or facility may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement or indenture exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“Credit Facilities” means one or more credit agreements or debt facilities to which Cedar Fair and/or one or more of its Restricted Subsidiaries are party from time to time (including without limitation the Credit Agreement), in each case with banks, investment banks, insurance companies, mutual funds or other lenders or institutional investors providing for revolving credit loans, term loans, debt securities, bankers acceptances, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case as such agreements or facilities may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement or indenture exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by Cedar Fair or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers’ certificate, setting forth the basis of such valuation, executed by the chief financial officer and one additional officer of Cedar Fair, less the amount of cash or cash equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Equity Interests of Cedar Fair (other than Disqualified Stock) that are issued for cash (other than to any of Cedar Fair’s Subsidiaries or an employee stock plan or trust established by Cedar Fair or any of its Subsidiaries) and are so designated as Designated Preferred Stock, pursuant to an officers’ certificate, on the date of issuance thereof, the cash proceeds of which are excluded from the calculation set forth in clause (iii) of the first paragraph of the covenant described under “—Certain covenants—Limitation on restricted payments.”

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided, however, that any such Capital Stock may require the issuer of such Capital Stock to make an offer to purchase such Capital Stock upon the occurrence of certain events if the terms of such Capital Stock provide that such an offer may not be satisfied and the purchase of such Capital Stock may not be consummated until the 91st day after the purchase of the Notes as required under “—Change of control” or “—Exceeds proceeds offer.”

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary and any Canadian Subsidiary that is not a “controlled foreign corporation” (within the meaning of the Code) or a Subsidiary of such a “controlled foreign corporation.”

“Eligible Institution” means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated by at least two nationally recognized statistical rating organizations in one of each such organization’s four highest generic rating categories at the time as of which any investment or rollover therein is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means any Indebtedness (other than Indebtedness under the Credit Agreement, the Notes and the Guarantees, but including, for the avoidance of doubt, the $405.0 million in aggregate principal amount of 2018 Senior Notes issued on July 29, 2010) of Cedar Fair and its Subsidiaries in existence on the Issue Date after giving effect to the consummation of the Transactions.

“Fair Market Value” means the value (which, for the avoidance of doubt, will take into account any liabilities associated with related assets) that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s length transaction not involving distress or compulsion of either party, determined in good faith by the Board of Directors of Cedar Fair (unless otherwise provided in the Indenture).

“Foreign Currency Obligations” means, with respect to any person, the obligations of such person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Cedar Fair or any Restricted Subsidiary of Cedar Fair against fluctuations in currency values.

“Foreign Subsidiary” means (i) any Subsidiary that is not incorporated, formed or organized under the laws of the United States, any state thereof or the District of Columbia and (ii) any Subsidiary of a Subsidiary described in the foregoing clause (i).

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the APB of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the Indenture shall utilize GAAP as in effect on the Issue Date.

“Government Securities” means direct obligations of, or obligations guaranteed or insured by, (i) the United States or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of the United States is pledged or (ii) Canada or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of Canada is pledged.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantee” means a guarantee by a Guarantor of the Notes.

“Hedging Obligations” means, with respect to any person, (i) the obligations of such person pursuant to any arrangement with any other person, whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements designed to protect such person against fluctuations in interest rates and (ii) any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities actually used in the ordinary course of business of Cedar Fair and its Restricted Subsidiaries.

“holder” means, with respect to any Note, the person in whose name such Note is registered in the register maintained by the note registrar.

“Indebtedness” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof, but excluding, in any case, any undrawn letters of credit or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth business day following payment on the letter of credit) or representing the balance deferred and unpaid of the purchase price of any property, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto (including pursuant to capital leases) or representing any Hedging Obligations or Foreign Currency Obligations, except any such balance that constitutes an accrued expense or trade payable or earn-out obligations, if and to the extent any of the foregoing (other than Hedging Obligations or Foreign Currency Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of such person, the liquidation preference with respect to, any Preferred Equity Interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.

“Independent Financial Advisor” means a person or entity which, in the judgment of the Board of Directors of Cedar Fair, is independent and otherwise qualified to perform the task for which it is to be engaged.

“Investment Grade” designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s. In the event that Cedar Fair shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

“Investment Grade Securities” means:

(a) securities issued or directly and fully guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;

(b) securities that have a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act;

(c) investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(d) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any person, all investments by such person in other persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (excluding accounts receivable, deposits and prepaid expenses in the ordinary course of business, endorsements for collection or deposits arising in the ordinary course of business, guarantees and intercompany notes permitted by the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness,” and commission, travel and similar advances to officers and employees made in the ordinary course of business). For purposes of the covenant described under “—Certain covenants—Limitation on restricted payments,” the sale of Equity Interests of a person that is a Restricted Subsidiary following which such person ceases to be a Subsidiary shall be deemed to be an Investment by Cedar Fair in an amount equal to the Fair Market Value of the Equity Interests of such person held by Cedar Fair and its Restricted Subsidiaries immediately following such sale.

“Issue Date” means the first date on which Notes under the Indenture were issued.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“Marketable Securities” means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of Cedar Fair) with a rating by at least two nationally recognized statistical rating organizations in one of each such organization’s four highest generic rating categories at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers’ acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

“Moody’s” means Moody’s Investor Services, Inc.

“Net Income” means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP.

“Net Proceeds” means the aggregate cash proceeds received by Cedar Fair or any of its Restricted Subsidiaries, as the case may be, in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation or brokerage expenses incurred as a result thereof, taxes paid or payable as a result thereof (estimated reasonably and in good faith by Cedar Fair and after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets and any reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such Asset Sale and retained by Cedar Fair or any of its Subsidiaries after such Asset Sale, including pension and other post-employment benefit liabilities and liabilities related to environmental matters, or against any indemnification obligations associated with such Asset Sale. Net Proceeds shall exclude any noncash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by Cedar Fair or any Restricted Subsidiary to cash.

“obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means the businesses of Cedar Fair and its Restricted Subsidiaries conducted (or proposed to be conducted) on the Issue Date and any business reasonably related, ancillary or complimentary thereto and any reasonable extension or evolution of any of the foregoing.

“Permitted Investments” means:

(a) Investments in Cedar Fair or in a Restricted Subsidiary;

(b) Investments in cash, Cash Equivalents, Marketable Securities and Investment Grade Securities;

(c) any guarantee of obligations of Cedar Fair or a Restricted Subsidiary permitted by the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness”;

(d) Investments by Cedar Fair or any of its Restricted Subsidiaries in a person if, as a result of such Investment: (i) such person becomes a Restricted Subsidiary or (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Cedar Fair or a Restricted Subsidiary;

(e) Investments received in settlement of debts and owing to Cedar Fair or any of its Restricted Subsidiaries, in satisfaction of judgments, acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, in a foreclosure of a Lien, or as payment on a claim made in connection with any bankruptcy, liquidation, receivership or other insolvency proceeding;

(f) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification, renewal, replacement, refunding or refinancing of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Issue Date or (ii) as otherwise permitted under the Indenture;

(g) Investments in any person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Sale that was made pursuant to and in compliance with the covenant described under “—Certain covenants—Limitation on asset sales” or for an asset disposition that does not constitute an Asset Sale;

(h) loans or advances or other similar transactions with customers, distributors, clients, developers, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business, regardless of frequency;

(i) other Investments in an amount not to exceed the greater of (x) $100.0 million and (y) 5.0% of Consolidated Total Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at any one time outstanding for all Investments made after the Issue Date; provided, however, that if any Investment pursuant to this clause (i) is made in any person that is not a Restricted Subsidiary of Cedar Fair at the date of the making of such Investment and such person becomes a Restricted Subsidiary of Cedar Fair after such date, such investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (i) for so long as such person continues to be a Restricted Subsidiary;

(j) any Investment solely in exchange for, or made with the proceeds of, the issuance of Qualified Capital Stock;

(k) any Investment in connection with Hedging Obligations and Foreign Currency Obligations otherwise permitted under the Indenture;

(l) any contribution of any Investment in a joint venture or partnership that is not a Restricted Subsidiary to a person that is not a Restricted Subsidiary in exchange for an Investment in the person to whom such contribution is made;

(m) any Investment acquired after the Issue Date as a result of the acquisition by Cedar Fair or any of its Restricted Subsidiaries of another person, including by way of a merger, amalgamation or consolidation with or into Cedar Fair or any of its Restricted Subsidiaries in a transaction that is not prohibited by the Indenture after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(n) any Investment consisting of workers’ compensation, performance and other similar deposits, prepayment and other credits to suppliers or landlords made in the ordinary course of business;

(o) guaranties made in the ordinary course of business of obligations owed to landlords, suppliers, customers, and licensees of Cedar Fair or any of its Restricted Subsidiaries;

(p) loans and advances to officers, directors and employees for business-related travel expenses, moving and relocation expenses and other similar expenses, in each case incurred in the ordinary course of business;

(q) any Investment consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other persons; and

(r) any Investment consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses of intellectual property or leases, in each case, in the ordinary course of business.

“Permitted Liens” means:

(a) Liens securing the Notes and Liens securing any Guarantee (including the exchange notes and related guarantees thereof issued in exchange therefor pursuant to the Registration Rights Agreement);

(b) Liens securing (x) Indebtedness under any Credit Facility (and related Hedging Obligations and cash management obligations to the extent such Liens arise under the definitive documentation governing such Indebtedness and the incurrence of such obligations is not otherwise prohibited by the Indenture) permitted by clauses (2) and (11) of the second paragraph of the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness” and (y) other Indebtedness permitted under “—Certain covenants—Limitation on incurrence of indebtedness”; provided that in the case of any such Indebtedness described in this subclause (y), such Indebtedness, when aggregated with the amount of indebtedness of the Issuer and the Guarantors which is secured by a Lien, does not cause the Consolidated Secured Indebtedness Leverage Ratio to exceed 3.75 to 1.0 as of the last day of the most recent quarter for which internal financial statements are available on the date such Indebtedness is incurred; provided, further, that at the option of Cedar Fair, Indebtedness under any revolving commitments shall be deemed to have been incurred in the full amount of the commitments therefor on the date such commitments are outstanding and shall thereafter be deemed to be outstanding at all times thereafter in such amount until such commitments are terminated;

(c) Liens securing (i) Hedging Obligations and Foreign Currency Obligations permitted to be incurred under the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness” and (ii) cash management obligations not otherwise prohibited by the Indenture;

(d) Liens securing (i) Purchase Money Indebtedness permitted under clause (6) of the second paragraph of the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness”; provided that such Liens do not extend to any assets of Cedar Fair or its Restricted Subsidiaries other than the assets so acquired, constructed, installed or improved, products and proceeds thereof and insurance proceeds with respect thereto and (ii) Capital Lease Obligations permitted under clause (6) of the second paragraph of the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness”; provided that such Liens do not extend to any assets of Cedar Fair or its Restricted Subsidiaries other than the assets subject to the sale and leaseback transaction, products and proceeds thereof and insurance proceeds with respect thereto;

(e) Liens on property of a person existing at the time such person is merged or amalgamated into or consolidated with Cedar Fair or any of its Restricted Subsidiaries; provided that such Liens were not incurred in connection with, or in contemplation of, such merger, amalgamation or consolidation and do not apply to any assets other than the assets of the person acquired in such merger, amalgamation or consolidation;

(f) Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such Liens were not incurred in connection with, or contemplation of, such designation;

(g) Liens on property existing at the time of acquisition thereof by Cedar Fair or any Restricted Subsidiary of Cedar Fair; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of Cedar Fair or any of its Restricted Subsidiaries other than the property so acquired, constructed, installed or improved, products and proceeds thereof and insurance proceeds with respect thereto;

(h) Liens to secure the performance of statutory obligations, or letters of credit issued in the ordinary course of business, surety or appeal bonds or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, 30-day goods suppliers’, unpaid vendors’, repairer’s, storer’s, materialmen’s or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP is made therefor;

(i) Liens existing on the Issue Date;

(j) Liens for unpaid wages, vacation pay, pension plan contributions, unfunded pension liabilities, employee and non-resident withholding taxes, unremitted goods and services and provincial sales taxes, payroll, business, income and other taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP is made therefor;

(k) Liens securing Indebtedness permitted under clause (10) of the second paragraph of the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness”; provided that such Liens shall not extend to assets other than the assets that secure such Indebtedness being refinanced;

(l) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by Cedar Fair or any of its Restricted Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(m) easements, rights-of-way, covenants, licenses, sewers, electric lines, telegraph and telephone lines and other similar purposes, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes;

(n) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of Cedar Fair or its Restricted Subsidiaries;

(o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with Investments in repurchase agreements that constitute Cash Equivalents;

(p) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(q) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(r) Liens not provided for in clauses (a) through (q) above so long as the Notes are secured by the assets subject to such Liens on an equal and ratable basis or on a basis prior to such Liens; provided that to the extent that such Lien secured Indebtedness that is subordinated to the Notes, such Lien shall be subordinated to and be later in priority than the Notes on the same basis;

(s) Liens securing Indebtedness of any Foreign Subsidiary incurred in accordance with clause (14) of the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness”;

(t) Liens in favor of Cedar Fair or any Restricted Subsidiary;

(u) Liens securing reimbursement obligations with respect to commercial letters of credit which solely encumber goods and/or documents of title and other property relating to such letters of credit and products and proceeds thereof;

(v) extensions, renewals or refundings of any Liens referred to in clause (e), (g) or (i) above; provided that any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced;

(w) other Liens securing indebtedness that is permitted by the terms of the Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $50.0 million;

(x) Liens incurred to secure any treasury management arrangement;

(y) Liens on Equity Interests of Unrestricted Subsidiaries;

(z) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(aa) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Cedar Fair and its Restricted Subsidiaries in the ordinary course of business;

(bb) any interest or title of a lessor under any Capital Lease Obligation or operating lease; and

(cc) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement.

“Preferred Equity Interest” in any person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class in such person.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and expenses and related adjustments that:

(i) were directly attributable to an acquisition, merger, amalgamation, consolidation, disposition or operational change that occurred during the four-quarter reference period or subsequent to the four-quarter reference period and on or prior to the date of determination and calculated on a basis that is consistent with Regulation S-X under the Securities Act,

(ii) were actually implemented by the business that was the subject of any such acquisition, merger, amalgamation, consolidation, disposition or operational change or by any related business of Cedar Fair or any Restricted Subsidiary with which such business is proposed to be or is being or has been integrated within 12 months after the date of the acquisition, merger, amalgamation, consolidation, disposition or operational change and prior to the date of determination that are supportable and quantifiable by the underlying accounting records of any such business, or

(iii) relate to the business that is the subject of any such acquisition, merger, consolidation or disposition or any related business of Cedar Fair or any Restricted Subsidiary with which such business is proposed to be or is being or has been integrated and that are probable in the reasonable judgment of Cedar Fair based upon specifically identifiable actions to be taken within 12 months of the date of the acquisition, merger, amalgamation, consolidation or disposition, in each case regardless of whether such reductions and related adjustments could then be reflected in pro forma financial statements in accordance with Regulation S-X under the Securities Act or any other regulation or policy related thereto, as if all such reductions and related adjustments had been effected as of the beginning of such period.

“Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations) incurred (within 365 days of such purchase) to finance or refinance the purchase (including in the case of Capital Lease obligations the lease), construction, installation or improvement of any assets used or useful in a Permitted Business (whether through the direct purchase of assets or through the purchase of Capital Stock of any person owning such assets); provided that the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets and costs incurred in such construction, installation or improvement.

“Qualified Capital Stock” means any Capital Stock of Cedar Fair that is not Disqualified Stock.

“Rating Agencies” means:

(a) S&P;

(b) Moody’s; or

(c) if S&P or Moody’s or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by Cedar Fair, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated as of the Issue Date among the Issuers and the initial purchasers of the notes and (ii) with respect to any Additional Notes, one or more similar registration rights agreements between the Issuers and the other parties thereto relating to rights given by the Issuers to the purchasers of such Additional Notes.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” or “Restricted Subsidiaries” means any Subsidiary of Cedar Fair, other than Unrestricted Subsidiaries.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its subsidiaries, or any successor to the rating agency business thereof.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien on any assets of the Issuer or any Domestic Subsidiary that is a Restricted Subsidiary.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the date of the Indenture.

“Subordinated Indebtedness” means Indebtedness of Cedar Fair or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Guarantees, as the case may be.

“Subsidiary” or “Subsidiaries” means, with respect to any person, any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person or a combination thereof.

“Total Indebtedness to Consolidated Cash Flow Ratio” means, with respect to any person for any period, the ratio of:

(1) the sum, without duplication, of (x) all Indebtedness of such person and its Restricted Subsidiaries on a consolidated basis (but, in the case of revolving credit loans, calculated using (a) for the purposes of determining the Total Indebtedness to Consolidated Cash Flow Ratio pursuant to subclause (ii) of the first paragraph set forth under “Certain covenants—Limitation on Restricted Payments”, the average daily outstanding principal amount of revolving credit loans under all Credit Facilities of such person and its Restricted Subsidiaries during the immediately preceding 12 calendar month period and (b) for all other purposes under the Indenture, the lowest outstanding principal amount of revolving credit loans under all Credit Facilities of such person and its Restricted Subsidiaries during the immediately preceding 12 calendar month period) and (y) the liquidation preference of all Disqualified Stock of such person and its Restricted Subsidiaries and all Preferred Equity Interests of Restricted Subsidiaries of such person, in each case, at the time of determination (the “Calculation Date”) on a consolidated basis, to

(2) the Consolidated Cash Flow of such person for the four most recent full fiscal quarters ending immediately prior to the date for which internal financial statements are available.

For purposes of this definition, “Consolidated Cash Flow” shall be calculated after giving effect on a pro forma basis for the period of such calculation to (x) any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any Consolidated Cash Flow attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the most recent period of four fiscal quarters ending prior to the Calculation Date (the “Measurement Period”) or discontinued operations) and (y) operational changes that Cedar Fair or any of its Restricted Subsidiaries have both determined to make and have made, in each case occurring during the Measurement Period or at any time subsequent to the last day of the Measurement Period and on or prior to the Calculation Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Debt) or discontinued operations or operational change occurred on the first day of the Measurement Period, in each case giving effect to any Pro Forma Cost Savings.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations will be made in good faith by a responsible financial or accounting officer of Cedar Fair as set forth in an officers’ certificate delivered to the Trustee.

“Total Secured Debt” means, as of any date of determination, the aggregate principal amount of Secured Indebtedness of the Issuer and the Guarantors (other than Hedging Obligations and cash management obligations to the extent permitted by the Indenture) outstanding on such date (or deemed outstanding pursuant to clause (b) of the definition of “Permitted Liens”), determined on a consolidated basis.

“Transactions” means the issuance of the Notes on the Issue Date, the initial borrowings under the Credit Agreement and the other transactions undertaken in connection with the foregoing as to the extent not inconsistent with this prospectus.

“Unrestricted Subsidiary” or “Unrestricted Subsidiaries” means: (A) any Subsidiary designated as an Unrestricted Subsidiary in a resolution of Cedar Fair’s Board of Directors in accordance with the instructions set forth below; and (B) any Subsidiary of an Unrestricted Subsidiary.

Cedar Fair’s Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as:

(a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary, immediately after such designation: (i) is guaranteed by Cedar Fair or any of its Restricted Subsidiaries; (ii) is recourse to Cedar Fair or any of its Restricted Subsidiaries; or (iii) subjects any property or asset of Cedar Fair or any of its Restricted Subsidiaries to satisfaction thereof;

(b) except as otherwise permitted by the Indenture (including by the covenant described under “—Certain covenants—Limitation on transactions with affiliates”), neither Cedar Fair nor any other Subsidiary (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement or understanding with such Subsidiary, written or oral, other than on terms no less favorable to Cedar Fair or such other Subsidiary than those that might be obtained at the time from persons who are not Cedar Fair’s Affiliates; and

(c) neither Cedar Fair nor any other Subsidiary (other than another Unrestricted Subsidiary) has any obligation: (i) to subscribe for additional shares of Capital Stock of such Subsidiary or other equity interests therein; or (ii) to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results.

If at any time after the Issue Date Cedar Fair designates an additional Subsidiary as an Unrestricted Subsidiary, Cedar Fair will be deemed to have made a Restricted Investment in an amount equal to the Fair Market Value (as determined in good faith by Cedar Fair’s Board of Directors evidenced by a resolution of Cedar Fair’s Board of Directors and set forth in an officers’ certificate delivered to the Trustee no later than ten Business Days following such designation) of such Subsidiary. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if, at the time of such designation after giving pro forma effect thereto, no Default or Event of Default shall have occurred or be continuing.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN CANADIAN TAX CONSEQUENCES TO NON-CANADIAN HOLDERS

The following is a summary of the principal Canadian federal income tax considerations generally applicable to a holder of notes who acquires the notes pursuant to this exchange and who, at all times, for purposes of the Income Tax Act (Canada) (the “Tax Act”) and any applicable income tax treaty or convention, is not resident (and is not deemed to be resident) in Canada, deals at arm’s length with us and Cedar Canada, is not a “specified shareholder” of Cedar Canada for purposes of the thin capitalization rules, does not deal at non-arm’s length with a specified shareholder, holds the notes as capital property, is not an insurer that carries on an insurance business in Canada or an authorized foreign bank that carries on a banking business in Canada and does not use or hold (and is not deemed to use or hold) the notes in the course of carrying on business in Canada (a “Non-Canadian Holder”).

This summary is based on the current provisions of the Tax Act and the regulations thereunder, all specific proposals to amend the Tax Act and the regulations announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and the published administrative practices of the Canada Revenue Agency. This summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action, nor does it take into account provincial, territorial or foreign income tax considerations which may differ significantly from the Canadian federal income tax considerations described herein.

This summary is not exhaustive of all Canadian federal income tax considerations that may be relevant to a particular Non-Canadian Holder. This summary is not intended to be, and should not be interpreted as, legal or tax advice to any particular Non-Canadian Holder, and no representation with respect to the income tax consequences to any particular Non-Canadian Holder is made. Accordingly, prospective holders of notes should consult their own tax advisors with respect to their individual circumstances.

The exchange of the outstanding notes for exchange notes in the exchange offer will not give rise to any Canadian income tax consequences to a Non-Canadian Holder.

A Non-Canadian Holder will not be subject to tax (including withholding tax) under the Tax Act on interest, principal or premium on the notes. However, a Non-Canadian Holder who transfers or is deemed to transfer a note to a person resident or deemed to be resident in Canada for purposes of the Tax Act should consult its own tax advisor for advice with respect to the tax consequences on such transfer. Gains realized on the disposition or deemed disposition of a note by a Non-Canadian Holder will not be subject to tax under the Tax Act.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the exchange notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA and any Similar Laws) of such plans, accounts and arrangements (each, a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice to an ERISA Plan for a fee or other compensation, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the exchange notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of exchange notes by an ERISA Plan with respect to which the Issuers or any of the initial purchasers of the outstanding notes are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor (the “DOL”) has issued prohibited transaction class exemptions (“PTCEs”), that may apply to the acquisition and holding of the exchange notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemption will be satisfied. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the exchange notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding (and the exchange of outstanding notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of an exchange note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the exchange notes constitutes assets of any Plan or (ii) the purchase and holding of the exchange notes (and the exchange of outstanding notes for exchange notes) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature, and is not intended to be all inclusive, and should not be construed as legal advice or as complete in all relevant respects. The foregoing discussion is based on laws in effect on the date of this prospectus and is subject to any subsequent changes therein. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the outstanding notes or the exchange notes (and holding or disposing the outstanding notes or the exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase and holding and disposition of the outstanding notes or the exchange notes (and the exchange of outstanding notes for exchange notes).

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any exchange of outstanding notes for exchange notes or from any sale of exchange notes by broker-dealers. Exchange notes received by broker–dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the reasonable expenses of counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will also indemnify you (including any broker-dealers) against certain liabilities.

LEGAL MATTERS

The validity of the exchange notes and the related guarantees will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Squire Sanders (US) LLP will pass on matters of California and Ohio law, Warner Norcross & Judd LLP will pass on matters of Michigan law and McInnes Cooper will pass on matters of Nova Scotia law.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Cedar Fair, L.P.’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2012, and the effectiveness of Cedar Fair, L.P.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph related to a restatement and (2) express an adverse opinion on the effectiveness of internal control over financial reporting because of a material weakness. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION AND INCORPORATION BY REFERENCE

We file periodic reports and other information with the SEC. In this registration statement, we “incorporate by reference” certain information we have filed with the SEC, which means that important information is being disclosed to you by referring to those documents. Those documents that are filed prior to the date of this registration statement are considered part of this registration statement, and those documents that are filed after the date of this registration statement and prior to the completion of the exchange offer will be considered a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this registration statement, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently dated or filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this registration statement:

•	The Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2012;

•	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013 and June 30, 2013; and

•

The Company’s Current Reports on Form 8-K, filed on February 28, 2013 (two filings, excluding Item 7.01 of the first report), March 8, 2013, May 8, 2013 (excluding Item 2.02 and related Exhibit 99.1) and June 6, 2013.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K. You may read and copy any document we have filed or will file with the SEC at the SEC’s public website (www.sec.gov) or at the Public Reference Room of the SEC located at 100 F Street, NE, Washington, DC 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. You should not assume that the information in this registration statement is accurate as of any date other than the date of this registration statement or that the documents incorporated by reference herein are accurate as of any date other than the date of such incorporated document. So long as we are subject to the periodic reporting requirements of the Exchange Act, we are required to furnish the information required to be filed with the SEC to the trustee and the holders of the outstanding notes. We have agreed that, even if we are not required under the Exchange Act to furnish such information to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us by Section 13 or 15(d) of the Exchange Act.

This registration statement contains summaries of certain agreements that we have entered into or will enter into in connection with the exchange offer, such as the indenture governing the exchange notes. The descriptions contained in this registration statement of these agreements do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you in response to a written or oral request to the exchange agent or us.

PROSPECTUS

Offer to exchange

$500,000,000 principal amount of our 5.25% Senior Notes due 2021, which have been registered under the Securities Act of 1933, for any and all of our outstanding 5.25% Senior Notes due 2021.

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions or otherwise.

II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants’ directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

California Registrant

Knott’s Berry Farm is a general partnership formed under the laws of California.

Section 16401(c) of the California Uniform Partnership Act of 1994 (the “UPA”) addresses the rights of a general partner with respect to its management and conduct of partnership activities. Section 16401(c) of the UPA provides that a general partnership shall reimburse a general partner for payments made, and indemnify a general partner for liabilities incurred, by the general partner in the ordinary course of the business of the partnership or for the preservation of its business or property.

Nova Scotia Registrant

Cedar Canada

Under applicable Nova Scotia law, a director owes a duty of care and a duty of loyalty and good faith (also referred to as a fiduciary duty).

Article 147 of the articles of association of Cedar Canada provide that every director, manager, President, Secretary, Treasurer, and other officer or servant of Cedar Canada shall be indemnified by Cedar Canada against, and it shall be the duty of the directors out of the funds of Cedar Canada to pay, all costs, losses and expenses which any director, manager, Secretary, Treasurer or other officer or servant may incur or become liable to by reason of any contract entered into, or act or thing done by him as such officer or servant, or in any way in the discharge of his duties, including travelling expenses, and the amount for which such indemnity is proved shall immediately attach as a lien on the property of Cedar Canada and have priority as against the members over all other claims.

Delaware Registrants

Cedar Fair, L.P., Cedar Fair Southwest Inc., Kings Island Company and Wonderland Company Inc. are incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The By-Laws of Kings Island Company (“By-Laws”) (f.k.a. Kings Entertainment Company) give to the corporation to the fullest extent permitted by Section 145 of the DGCL the right to indemnify any and all persons whom it shall have the power to indemnify under said Section from and against any and all of expenses, liabilities or other matters referenced in or covered by said Section, and the indemnification provided for in the By-Laws shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacities and as to action in other capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

The By-Laws also eliminate the liability of the directors of the corporation for monetary damages to the fullest extent permissible under Delaware law for breach of their fiduciary duties as directors.

Ohio Registrants

Boeckling, L.P. and Cedar Fair are organized under the laws of Ohio.

Cedar Point, Inc., Western Row Properties, Inc. and Magnum Management Corporation are incorporated under the laws of Ohio.

Section 1701.13(E) of the Ohio General Corporation Law (“OGCL”) provides that an Ohio corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of that corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another entity or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. However, no indemnification shall be made in respect of a claim against such person by or in the right of the corporation if the person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation, except to the extent the court determines such indemnification to be fair and reasonable. Indemnification may be made only if ordered by a court or authorized in each specific case by the directors of the indemnifying corporation acting at a meeting at which, for the purpose, any director who is a party to or threatened with any such action, suit or proceeding may not be counted in determining the existence of a quorum and may not vote. If, because of the foregoing limitations, the directors are unable to act in this regard, such determination may be made by written opinion of independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified during the five years preceding the date of determination. Alternatively, such determination may be made by the corporation’s shareholders.

Section 1701.13(E) of the OGCL provides that the indemnification thereby permitted shall not be exclusive of any other rights that directors, officers or employees may have, including rights provided by contract, under the corporation’s articles or regulations, or by a vote of shareholders or disinterested directors, or under insurance purchased by the corporation.

Michigan Registrants

Cedar Point of Michigan, Inc. and Michigan’s Adventure, Inc. are incorporated under the laws of Michigan.

Sections 561 through 571 of the Michigan Business Corporation Act (“MBCA”) contain provisions governing the indemnification of directors, officers, employees, and agents by Michigan corporations. That statute provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys’ fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Indemnification of expenses (including attorneys’ fees) and amounts paid in settlement is permitted in derivative actions, except that indemnification is not allowed for any claim, issue, or matter in which such person has been found liable to the corporation unless and to the extent that a court decides indemnification is proper. To the extent that a director or officer has been successful on the merits or otherwise in defense of an action, suit, or proceeding, or in defense of a claim, issue or matter in the action, suit, or proceeding, the corporation shall indemnify him or her against actual and reasonable expenses (including attorneys’ fees) incurred by him or her in connection with the action, suit, or proceeding, and any action, suit, or proceeding brought to enforce the mandatory indemnification provided under the MBCA. The MBCA permits partial indemnification for a portion of expenses (including reasonable attorneys’ fees), judgments, penalties, fines, and amounts paid in settlement to the extent the person is entitled to indemnification for less than the total amount.

A determination that the person to be indemnified meets the applicable standard of conduct and an evaluation of the reasonableness of the expenses incurred and amounts paid in settlement shall be made: (i) by a majority vote of a quorum of the board of directors who were not parties or threatened to be made parties to the action, suit, or proceeding, (ii) if a quorum cannot be so obtained, by a majority vote of a committee of not less than two disinterested directors, (iii) by independent legal counsel, (iv) by all independent directors not parties or threatened to be made parties to the action, suit, or proceeding, or (v) by the shareholders (excluding shares held by interested directors, officers, employees, or agents). An authorization for payment of indemnification may be made by: (i) the board of directors by (a) a majority vote of two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, (b) a majority vote of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, (c) a majority vote of one or more “independent directors” who are not parties or threatened to be made parties to the action, suit, or proceeding, or (d) if the corporation lacks the appropriate persons for alternatives (a) through (c), by a majority vote of the entire board of directors, or (ii) the shareholders.

In certain circumstances, the MBCA further permits advances to cover such expenses before a final disposition of the proceeding, upon receipt of an undertaking, which need not be secured and which may be accepted without reference to the financial ability of the person to make repayment, by or on behalf of the director, officer, employee, or agent to repay such amounts if it shall ultimately be determined that he or she has not met the applicable standard of conduct. If a provision in the articles of incorporation or bylaws, a resolution of the board or shareholders, or an agreement makes indemnification mandatory, then the advancement of expenses is also mandatory, unless the provision, resolution, or agreement specifically provides otherwise.

A director, officer, employee, or agent of the corporation who is a party or threatened to be made a party to an action, suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice it considers necessary may order indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth above or was found liable, but if he or she was found liable, his or her indemnification is limited to reasonable expenses incurred.

The indemnification provisions of the MBCA are not exclusive of the rights to indemnification under a corporation’s articles of incorporation or bylaws or by agreement. However, the total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the MBCA continues as to a person that ceases to be a director, officer, employee, or agent and inures to the benefit of the heirs, personal representatives, and administrators of the person if the person is an individual.

Cedar Point of Michigan, Inc. is obligated under its bylaws to indemnify its directors, officers, and employees, and persons who serve or have served at the request of Cedar Point of Michigan, Inc. as directors, officers, or employees of another corporation or other enterprise to the extent permitted under the MBCA.

Michigan’s Adventure, Inc. is obligated under its bylaws to indemnify its directors and officers, and persons who serve or have served at the request of Michigan’s Adventure, Inc. as directors or officers of another corporation in which Michigan’s Adventure, Inc. owns shares of capital stock or of which Michigan’s Adventure, Inc. is a creditor, against reasonable expenses (including attorneys’ fees) actually and necessarily incurred by such person, to the extent permitted under the MBCA. However, the bylaws of Michigan’s Adventure, Inc. exclude from such obligation matters as to which such person is found liable for negligence or misconduct in the performance of his or her duties.

The MBCA permits Cedar Point of Michigan, Inc. and Michigan’s Adventure, Inc. to purchase insurance on behalf of their directors, officers, employees, and agents against liabilities arising out of their respective positions with Cedar Point of Michigan, Inc. and Michigan’s Adventure, Inc., whether or not such liabilities would be within the above indemnification provisions.

Item 21.	Exhibits and Financial Statements Schedules.

Exhibit Number	Exhibit Description

2.1	Asset Purchase Agreement between Cedar Fair, L.P. and Six Flags, Inc., Funtime, Inc., Aurora Campground, Inc., Ohio Campgrounds Inc., and Ohio Hotel LLC, dated April 8, 2004 (incorporated herein by reference to Exhibit 2 to the Registrant’s Form 8-K filed on April 23, 2004).

2.2	Stock Purchase Agreement between Cedar Fair, L.P. and CBS Corporation, dated May 22, 2006 (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed on July 7, 2006).

2.3	Amendment No. 1 to the Stock Purchase Agreement between Cedar Fair, L.P. and CBS Corporation, dated June 30, 2006 (incorporated herein by reference to Exhibit 2.2 to the Registrant’s Form 8-K filed on July 7, 2006).

2.4	Agreement and Plan of Merger, dated as of December 16, 2009, by and among Siddur Holdings, Ltd., Siddur Merger Sub, LLC, Cedar Fair Management, Inc. and Cedar Fair, L.P., dated as of December 16, 2009 (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed on December 17, 2009).

2.5	Termination and Settlement Agreement among Cedar Fair, L.P. and its affiliates, and the Apollo Parties thereto, dated April 5, 2010 (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed on April 6, 2010).

3.1	Sixth Amended and Restated Agreement of Limited Partnership of Cedar Fair, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 10-Q filed November 4, 2011).

3.2	Boeckling, L.P. Certificate of Limited Partnership (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.3	Boeckling, L.P. Agreement of Limited Partnership (incorporated herein by reference to Exhibit 3.3 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.4	Cedar Canada Company Articles of Incorporation (incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.5	Cedar Canada Company By-Laws (incorporated herein by reference to Exhibit 3.5 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.6	Cedar Fair, L.P. Certificate of Limited Partnership (incorporated herein by reference to Exhibit 3.6 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.7	Cedar Fair, L.P. Agreement of Limited Partnership (incorporated herein by reference to Exhibit 3.7 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.8	Cedar Point, Inc. Articles of Incorporation (incorporated herein by reference to Exhibit 3.8 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.9	Cedar Point, Inc. By-Laws(incorporated herein by reference to Exhibit 3.9 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

Exhibit Number	Exhibit Description

3.10	Cedar Point of Michigan, Inc. Articles of Incorporation (incorporated herein by reference to Exhibit 3.10 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.11	Cedar Point of Michigan, Inc. By-Laws (incorporated herein by reference to Exhibit 3.11 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.12	Cedar Fair Southwest, Inc. Articles of Incorporation (incorporated herein by reference to Exhibit 3.12 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.13	Cedar Fair Southwest, Inc. By-Laws (incorporated herein by reference to Exhibit 3.13 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.14	Kings Island Company Articles of Incorporation (incorporated herein by reference to Exhibit 3.14 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.15	Kings Island Company By-Laws (incorporated herein by reference to Exhibit 3.15 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.16	Knott’s Berry Farm LP General Partnership Agreement (incorporated herein by reference to Exhibit 3.16 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.17	Magnum Management Corporation Articles of Incorporation (incorporated herein by reference to Exhibit 3.17 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.18	Magnum Management Corporation By-Laws (incorporated herein by reference to Exhibit 3.18 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.19	Michigan’s Adventure, Inc. Articles of Incorporation (incorporated herein by reference to Exhibit 3.19 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.20	Michigan’s Adventure, Inc. By-Laws (incorporated herein by reference to Exhibit 3.20 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.21	Western Row Properties, Inc. Articles of Incorporation (incorporated herein by reference to Exhibit 3.21 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.22	Western Row Properties, Inc. By-Laws (incorporated herein by reference to Exhibit 3.22 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.23	Wonderland Company, Inc. Articles of Incorporation (incorporated herein by reference to Exhibit 3.23 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

Exhibit Number	Exhibit Description

3.24	Wonderland Company, Inc. By-Laws (incorporated herein by reference to Exhibit 3.24 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

4.1	Rights Agreement between Cedar Fair, L.P. and American Stock Transfer and Trust Co., LLC, dated April 5, 2010. (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on April 6, 2010).

4.2	Indenture, dated as of July 29, 2010, by and among Cedar Fair, L.P., Cedar Canada and Magnum Management Corporation, as Issuers, the Guarantors named therein and The Bank of New York Mellon as Trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on July 29, 2010).

4.3	Form of 9 1/8 % Senior Notes due 2018 (included in Exhibit 4.2).

4.4	Indenture, dated as of March 6, 2013, by and among Cedar Fair, L.P., Cedar Canada and Magnum Management Corporation, as Issuers, the Guarantors named therein and The Bank of New York Mellon as Trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on March 8, 2013).

4.5	Registration Rights Agreement, dated March 6, 2013, by and among Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation, as issuers, the guarantors named therein and J.P. Morgan Securities LLC, on behalf of itself and as representative of the initial purchasers named therein (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Form 8-K filed on March 8, 2013).

4.6	Form of 5.25% Senior Notes due 2021 (included in Exhibit 4.4).

5.1*	Opinion of Simpson Thacher & Bartlett LLP

5.2*	Opinion of Squire Sanders (US) LLP

5.3*	Opinion of Squire Sanders (US) LLP

5.4*	Opinion of Warner Norcross & Judd LLP

5.5*	Opinion of McInnes Cooper

10.1	Credit Agreement, dated March 6, 2013, among Cedar Fair, L.P., Magnum Management Corporation and Canada’s Wonderland Company as borrowers, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A. as administrative agent and collateral agent and the other parties thereto (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on March 8, 2013).

10.2	Cedar Fair, L.P. Amended and Restated Executive Severance Plan, dated July 18, 2007 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 3, 2007).

10.3	Cedar Fair, L.P. Amended and Restated 2000 Equity Incentive Plan, dated July 18, 2007 (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on August 3, 2007).

10.4	Cedar Fair, L.P. Amended and Restated 2000 Senior Executive Management Incentive Plan dated July 18, 2007 (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed on August 3, 2007).

10.5	Cedar Fair, L.P. Amended and Restated Senior Management Long-Term Incentive Compensation Plan dated July 18, 2007 (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed on August 3, 2007).

Exhibit Number	Exhibit Description

10.6	Cedar Fair, L.P. Amended and Restated Supplemental Retirement Program dated July 18, 2007 (incorporated herein by reference to Exhibit 10.5 to the Registrants Quarterly Report on Form 10-Q filed on August 3, 2007).

10.7	Cedar Fair, L.P. 2008 Supplemental Retirement Program dated February 4, 2008 (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K filed on February 29, 2008).

10.8	2007 Amended and Restated Employment Agreement with Richard L. Kinzel (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q filed on August 3, 2007).

10.9	Amendment to the 2007 Amended and Restated Employment Agreement with Richard L. Kinzel dated January 24, 2011 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 6, 2011).

10.10	Employment Agreement with Matthew A. Ouimet, dated June 20, 2011 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on June 24, 2011).

10.11	2011 Amended and Restated Employment Agreement with Richard A. Zimmerman, dated June 27, 2011 (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed June 28, 2011).

10.12	Employment Agreement with Richard A. Zimmerman, dated October 14, 2011 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on October 18, 2011).

10.13	2011 Amended and Restated Employment Agreement with Robert A. Decker, dated June 27, 2011 (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed on August 5, 2011).

10.14	2011 Amended and Restated Employment Agreement with H. Philip Bender, dated June 27, 2011 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed June 28, 2011).

10.15	Cedar Fair, L.P. 2008 Omnibus Incentive Plan, dated as of May 15, 2008 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on May 20, 2008).

10.16	Cedar Fair, L.P. 2008 Omnibus Incentive Plan Long-Term Incentive Award Agreement (incorporated herein by reference to Exhibit 10.13 to the Registrant’s Form 10-K filed on March 2, 2009).

10.17	Cedar Fair, L.P. 2008 Omnibus Incentive Plan 2008-2011 Performance Award Agreement (incorporated herein by reference to Exhibit 10.13 to the Registrant’s Form 10-K filed on March 2, 2009).

10.18	Cedar Fair, L.P. 2008 Omnibus Incentive Plan Form of Restricted Phantom Unit Award Agreement (incorporated herein by reference to Exhibit 10 to the Registrant’s Form 10-Q filed on May 8, 2009).

10.19	Letter Agreement between Cedar Fair, L.P., Cedar Fair Management, Inc., Q Funding III, L.P. and Q4 Funding, L.P., dated May 4, 2010 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on May 5, 2010).

10.20	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed November 1, 2011).

10.21	2008 Omnibus Incentive Plan Form of Restricted Unit Award Agreement (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed March 28, 2012).

10.22	2008 Omnibus Incentive Plan Form of Option Award Agreement (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed March 28, 2012).

Exhibit Number	Exhibit Description

10.23	2008 Omnibus Incentive Plan Form of Performance Award Agreement (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed March 28, 2012).

10.24	Amended and Restated Employment Agreement, by and among Cedar Fair, L.P., Cedar Fair Management, Inc., Magnum Management Corporation and David Hoffman, dated April 24, 2012 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed April 27, 2012).

10.25	Employment Agreement by and between Cedar Fair, L.P., Cedar Fair Management, Inc., Magnum Corporation and Brian Witherow, dated December 4, 2012 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed December 7, 2012).

10.26	Employment Agreement by and between Cedar Fair, L.P., Cedar Fair Management, Inc., Magnum Corporation and Kelley Semmelroth, dated December 4, 2012 (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed December 7, 2012).

10.27	Amended and Restated Employment Agreement by and between Cedar Fair, L.P., Cedar Fair Management, Inc., Magnum Management Corporation and Matthew A. Ouimet, dated December 4, 2012 (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed December 7, 2012).

10.28	Amended and Restated Employment Agreement by and between Cedar Fair, L.P., Cedar Fair Management, Inc., Magnum Management Corporation and Richard Zimmerman, dated December 4, 2012 (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed December 7, 2012).

10.29	Amended and Restated Employment Agreement by and between Cedar Fair, L.P., Cedar Fair Management, Inc., Magnum Management Corporation and H. Phillip Bender, dated December 4, 2012 (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Form 8-K filed December 7, 2012).

12.1*	Statement of computation of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of Cedar Fair, L.P. (incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K filed on February 25, 2013).

23.1*	Consent of Simpson Thacher & Bartlett LLP (included as part of the Opinion filed as Exhibit 5.1)

23.2*	Consent of Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included in signature page of this registration statement)

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Indenture, dated as of March 6, 2013, by and among Cedar Fair, L.P., Cedar Canada and Magnum Management Corporation, as issuers, the guarantors named therein and The Bank of New York Mellon as Trustee.

99.1*	Form of Letter of Transmittal

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.3*	Form of Letter to Clients

99.4*	Form of Notice of Guaranteed Delivery

*	Filed herewith.

Item 22.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(b) that, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 23rd day of September, 2013.

Cedar Fair, L.P.

/s/ Matthew A. Ouimet
Name:	Matthew A. Ouimet
Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Matthew A. Ouimet and Brian Witherow, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 5.25% Senior Notes due 2021 (the “Notes”) of Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation as contemplated under the Registration Rights Agreement, dated March 6, 2013, among Cedar Fair, L.P., Canada’s Wonderland Company, Magnum Management Corporation, the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew A. Ouimet Matthew A. Ouimet	President, Chief Executive Officer and Director (Principal Executive Officer)	September 23, 2013

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 23, 2013

/s/ David R. Hoffman David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 23, 2013

/s/ Eric L. Affeldt Eric L. Affeldt	Chairman	September 23, 2013

Signature	Title	Date

/s/ Gina D. France Gina D. France	Director	September 23, 2013

/s/ Daniel J. Hanrahan Daniel J. Hanrahan	Director	September 23, 2013

/s/ D. Scott Olivet D. Scott Olivet	Director	September 23, 2013

/s/ Tom Klein Tom Klein	Director	September 23, 2013

/s/ Debra Smithart-Oglesby Debra Smithart-Oglesby	Director	September 23, 2013

/s/ John M. Scott III John M. Scott III	Director	September 23, 2013

/s/ Lauri M. Shanahan Lauri M. Shanahan	Director	September 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 23rd day of September, 2013.

Canada’s Wonderland Company

/s/ Matthew A. Ouimet
Name:	Matthew A. Ouimet
Title:	President and Director

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Matthew A. Ouimet and Brian Witherow, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 5.25% Senior Notes due 2021 (the “Notes”) of Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation as contemplated under the Registration Rights Agreement, dated March 6, 2013, among Cedar Fair, L.P., Canada’s Wonderland Company, Magnum Management Corporation, the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew A. Ouimet	President and Director	September 23, 2013
Matthew A. Ouimet	(Principal Executive Officer)

/s/ Brian C. Witherow	Executive Vice President and Chief Financial Officer	September 23, 2013
Brian C. Witherow	(Principal Financial Officer)

/s/ David R. Hoffman David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 23, 2013

/s/ Matthew A. Ouimet Cedar Fair, L.P. By Matthew A. Ouimet President, Chief Executive Officer and Director of the general partner Cedar Fair Management Inc.	Authorized U.S. Representative	September 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 23rd day of September, 2013.

Magnum Management Corporation

/s/ Matthew A. Ouimet
Name:	Matthew A. Ouimet
Title:	President, Chief Executive Officer and Director, MMC

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Matthew A. Ouimet and Brian Witherow, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 5.25% Senior Notes due 2021 (the “Notes”) of Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation as contemplated under the Registration Rights Agreement, dated March 6, 2013, among Cedar Fair, L.P., Canada’s Wonderland Company, Magnum Management Corporation, the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew A. Ouimet Matthew A. Ouimet	President and Chief Executive Officer (Principal Executive Officer) and Director, MMC	September 23, 2013

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 23, 2013

/s/ David R. Hoffman David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 23, 2013

/s/ Eric L. Affeldt Eric L. Affeldt	Director, MMC	September 23, 2013

Signature	Title	Date

Tom Klein	Director, MMC	September 23, 2013

/s/ Debra Smithart-Oglesby Debra Smithart-Oglesby	Director, MMC	September 23, 2013

/s/ Daniel J. Hanrahan Daniel J. Hanrahan	Director, MMC	September 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 23rd day of September, 2013.

Boeckling, L.P.

/s/ Matthew A. Ouimet
Name:	Matthew A. Ouimet
Title:	President, Chief Executive Officer and Director of the general partner, Magnum Management Corporation

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Matthew A. Ouimet and Brian Witherow, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 5.25% Senior Notes due 2021 (the “Notes”) of Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation as contemplated under the Registration Rights Agreement, dated March 6, 2013, among Cedar Fair, L.P., Canada’s Wonderland Company, Magnum Management Corporation, the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew A. Ouimet Matthew A. Ouimet	President, Chief Executive Officer and Director, MMC (Principal Executive Officer)	September 23, 2013

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 23, 2013

/s/ David R. Hoffman David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 23, 2013

/s/ Eric L. Affeldt Eric L. Affeldt	Director, MMC	September 23, 2013

Signature	Title	Date

Tom Klein	Director, MMC	September 23, 2013

/s/ Debra Smithart-Oglesby Debra Smithart-Oglesby	Director, MMC	September 23, 2013

/s/ Daniel J. Hanrahan Daniel J. Hanrahan	Director, MMC	September 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 23rd day of September, 2013.

Cedar Fair

/s/ Matthew A. Ouimet
Name:	Matthew A. Ouimet
Title:	President, Chief Executive Officer and Director of the general partner, Magnum Management Corporation

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Matthew A. Ouimet and Brian Witherow, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 5.25% Senior Notes due 2021 (the “Notes”) of Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation as contemplated under the Registration Rights Agreement, dated March 6, 2013, among Cedar Fair, L.P., Canada’s Wonderland Company, Magnum Management Corporation, the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew A. Ouimet Matthew A. Ouimet	President, Chief Executive Officer and Director, MMC (Principal Executive Officer)	September 23, 2013

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer and (Principal Financial Officer)	September 23, 2013

/s/ David R. Hoffman David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 23, 2013

/s/ Eric L. Affeldt Eric L. Affeldt	Director, MMC	September 23, 2013

Signature	Title	Date

Tom Klein	Director, MMC	September 23, 2013

/s/ Debra Smithart-Oglesby Debra Smithart-Oglesby	Director, MMC	September 23, 2013

/s/ Daniel J. Hanrahan Daniel J. Hanrahan	Director, MMC	September 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 23rd day of September, 2013.

Cedar Fair Southwest, Inc.

/s/ Matthew A. Ouimet
Name:	Matthew A. Ouimet
Title:	President, Chief Executive Officer and Director

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Matthew A. Ouimet and Brian Witherow, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 5.25% Senior Notes due 2021 (the “Notes”) of Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation as contemplated under the Registration Rights Agreement, dated March 6, 2013, among Cedar Fair, L.P., Canada’s Wonderland Company, Magnum Management Corporation, the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew A. Ouimet Matthew A. Ouimet	President, Chief Executive Officer and Director (Principal Executive Officer)	September 23, 2013

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)	September 23, 2013

/s/ David R. Hoffman David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 23rd day of September, 2013.

Cedar Point, Inc.

/s/ Matthew A. Ouimet
Name:	Matthew A. Ouimet
Title:	President, Chief Executive Officer and Director

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Matthew A. Ouimet and Brian Witherow, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 5.25% Senior Notes due 2021 (the “Notes”) of Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation as contemplated under the Registration Rights Agreement, dated March 6, 2013, among Cedar Fair, L.P., Canada’s Wonderland Company, Magnum Management Corporation, the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew A. Ouimet Matthew A. Ouimet	President, Chief Executive Officer and Director (Principal Executive Officer)	September 23, 2013

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)	September 23, 2013

/s/ David R. Hoffman David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 23rd day of September, 2013.

Cedar Point of Michigan, Inc.

/s/ Matthew A. Ouimet
Name:	Matthew A. Ouimet
Title:	President, Chief Executive Officer and Director

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Matthew A. Ouimet and Brian Witherow, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 5.25% Senior Notes due 2021 (the “Notes”) of Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation as contemplated under the Registration Rights Agreement, dated March 6, 2013, among Cedar Fair, L.P., Canada’s Wonderland Company, Magnum Management Corporation, the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew A. Ouimet Matthew A. Ouimet	President, Chief Executive Officer and Director (Principal Executive Officer)	September 23, 2013

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)	September 23, 2013

/s/ David R. Hoffman David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 23rd day of September, 2013.

Kings Island Company

/s/ Matthew A. Ouimet
Name:	Matthew A. Ouimet
Title:	President, Chief Executive Officer and Director

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Matthew A. Ouimet and Brian Witherow, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 5.25% Senior Notes due 2021 (the “Notes”) of Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation as contemplated under the Registration Rights Agreement, dated March 6, 2013, among Cedar Fair, L.P., Canada’s Wonderland Company, Magnum Management Corporation, the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew A. Ouimet Matthew A. Ouimet	President, Chief Executive Officer and Director (Principal Executive Officer)	September 23, 2013

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)	September 23, 2013

/s/ David R. Hoffman David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 23rd day of September, 2013.

Knott’s Berry Farm

/s/ Matthew A. Ouimet
Name:	Matthew A. Ouimet
Title:	President, Chief Executive Officer and Director of Cedar Fair Management, Inc. the general partner of the majority partner, Cedar Fair L.P.

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Matthew A. Ouimet and Brian Witherow, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 5.25% Senior Notes due 2021 (the “Notes”) of Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation as contemplated under the Registration Rights Agreement, dated March 6, 2013, among Cedar Fair, L.P., Canada’s Wonderland Company, Magnum Management Corporation, the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew A. Ouimet Matthew A. Ouimet	President, Chief Executive Officer and Director, CFMI (Principal Executive Officer)	September 23, 2013

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 23, 2013

/s/ David R. Hoffman David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 23, 2013

Signature	Title	Date

/s/ Eric L. Affeldt Eric L. Affeldt	Chairman	September 23, 2013

/s/ Gina D. France Gina D. France	Director	September 23, 2013

/s/ Daniel J. Hanrahan Daniel J. Hanrahan	Director	September 23, 2013

/s/ D. Scott Olivet D. Scott Olivet	Director	September 23, 2013

/s/ Tom Klein Tom Klein	Director	September 23, 2013

/s/ Debra Smithart-Oglesby Debra Smithart-Oglesby	Director	September 23, 2013

/s/ John M. Scott III John M. Scott III	Director	September 23, 2013

/s/ Lauri M. Shanahan Lauri M. Shanahan	Director	September 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 23rd day of September, 2013.

Michigan’s Adventure, Inc.

/s/ Matthew A. Ouimet
Name:	Matthew A. Ouimet
Title:	President, Chief Executive Officer and Director

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Matthew A. Ouimet and Brian Witherow, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offer to exchange 5.25% Senior Notes due 2021 (the “Notes”) of Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation as contemplated under the Registration Rights Agreement, dated March 6, 2013, among Cedar Fair, L.P., Canada’s Wonderland Company, Magnum Management Corporation, the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew A. Ouimet Matthew A. Ouimet	President, Chief Executive Officer and Director (Principal Executive Officer)	September 23, 2013

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)	September 23, 2013

/s/ David R. Hoffman David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 23rd day of September, 2013.

Western Row Properties, Inc.

/s/ Matthew A. Ouimet
Name:	Matthew A. Ouimet
Title:	President, Chief Executive Officer and Director

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Matthew A. Ouimet and Brian Witherow, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 5.25% Senior Notes due 2021 (the “Notes”) of Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation as contemplated under the Registration Rights Agreement, dated March 6, 2013, among Cedar Fair, L.P., Canada’s Wonderland Company, Magnum Management Corporation, the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew A. Ouimet Matthew A. Ouimet	President, Chief Executive Officer and Director (Principal Executive Officer)	September 23, 2013

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)	September 23, 2013

/s/ David R. Hoffman David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 23rd day of September, 2013.

Wonderland Company, Inc.

/s/ Matthew A. Ouimet
Name:	Matthew A. Ouimet
Title:	President, Chief Executive Officer and Director

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Matthew A. Ouimet and Brian Witherow, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 5.25% Senior Notes due 2021 (the “Notes”) of Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation as contemplated under the Registration Rights Agreement, dated March 6, 2013, among Cedar Fair, L.P., Canada’s Wonderland Company, Magnum Management Corporation, the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew A. Ouimet Matthew A. Ouimet	President, Chief Executive Officer and Director (Principal Executive Officer)	September 23, 2013

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)	September 23, 2013

/s/ David R. Hoffman David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 23, 2013